     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1995

                                                        REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

    AMERICAN GENERAL CORPORATION                   TEXAS                             74-0483432
                                                  DELAWARE                       TO BE APPLIED FOR
 AMERICAN GENERAL DELAWARE, L.L.C.                                               TO BE APPLIED FOR
  AMERICAN GENERAL CAPITAL, L.L.C.                DELAWARE
 (EXACT NAME OF EACH REGISTRANT AS    (STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER
     SPECIFIED IN ITS CHARTER)         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

                               2929 ALLEN PARKWAY
                           HOUSTON, TEXAS 77019-2155
                                 (713) 522-1111
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF EACH
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

        JON P. NEWTON, ESQ.                       PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
    AMERICAN GENERAL CORPORATION            SCOTT N. WULFE, ESQ.                JOHN H. NEWMAN, ESQ.
         2929 ALLEN PARKWAY                VINSON & ELKINS L.L.P.                   BROWN & WOOD
     HOUSTON, TEXAS 77019-2155             2300 FIRST CITY TOWER               ONE WORLD TRADE CENTER
           (713) 522-1111                       1001 FANNIN                   NEW YORK, NEW YORK 10048
(NAME, ADDRESS, INCLUDING ZIP CODE,         HOUSTON, TEXAS 77002                   (212) 839-5336
AND TELEPHONE NUMBER, INCLUDING AREA            (713) 758-2222
                CODE,
   OF AGENT FOR SERVICE FOR EACH
             REGISTRANT)

                               ------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the effective date of this registration statement, as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------

                                                                   PROPOSED         PROPOSED
                                                                    MAXIMUM         MAXIMUM
                                                    AMOUNT         OFFERING        AGGREGATE        AMOUNT OF
            TITLE OF EACH CLASS OF                  TO BE            PRICE          OFFERING      REGISTRATION
        SECURITIES TO BE REGISTERED(1)          REGISTERED(2)     PER UNIT(3)       PRICE(3)           FEE
----------------------------------------------------------------------------------------------------------------
American General Corporation Debt
  Securities(4)
American General Corporation Warrants to
  Purchase Debt Securities
American General Corporation Preferred Stock,
  par value $1.50 per share(5)
American General Corporation Preferred Stock
  Warrants
American General Corporation Common Stock,
  par value $.50 per share, with
  attached right(5)(6)                          $1,250,000,000       100%        $1,250,000,000     $431,038
American General Corporation Common Stock
  Warrants
American General Delaware, L.L.C.
  Preferred Securities
American General Capital, L.L.C.
  Preferred Securities
Guarantees of American General Corporation
with
  respect to Preferred Securities(7)
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2) Plus an additional principal amount of Debt Securities issued with an original issue discount such that the aggregate initial offering price of all securities registered hereunder will not exceed $1,250,000,000.

(3) Estimated solely for the purpose of calculating the registration fee. Exclusive of accrued interest, if any.

(4) Plus such indeterminate amount of Debt Securities as may be issued in connection with the issuance of Preferred Securities. Such Debt Securities will be issued for no additional consideration.

(5) Plus such indeterminate number of shares of Common Stock and Preferred Stock as may from time to time be issued upon conversion or exchange of Debt Securities, Preferred Stock or Preferred Securities registered hereunder, to the extent any of such Debt Securities, shares of Preferred Stock or Preferred Securities are, by their terms, so convertible or exchangeable. Such shares of Common Stock and Preferred Stock will be issued for no additional consideration.

(6) Preferred Share Purchase Rights are currently attached to, and trade with the Common Stock, and entitle the holder thereof to purchase 1/100 of a share of the Company's Series A Junior Participating Preferred Stock. These attached rights will be issued for no additional consideration.

(7) No additional consideration will be received for the American General Corporation Guarantees with respect to the Preferred Securities.
                               ------------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This Registration Statement contains the following two separate prospectuses:

          1. A form to be used in connection with offerings by American General Corporation of, among other things, its Debt Securities, Common Stock, par value $.50 per share, Preferred Stock, par value $1.50 per share, or Warrants to purchase Debt Securities, Common Stock or Preferred Stock.

          2. A form to be used in connection with offerings by American General Delaware, L.L.C. or American General Capital, L.L.C. of, among other things, their respective Preferred Securities.

     This Registration Statement also contains a Prospectus Supplement to the Prospectus referred to in 2 above which may be used in connection with an offering by American General Delaware, L.L.C. of its Series A Preferred Securities.

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus supplement   *
*  shall not constitute an offer to sell or the solicitation of an offer  *
*  to buy nor shall there be any sale of these securities in any State    *
*  in which such offer, solicitation or sale would be unlawful prior to   *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED MARCH 30, 1995
         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 1995

                            (AMERICAN GENERAL LOGO)

                             PREFERRED SECURITIES

                       AMERICAN GENERAL DELAWARE, L.L.C.
                        PREFERRED SECURITIES, SERIES A
               (LIQUIDATION PREFERENCE $          PER SECURITY)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                         AMERICAN GENERAL CORPORATION

                             ---------------------

    The          Preferred Securities, Series A (the "Series A Preferred
Securities"), representing the preferred limited liability company interests offered hereby, are being issued by American General Delaware, L.L.C., a Delaware limited liability company ("American General Delaware"). All of the common limited liability company interests in American General Delaware (the "Common Securities") are owned directly by American General Corporation, a Texas corporation ("American General" or the "Company"), which is the Manager of American General Delaware. American General Delaware exists for the purpose of issuing limited liability company interests and investing the proceeds thereof in debt securities of American General. The proceeds from the offering of the Series A Preferred Securities will be used by American General Delaware to
purchase from American General its     % Series A Convertible Junior
Subordinated Debentures due 20    (the "Series A Junior Subordinated
Debentures") having the terms described herein and in the accompanying
Prospectus.

    Holders of the Series A Preferred Securities will be entitled to receive cumulative cash distributions ("dividends") from American General Delaware at an
annual rate of     % of the liquidation preference of $         per Series A
Preferred Security, accruing from the date of original issuance and payable monthly in arrears on the last day of each calendar month of each year,
commencing            , 1995. See "Description of the Series A Preferred
Securities -- Dividends."

                                                        (continued on next page)
                             ---------------------

    SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN MATERIAL RISKS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SERIES A PREFERRED SECURITIES, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE SERIES A PREFERRED SECURITIES AND THE SERIES A JUNIOR SUBORDINATED DEBENTURES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSIDERATIONS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------
                                                                                      PROCEEDS TO
                                          INITIAL PUBLIC        UNDERWRITING       AMERICAN GENERAL
                                          OFFERING PRICE        COMMISSION(1)       DELAWARE(2)(3)
-----------------------------------------------------------------------------------------------------
Per Series A Preferred Security........           $                  (2)                   $
------------------------------------------------------------------------------------------------------
Total(4)...............................           $                  (2)                   $
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

(1) American General Delaware and American General have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) In view of the fact that the proceeds of the sale of the Series A Preferred Securities will ultimately be used by American General Delaware to purchase the Series A Junior Subordinated Debentures of American General, the Underwriting Agreement provides that American General will pay to the
    Underwriters, as compensation ("Underwriters' Compensation"), $         per
    Series A Preferred Security (or $         in the aggregate). See
    "Underwriting."

(3) Expenses of the offering, which are payable by American General, are
    estimated to be $         .

(4) American General Delaware and American General have granted the Underwriters
    an option for 30 days to purchase up to an additional          Series A
    Preferred Securities at the initial public offering price per Series A Preferred Security solely to cover over-allotments, if any. American General
    will pay to the Underwriters, as Underwriters' Compensation, $         per
    Series A Preferred Security purchased pursuant to this option. If such option is exercised in full, the total initial public offering price, underwriting commission and proceeds to American General Delaware will be
    $         , $         and $         , respectively. See "Underwriting."

                             ---------------------

    The Series A Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Series A Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company on or
about          , 1995.
                             ---------------------

          The date of this Prospectus Supplement is            , 1995.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES A PREFERRED SECURITIES OFFERED HEREBY AND AMERICAN GENERAL COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

(continued from previous page)

     In the event of the liquidation, dissolution or winding-up of American General Delaware, holders of Series A Preferred Securities will be entitled to receive for each Series A Preferred Security a liquidation preference of
$          plus accumulated and unpaid dividends to the date of payment, subject to certain limitations. See "Description of the Series A Preferred
Securities -- Liquidation Rights."

     Each Series A Preferred Security is convertible in the manner described herein at the option of the holder, at any time prior to the Conversion Expiration Date (as hereinafter defined), into shares of Common Stock, par value $.50 per share, of American General ("American General Common Stock"), at the
rate of           shares of American General Common Stock for each Series A
Preferred Security (equivalent to a conversion price of $          per share of
American General Common Stock), subject to adjustment in certain circumstances. See "Description of the Series A Preferred Securities -- Conversion Rights." The last reported sale price of American General Common Stock, which is listed under
the symbol "AGC" on the New York Stock Exchange ("NYSE"), on             , 1995,
was $          per share. See "Market Prices of American General Common Stock
and Dividends." On and after             , 199 , American General Delaware may,
at its option, cause the conversion rights of holders of the Series A Preferred Securities to expire. American General Delaware may exercise this option only if
(i) American General Delaware is then current in the payment of dividends on the Series A Preferred Securities and (ii) if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price (as defined herein) of American General Common Stock has exceeded 120% of the conversion price of the Series A Preferred Securities, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, American General Delaware must issue a press release announcing the date upon which conversion rights will expire (the "Conversion Expiration Date") prior to the opening of business on the second trading day after a period in which the conditions in the preceding sentence
have been met, but in no event prior to           , 199 . The Conversion
Expiration Date shall be a date not less than 30 and not more than 60 calendar days following the issuance of the press release described above. See "Description of the Series A Preferred Securities -- Conversion Rights."

     The Series A Preferred Securities are also subject to exchange in the manner described herein, in whole but not in part, into shares of Series A Cumulative Convertible Preferred Stock, par value $1.50 per share, of American General ("American General Series A Preferred Stock"), at the rate of one share of American General Series A Preferred Stock for each Series A Preferred Security, upon a vote of the holders of a majority of the aggregate liquidation preference of all outstanding Series A Preferred Securities following the failure of holders of Series A Preferred Securities to receive dividends in full for 15 consecutive months. The American General Series A Preferred Stock will have dividend, liquidation, optional redemption and conversion provisions and other terms substantially similar to those of the Series A Preferred Securities but will not be subject to mandatory redemption. See "Description of the Series A Preferred Securities -- Optional Exchange for American General Series A Preferred Stock."

     In the event that, at any time after the Conversion Expiration Date, less than 10% of the Series A Preferred Securities remain outstanding, such Series A Preferred Securities shall be redeemable at the option of American General Delaware, in whole but not in part, at a redemption price equal to the liquidation preference for such Series A Preferred Securities plus accumulated and unpaid dividends (whether or not earned or declared). The Series A Preferred Securities have no maturity date, although they are subject to mandatory redemption upon repayment of the principal of the Series A Junior Subordinated Debentures at maturity or as a result of acceleration thereof. See "Description of the Series A Preferred Securities -- Redemption."

                                                        (continued on next page)

(continued from previous page)

     American General will irrevocably and unconditionally guarantee, on a subordinated basis and to the extent set forth herein and in the accompanying Prospectus, the payment of dividends by American General Delaware on the Series A Preferred Securities (but only if and to the extent declared from funds of American General Delaware legally available therefor), the Redemption Price (as defined herein) payable with respect to Series A Preferred Securities (but only to the extent payable out of funds legally available therefor) and payments on liquidation, dissolution or winding-up with respect to the Series A Preferred Securities (but only to the extent that assets of American General Delaware are available for distribution to holders of the Series A Preferred Securities) (the "Guarantee"). The Guarantee will be unsecured and will be subordinate to all liabilities of American General and will rank pari passu with the most senior preferred stock now or hereafter issued by American General. Given such subordination, if American General is unable to make timely payments on the Series A Junior Subordinated Debentures, there is a substantial likelihood that it would also be unable to make timely payments on the Guarantee. See "Description of the Guarantees" in the accompanying Prospectus.

     American General Delaware's ability to pay amounts due on the Series A Preferred Securities is solely dependent upon American General's ability to make payments on the Series A Junior Subordinated Debentures. Interest on the Series A Junior Subordinated Debentures is payable monthly in arrears but such payment period may be extended from time to time by American General to a period not exceeding 60 consecutive months (an "Extension Period"), in which event monthly dividend payments on the Series A Preferred Securities by American General Delaware would be deferred (but would continue to compound monthly). Prior to the termination of any such Extension Period, American General may further defer interest payments, provided that all such deferrals in an Extension Period may not exceed 60 consecutive months in the aggregate, and provided further that no such deferral may extend the stated maturity date or date of redemption of the Series A Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (including compound interest), American General may select a new Extension Period, subject to the preceding sentence. No interest during an Extension Period, except at the end thereof, shall be due and payable. At the end of any such Extension Period, American General is required to pay all accrued and unpaid interest (including compound interest) and upon such payment American General Delaware should be able to pay all accumulated and unpaid dividends on the Series A Preferred Securities (including Additional Dividends, as defined herein). If American General does not make interest payments on the Series A Junior Subordinated Debentures, American General Delaware will not have sufficient funds to pay the dividends, on the Series A Preferred Securities. The failure of holders of the Series A Preferred Securities to receive dividends in full for 15 consecutive months would trigger the right of such holders to obtain American General Series A Preferred Stock in the manner described herein. See "Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Junior Subordinated Debentures."

     The Series A Junior Subordinated Debentures are subordinated in right of payment to all Senior Indebtedness (as defined under "Description of the Junior Subordinated Debentures -- Subordination" in the accompanying Prospectus) of
American General. As of             , 199 , American General had approximately
$          of indebtedness constituting Senior Indebtedness and no indebtedness that would rank equally with the Series A Junior Subordinated Debentures.

     Application has been made to list the Series A Preferred Securities on the
NYSE under the symbol "     ."

     The Series A Preferred Securities will be represented by a global certificate or certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series A Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by the participants in DTC. Except as described herein, Series A Preferred Securities in certificated form will not be issued in exchange for the global certificate or certificates. See "Description of the Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company" in the accompanying Prospectus.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary is qualified in its entirety by, and should be read in connection with, the more detailed information and financial data appearing elsewhere in this Prospectus Supplement, including the information under "Investment Considerations," and in the accompanying Prospectus.

                          AMERICAN GENERAL CORPORATION

     American General is the parent company of one of the nation's largest consumer financial services organizations. American General is headquartered in Houston, Texas and operates through its subsidiaries in all 50 states, the District of Columbia, Canada, Puerto Rico, and the U.S. Virgin Islands. American General was incorporated as a general business corporation in Texas in 1980 and is the successor to American General Insurance Company, incorporated in Texas in 1926.

     American General's operations are classified into three business segments:
Retirement Annuities, which specializes in providing tax-deferred retirement plans and annuities to employees of educational, health care and other not-for-profit organizations; Consumer Finance, which offers consumer and home equity loans, credit cards, and credit-related insurance to individuals through more than 1,300 branch offices; and Life Insurance, which provides traditional and interest-sensitive life insurance and both fixed and variable annuity products through 14,000 sales representatives and general agents.

                       AMERICAN GENERAL DELAWARE, L.L.C.

     American General Delaware is a special purpose limited liability company recently formed under the laws of the State of Delaware. All of its common limited liability company interests are owned directly by American General. American General Delaware has no board of directors, and all of its business and affairs are managed by American General, as Manager.

     American General Delaware exists for the sole purpose of issuing its limited liability company interests and lending substantially all of the proceeds thereof to American General, and may not engage in other activities. The Series A Preferred Securities constitute a series of American General Delaware's Preferred Securities and the proceeds of the sale of the Series A Preferred Securities will be invested by American General Delaware in American General's Series A Junior Subordinated Debentures. The payment by American General Delaware of dividends due on the Series A Preferred Securities is solely dependent on its receipt of interest payments from American General on the Series A Junior Subordinated Debentures.

                                  THE OFFERING

Securities Offered.........              of American General Delaware's
                             Preferred Securities, Series A. Additionally, American General Delaware has granted the Underwriters an option for 30 days to purchase up
                             to an additional        Series A Preferred
                             Securities at the initial public offering price solely to cover over-allotments, if any.

Dividends..................  Dividends on the Series A Preferred Securities will be cumulative from the date of original issuance of the Series A Preferred Securities and will be
                             payable at the annual rate of $          , or
                                  % of the liquidation preference of $
                             per Series A Preferred Security. Subject to the
                             dividend deferral provisions described below, dividends will be payable monthly in arrears on the last day of each calendar month, commencing
                                         , 1995. Payment of dividends is limited
                             to the funds held by American General Delaware and legally available for distribution to the holders of the Series A Preferred Securities.

Dividend Deferral
  Provisions...............  The ability of American General Delaware to pay dividends on the Series A Preferred Securities is solely dependent on its receipt of interest payments from American General on the Series A Junior Subordinated Debentures. American General has the right, at any time and from time to time, to extend the interest payment period on the Series A Junior Subordinated Debentures for an Extension Period not exceeding 60 consecutive months. Monthly dividends on the Series A Preferred Securities would be deferred by American General Delaware (but would continue to compound monthly) during any such Extension Period. No deferral of dividend payments may extend beyond the stated maturity date or date of redemption of the Series A Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest, American General may select a new Extension Period, subject to the above limitations. American General Delaware will give written notice of American General's extension of an interest payment period to the holders of the Series A Preferred Securities no later than the last date on which it would be required to notify the NYSE of the record or payment date of the related dividend, which is currently 10 days prior to such record or payment date. See "Investment
                             Considerations -- Option to Extend Interest Payment Period (Deferral of Dividends on Series A Preferred Securities)," "Description of the Series A Preferred Securities -- Dividends" and "Description of the Series A Junior Subordinated
                             Debentures -- Option to Extend Interest Payment Period." If an extension of an interest payment period occurs, American General Delaware, except in very limited circumstances, will continue to accrue income for United States income tax purposes which will be allocated, but not distributed, to the holders of Series A Preferred Securities in advance of any corresponding cash distribution. See "Investment Considerations -- Tax Considerations of Extended Interest Payment Period (Deferral of Dividends on the Series A Preferred Securities)" and "Certain Federal Income Tax
                             Considerations -- Original Issue Discount."

Rights Upon Deferral of
  Dividends................  During any deferral of interest payments on the
                             Series A Junior Subordinated Debentures, interest on the Series A Junior Subordinated Debentures will compound monthly and additional dividends, intended to provide monthly compounding on dividend arrearages, will continue to accumulate on the Series A Preferred Securities. The failure of holders of the Series A Preferred Securities to receive dividends in full for 15 consecutive months would trigger the rights of such holders to obtain American General Series A Preferred Stock in the manner described below under "Optional Exchange for American General Series A Preferred Stock." Additionally, American General has agreed, among other things, not to declare or pay any dividend on any of its common or preferred stock during any such deferral period.

Conversion into American
  General Common Stock.....  Each Series A Preferred Security is convertible at the option of the holder, at any time prior to the Conversion Expiration Date, into shares of American
                             General Common Stock, at the rate of      shares of
                             American General Common Stock for each Series A Preferred Security (equivalent to a conversion
                             price of $          per share of American General
                             Common Stock), subject to adjustment in certain circum-
                             stances. The last reported sale price of American
                             General Common Stock on the NYSE on             ,
                             1995, was $          per share. A holder of a
                             Series A Preferred Security wishing to exercise its conversion right must surrender such Series A Preferred Security, together with a conversion notice, to a conversion agent (the "Conversion Agent"), which shall exchange such Series A Preferred Security for the appropriate principal amount of the Series A Junior Subordinated Debentures held by American General Delaware and immediately convert such Series A Junior Subordinated Debentures into American General
                             Common Stock. On and after           , 199  ,
                             American General Delaware may, at its option, cause the conversion rights of the holders of the Series A Preferred Securities to expire. American General Delaware may exercise this option if it is current in the payment of dividends on the Series A Preferred Securities and if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the current market price of American General Common Stock has exceeded 120% of the conversion price of the Series A Preferred Securities, subject to adjustment in certain circumstances. To exercise its conversion expiration option, American General Delaware must issue a press release for publication on the Dow Jones News Service announcing the date upon which conversion rights will expire (the "Conversion Expiration Date") prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence have been met. The Conversion Expiration Date shall be a date not less than 30 and not more than 60 calendar days following the date of such press release or, if American General Delaware has not exercised its conversion expiration option, the earlier of the date of an exchange election described below under "Optional Exchange for American General Series A Preferred Stock" or two business days prior to the scheduled date for the mandatory redemption of the Series A Preferred Securities. See "Description of the Series A Preferred Securities -- Conversion Rights."

Optional Exchange for
  American General Series A
  Preferred Stock..........  Upon the failure of holders of the Series A
                             Preferred Securities to receive, for 15 consecutive months, the full amount of dividend payments (including any arrearages), the holders of a majority of the aggregate liquidation preference of Series A Preferred Securities then outstanding, voting at a special meeting called for such purpose or by written consent, may, at their option, direct the Conversion Agent to exchange all (but not less than all) Series A Preferred Securities for the Series A Junior Subordinated Debentures held by American General Delaware and to immediately exchange the Series A Junior Subordinated Debentures on behalf of such holders for shares of American General Series A Preferred Stock at the rate of one share of American General Series A Preferred Stock for each Series A Preferred Security. The American General Series A Preferred Stock will have dividend, conversion, liquidation preference, optional redemption and other terms substantially similar to the terms of the Series A Preferred Securities, except that, among other things, the holders of American General Series A Preferred Stock will have the right (voting separately as a class together with the holders of any Dividend Parity Securities (as hereinafter defined) on which like voting rights have been conferred and are exercisable) to elect two additional directors of American General whenever dividends on the American General Series A Preferred Stock are in arrears for 18 or more consecutive months (including for this purpose any arrearage with respect to the Series A Preferred Securities) and the American General Series A Preferred Stock will not be subject to mandatory redemption. If the Series A Preferred Securities are exchanged for American General Series A Preferred Stock, American General will use its best efforts to have the American General Series A Preferred Stock listed on the NYSE or other exchange on which the Series A Preferred Securities may then be listed. See "Description of the Series A Preferred Securities -- Optional Exchange for American General Series A Preferred Stock." Certain tax consequences of an exchange, including the possibility of additional income tax to the extent accrued interest on the Series A Junior Subordinated Debentures is converted into accumulated dividends on American General Series A Preferred Stock, are described under "Certain Federal Income Tax Considerations -- Exchange of Series A Preferred Securities for American General Stock."

Liquidation Preference.....  $          per Series A Preferred Security, plus an
                             amount equal to any accumulated and unpaid dividends. See "Description of the Series A
                             Preferred Securities -- Liquidation Rights."

Redemption.................  If, at any time following the Conversion Expiration
                             Date, less than 10% of the Series A Preferred Securities remains outstanding, then such Series A Preferred Securities will be redeemable at the option of American General Delaware, as a whole but not in part, at a redemption price equal to the liquidation preference for each Series A Preferred Security together with accumulated and unpaid dividends (whether or not earned or declared). The Series A Preferred Securities have no maturity date, although they are subject to mandatory redemption upon the repayment of the Series A Junior Subordinated Debentures at stated maturity
                             (               ) or otherwise, including as a
                             result of acceleration thereof. The Series A
                             Preferred Securities are not otherwise redeemable for any reason, including in the event that American General Delaware should become subject to federal or state taxation. To the extent that such taxation or other events cause American General Delaware to have insufficient funds to pay full dividends on the Series A Preferred Securities, the holders will have available to them the exchange option described above. See "Description of the Series A Preferred Securities -- Redemption."

Guarantee..................  American General will irrevocably guarantee, on a subordinated basis and to the extent set forth in the accompanying Prospectus, the payment in full of
                             (a) the dividends on the Series A Preferred
                             Securities if and to the extent declared from funds of American General Delaware legally available therefor, (b) the Redemption Price (including all accumulated and unpaid dividends) of the Series A Preferred Securities, to the extent of funds of American General Delaware legally available therefor, and (c) the liquidation preference of the Series A Preferred Securities to the extent of the assets of American General Delaware available for distribution to holders of Series A Preferred Securities. The Guarantee will be unsecured and will be subordinate to all liabilities of American General and will rank pari passu with the most senior preferred stock issued by

                             American General and pari passu with any guarantee now or hereafter entered into by American General in respect of any preferred stock of any affiliate of American General. Upon the, liquidation, dissolution or winding-up of American General, its obligations under the Guarantee will rank junior to all of its other liabilities and, therefore, funds may not be available for payment under the Guarantee. Additionally, if American General is unable to make timely payments on the Series A Junior Subordinated Debentures, then it is unlikely that it will be able to make timely payments on the Guarantee. See "Investment Considerations -- Subordinate Obligations Under Guarantee and Series A Junior Subordinated Debentures" and "Investment Considerations -- Dependence on Series A Junior Subordinated Debenture Payments." Also see "Description of the Guarantees" in the accompanying Prospectus.

Voting Rights..............  Generally, holders of the Series A Preferred
                             Securities will not have any voting rights.
                             However, upon a failure of American General
                             Delaware to pay dividends in full (including any arrearages) on the Series A Preferred Securities for 15 consecutive months (other than as a result of a deferral by American General of interest payments on the Junior Subordinated Debentures), an Event of Default under the Series A Junior Subordinated Debentures, or a default by American General under the Guarantee, the holders of the Series A Preferred Securities will be entitled to appoint and authorize a Special Trustee to enforce American General Delaware's rights under the Series A Junior Subordinated Debentures, enforce American General's obligations under the Guarantee and declare and pay dividends on the Series A Preferred Securities to the extent funds of American General Delaware are legally available therefor. In addition, if for any reason (including a deferral by American General of interest payments on the Series A Junior Subordinated Debentures) holders of Series A Preferred Securities fail to receive, for 15 consecutive months, the full amount of dividend payments (including any arrearages), the holders of the Series A Preferred Securities will be entitled to call a special meeting for the purpose of deciding whether to exchange all Series A Preferred Securities then outstanding for shares of American General Series A Preferred Stock, as described above under "Optional Exchange for American General Series A Preferred Stock." See "Description of the Series A Preferred Securities -- Voting Rights."

Series A Subordinated
  Debentures...............  The Series A Junior Subordinated Debentures will
                             mature on             , 20  and will bear interest
                             at the rate of      % per annum, payable monthly in
                             arrears. American General has the right to extend such interest payment period (during which period interest will compound monthly) for up to 60 consecutive months. Prior to the end of any such extension of an interest payment period, American General may further extend the interest payment period as long as the extension period, as further extended, may not exceed 60 consecutive calendar months. No interest shall be due during an extension period until the end of the period. After American General has paid all accrued interest (including compound interest) following the expiration of an extended interest payment period, it may again defer, on one or more occasions, interest payments for up to 60 consecutive months. An extended interest payment period may, however, not extend beyond the stated maturity date or date of redemption of the Series A Junior Subordinated Debentures. If American General extends an interest payment period, it will be prohibited from paying dividends on any of its capital stock and making certain other restricted payments until monthly interest payments are resumed and all accumulated and unpaid interest (including any interest payable to effect monthly compounding) on the Series A Junior Subordinated Debentures is brought current. The Series A Junior Subordinated Debentures are convertible into shares of American General Common Stock at the option of the holder thereof and, in certain events, are exchangeable for American General Series A Preferred Stock as described above under "Optional Exchange for American General Series A Preferred Stock." The payment of the principal of and interest on the Series A Junior Subordinated Debentures will be subordinated in right of payment to all Senior Indebtedness (as defined below) of
                             American General. As of             , American
                             General had approximately $          of
                             indebtedness constituting Senior Indebtedness and no indebtedness that would rank equally with the Series A Junior Subordinated Debentures. See "Description of the Series A Junior Subordinated Debentures."

Use of Proceeds............  American General Delaware will invest 99% of the proceeds received from the sale of the Series A Preferred Securities and the Common Securities in the Series A Junior Subordinated Debentures of American General and the remaining 1% of such proceeds will be invested in Eligible Investments (as defined in the Limited Liability Company Agreement of American General Delaware). After paying the expenses associated with the offering made hereby, American General will add such funds received by it to its general corporate funds, which may be used to repay indebtedness or for general corporate purposes. See "Use of Proceeds."

Book Entry.................  The Series A Preferred Securities will be represented by a global certificate or certificates registered in the name of The Depository Trust Company or its nominee. Beneficial interests in the Series A Preferred Securities will be evidenced by, and transfers thereof will be effected only through, records maintained by the participants in The Depository Trust Company. See "Description of the Series A Preferred Securities -- Book Entry Only Issuance -- The Depository Trust Company" in the accompanying Prospectus.

               SUMMARY FINANCIAL INFORMATION OF AMERICAN GENERAL

     The following table sets forth summary financial information, on a consolidated basis, of American General for the periods indicated.

                                                                  YEARS ENDED DECEMBER 31,
                                                             -----------------------------------
(IN MILLIONS)                                                 1994          1993          1992
                                                             -------       -------       -------
Operating Results

Revenues..................................................   $ 4,841       $ 4,829       $ 4,602
                                                             =======       =======       =======
Business Segment Earnings
  Retirement Annuities....................................   $   187       $   162       $   130
  Consumer Finance........................................       245           206           161
  Life Insurance..........................................       257            (9)(a)       323
                                                             -------       -------       -------
          Total business segments.........................       689           359           614
                                                             -------       -------       -------
Corporate Operations
  Net interest on corporate debt..........................       (76)          (81)          (85)
  Expenses not allocated to segments......................       (29)          (25)          (28)
  Earnings on corporate assets............................        43            21            23
  Net realized investment gains (losses)..................      (114)            6             9
                                                             -------       -------       -------
          Total corporate operations......................      (176)          (79)          (81)
                                                             -------       -------       -------
Income before cumulative effect and tax rate related
  adjustment..............................................       513(b)        280(a)        533
Cumulative effect of accounting changes...................        --           (46)           --
Tax rate related adjustment...............................        --           (30)           --
                                                             -------       -------       -------
Net income................................................   $   513       $   204       $   533
                                                             =======       =======       =======

                                                                        DECEMBER 31,
                                                             -----------------------------------
                                                              1994          1993          1992
                                                             -------       -------       -------
Financial Position

Assets....................................................   $46,295(c)    $43,982(c)    $39,742
Debt
  Corporate...............................................     1,475         1,257         1,371
  Real Estate.............................................       361           429           616
  Consumer Finance........................................     7,090         5,843         5,484
Redeemable equity.........................................        47            --            --
Shareholders' equity......................................     3,457(c)      5,137(c)      4,616

------------

(a) Includes $300 million write-down of goodwill. Additional information is incorporated herein by reference from the section "1993 Significant Events" within Item 7 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

(b) Includes net realized investment losses of $114 million. Net realized investment gains for 1993 and 1992 were immaterial.

(c) Includes $986 million and $950 million decrease in assets and shareholders' equity, respectively, at December 31, 1994, and $1.0 billion and $676 million increase in assets and shareholders' equity, respectively, at December 31, 1993, due to the effect of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Additional information is incorporated herein by reference from the section "Effect of SFAS 115" within Item 7 and Note 1.2 within Item 8 of American General's Annual Report on Form 10-K for the year ended December 31, 1994.

                                AMERICAN GENERAL

     American General is the parent company of one of the nation's largest consumer financial services organizations. American General is headquartered in Houston, Texas and operates through its subsidiaries in all 50 states, the District of Columbia, Canada, Puerto Rico, and the U.S. Virgin Islands. American General was incorporated as a general business corporation in Texas in 1980 and is the successor to American General Insurance Company, incorporated in Texas in 1926.

     American General's operations are classified into three business segments:
Retirement Annuities, which specializes in providing tax-deferred retirement plans and annuities to employees of educational, health care and other not-for-profit organizations; Consumer Finance, which offers consumer and home equity loans, credit cards, and credit-related insurance to individuals through more than 1,300 branch offices; and Life Insurance, which provides traditional and interest-sensitive life insurance and both fixed and variable annuity products through 14,000 sales representatives and general agents.

     The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

                           AMERICAN GENERAL DELAWARE

     American General Delaware, L.L.C. is a limited liability company formed in March 1995 under the laws of the State of Delaware. American General owns all of the common limited liability interests (the "Common Securities") of American General Delaware, which securities are nontransferable. American General Delaware is managed by American General, as manager (the "Manager"), in accordance with the Limited Liability Company Agreement of American General Delaware, as amended (the "LLC Agreement"). American General Delaware exists solely for the purpose of issuing Preferred Securities and Common Securities and investing 99% of the proceeds thereof in Junior Subordinated Debentures. The remaining 1% of such proceeds will be invested in Eligible Investments (as defined in the LLC Agreement). See "Use of Proceeds." The principal executive offices of American General Delaware are located c/o the Manager at the address set forth under "American General."

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of Series A Preferred Securities should carefully review the information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should particularly consider the following matters:

SUBORDINATE OBLIGATIONS UNDER GUARANTEE AND SERIES A JUNIOR SUBORDINATED DEBENTURES

     American General's obligations under the Series A Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of American General. American General's obligations under the Guarantee are subordinate to all liabilities of American General and will rank pari passu with the most senior preferred stock hereafter issued by American General and pari passu with any guarantee now or hereafter executed by American General in respect of any preferred stock of any affiliate of American General.
As of             , 199 , American General had approximately $          of
Senior Indebtedness outstanding. There are no terms in the Series A Preferred Securities, the Series A Junior Subordinated Debentures, the Junior Subordinated Indenture (as defined herein) or the Guarantee that limit American General's ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A Junior Subordinated Debentures and the Guarantee, or the ability of its subsidiaries to incur additional indebtedness. In addition, because American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of Series A Junior Subordinated Debentures and, to the extent of the Guarantee, the holders of Series A Preferred Securities, to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1994, the amount available to American General for dividends from subsidiaries not limited by such restrictions was $1.1 billion.

     The Guarantee guarantees payment to the holders of the Series A Preferred Securities of accumulated and unpaid monthly dividends (to the extent declared by American General Delaware), amounts payable on redemption, and amounts payable upon the liquidation, dissolution or winding-up of American General Delaware. In each case, however, such amount is guaranteed only to the extent that American General Delaware has funds on hand legally available therefor and payment thereof does not otherwise violate applicable law. If American General were to default on its obligation to pay interest or amounts payable on redemption or maturity of the Series A Junior Subordinated Debentures, American General Delaware would lack legally available funds for the payment of dividends or amounts payable on redemption of the Series A Preferred Securities, and in such event holders of the Series A Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Upon the liquidation, dissolution or winding-up of American General, its obligations under the Guarantee would rank junior to all of its liabilities and, therefore, funds may not be available for payment under the Guarantee. See "Description of the Guarantees" and "Description of the Junior Subordinated
Debentures -- Subordination" in the accompanying Prospectus.

DEPENDENCE ON SERIES A JUNIOR SUBORDINATED DEBENTURE PAYMENTS

     American General Delaware's ability to pay amounts due on the Series A Preferred Securities is solely dependent upon American General's ability to make payments on the Series A Junior Subordinated Debentures as and when required. Since American General is also the guarantor of the Series A Preferred Securities, in the event that American General Delaware is unable to make payments on the Series A Preferred Securities as and when required, there is a substantial likelihood that American General would be unable to make payments on the Guarantee as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD (DEFERRAL OF DIVIDENDS ON SERIES A PREFERRED SECURITIES)

     American General has the right to extend the interest payment period on the Series A Junior Subordinated Debentures from time to time to a period not exceeding 60 consecutive months, in which event monthly dividend payments on the Series A Preferred Securities by American General Delaware would be deferred (but would continue to compound monthly). Prior to the termination of any such Extension Period, American General may further defer interest payments, provided that all such deferrals in an Extension Period may not exceed 60 consecutive months in the aggregate, and provided further that no such deferral may extend the stated maturity date or date of redemption of the Series A Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all accrued and unpaid interest (including compound interest), American General may select a new Extension Period, subject to the preceding sentence. No interest during an Extension Period, except at the end thereof, shall be due and payable. During any Extension Period, American General shall not declare or pay any dividend on, and, subject to certain exceptions, American General shall not, and American General shall not permit any of its majority-owned subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any of American General's capital stock or make any guarantee payments with respect to the foregoing. See "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

TAX CONSIDERATIONS OF EXTENDED INTEREST PAYMENT PERIOD (DEFERRAL OF DIVIDENDS ON SERIES A PREFERRED SECURITIES)

     Should an extension of the interest payment period occur, American General Delaware, except in very limited circumstances, would continue to accrue income for United States federal income tax purposes, which would be allocated, but not distributed, to holders of record of Series A Preferred Securities. As a result, such holders would be required to include such interest in gross income for United States federal income tax purposes in advance of the receipt of cash and would not receive the cash related to such income if such a holder disposed of its Series A Preferred Securities prior to the record date for payment of dividends. See "Certain Federal Income Tax Considerations -- Original Issue Discount."

TAX CONSIDERATIONS OF AN EXCHANGE FOR AMERICAN GENERAL SERIES A PREFERRED STOCK

     In the event of a deferral of monthly dividends on the Series A Preferred Securities for more than 15 consecutive months, the holders of a majority of the aggregate liquidation preference of the Series A Preferred Securities then outstanding may cause the exchange of all of the Series A Preferred Securities for shares of American General Series A Preferred Stock. For a discussion of certain of the tax consequences of such an exchange to holders, including the possibility that holders who exchange their Series A Preferred Securities for American General Series A Preferred Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Series A Junior Subordinated Debentures is converted into accumulated and unpaid dividends on the American General Series A Preferred Stock received in exchange for the Series A Preferred Securities, see "Certain Federal Income Tax
Considerations -- Exchange of Series A Preferred Securities for American General Stock."

EXPIRATION OF CONVERSION RIGHTS

     On and after             , 199 , American General Delaware may, subject to
certain conditions, at its option, cause the conversion rights of holders of Series A Preferred Securities to expire, provided that American General Delaware is then current in the payment of dividends on the Series A Preferred Securities and the Current Market Price (as defined herein) of American General Common Stock has exceeded 120% of the conversion price of the Series A Preferred Securities for a specified period. See "Description of the Series A Preferred Securities -- Conversion Rights -- Expiration of Conversion Rights."

                                 CAPITALIZATION

     The following table sets forth the consolidated short-term debt and capitalization of American General as of December 31, 1994, as adjusted to reflect the acquisition of American Franklin Company and as further adjusted to reflect the application of the estimated net proceeds from the sale of the Series A Preferred Securities. See "Use of Proceeds."

                                                                DECEMBER 31, 1994
                                                     ----------------------------------------
                                                                      PRO
                                                                     FORMA
                                                                   REFLECTING        PRO
                                                                    AMERICAN        FORMA,
                                                                    FRANKLIN       ADJUSTED
                                                                     COMPANY          FOR
                   (IN MILLIONS)                     HISTORICAL   ACQUISITION(1)   FINANCING
                   -------------                     ----------   --------------   ---------
Short-term debt:
  Corporate........................................  $  639           $                $
  Real Estate......................................     361
  Consumer Finance.................................   2,777
                                                     ------           ------           ------
          Total short-term debt....................  $3,777           $                $
                                                     ======           ======           ======
Long-term debt:
  Corporate........................................     836              836
  Consumer Finance.................................   4,313            4,313            4,313
                                                     ------           ------           ------
          Total long-term debt.....................   5,149            5,149
                                                     ------           ------           ------
Preferred stock of subsidiary......................      --               --
Common Stock subject to put contracts..............      47               47               47
                                                     ------           ------           ------
Shareholders' equity
  Common stock.....................................     364              364              364
  Net unrealized gains (losses) on securities(2)...    (935)            (935)            (935)
  Retained earnings................................   4,495            4,495            4,495
  Cost of treasury stock...........................    (467)            (467)            (467)
                                                     ------           ------           ------
          Total shareholders' equity...............   3,457            3,457            3,457
                                                     ------           ------           ------
          Total capitalization (excluding
            short-term debt).......................  $8,653           $8,653           $
                                                     ======           ======           ======

---------------

(1) Effective January 31, 1995, the Company acquired American Franklin Company. The historical balances at December 31, 1994 are adjusted to reflect the acquisition as though it occurred on December 31, 1994.

(2) Includes a $950 million unrealized loss at December 31, 1994, due to the effect of SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities." Additional information is incorporated herein by reference from the section "Effect of SFAS 115" within Item 7 and Note 1.2 within
     Item 8 of American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

                                USE OF PROCEEDS

     American General Delaware will invest 99% of the proceeds received from the sale of the Series A Preferred Securities and the Common Securities in the Series A Junior Subordinated Debentures of American General and the remaining 1% of such proceeds will be invested in Eligible Investments (as defined in the LLC Agreement). After paying the expenses associated with the offering made hereby, American General will add such funds received by it to its general corporate funds, which may be used to repay indebtedness or for general corporate purposes.

          MARKET PRICES OF AMERICAN GENERAL COMMON STOCK AND DIVIDENDS

     The American General Common Stock is listed on the NYSE and Pacific, London and Swiss stock exchanges. The following table sets forth, for the periods indicated, the reported high and low sale prices of the American General Common Stock on the NYSE composite tape and the respective cash dividends paid per share of American General Common Stock:

                                                                                        PER
                                                                                       SHARE
                                                                                        CASH
                                                                                     DIVIDENDS
                          PERIOD                             HIGH       LOW             PAID
                          ------                            -------    -----         ----------
1993
      1st Quarter.........................................   $32.88     $27.31         $ .275
      2nd Quarter.........................................    33.25      27.75           .275
      3rd Quarter.........................................    36.50      30.13           .275
      4th Quarter.........................................    34.75      26.25           .275
1994
      1st Quarter.........................................   $29.63     $25.50         $  .29
      2nd Quarter.........................................    29.38      24.88            .29
      3rd Quarter.........................................    30.50      26.88            .29
      4th Quarter.........................................    28.88      25.63            .29
1995
      1st Quarter.........................................   $          $              $

     The closing price of the American General Common Stock on the NYSE on
               1995 was $       .

     American General has paid cash dividends on its outstanding Common Stock in each year since 1929. American General currently pays cash dividends quarterly at an annual rate of $1.24 per share. Future payment of dividends on the American General Common Stock will depend on earnings, financial condition, capital requirements and other relevant factors. Because American General is a holding company, its capacity to pay dividends is limited by the ability of its subsidiaries to pay dividends. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by state agencies, the ability of such subsidiaries to pay dividends to American General is limited by applicable laws and regulations. See "American General" in the accompanying Prospectus. At December 31, 1994, the amount available to American General for dividends from subsidiaries not limited by such restrictions was $1.1 billion.

                DESCRIPTION OF THE SERIES A PREFERRED SECURITIES

GENERAL

     The following summary of certain terms and provisions of the Series A Preferred Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of the Preferred Securities," to which description reference is hereby made. Capitalized terms used and not defined in this Prospectus Supplement have the meanings ascribed to them in the accompanying Prospectus. The Series A Preferred Securities constitute a series of Preferred Securities of American General Delaware having such dividend terms, liquidation preferences per share, voting rights, redemption provisions, conversion or exchange rights and other rights, preferences, privileges, limitations and restrictions as are set forth in the LLC Agreement, the Delaware Limited Liability Company Act (the "LLC Act") and the amendment to the LLC Agreement adopted or to be adopted by the Manager relating to the Series A Preferred Securities (the "Series A Declaration"). The summary of certain terms and provisions of the Series A Preferred Securities set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the LLC Agreement and the Series A Declaration. The LLC Agreement is filed as an exhibit to the Registration Statement of which the accompanying Prospectus is a part. A copy of the Series A Declaration will be included as an exhibit to a Current Report on Form 8-K to be filed by American General at or prior to the closing of the sale of the Series A Preferred Securities offered hereby.

DIVIDENDS

     General. Holders of the Series A Preferred Securities will be entitled to receive cumulative cash dividends from American General Delaware, accruing from the date of original issuance and payable monthly in arrears on the last day of
each calendar month of each year, commencing             , 1995, except as
otherwise described below. The dividends payable on each Series A Preferred
Security will be fixed at a rate per annum of $          , or     % of the
liquidation preference thereof of $          . The amount of dividends payable
for any period will be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full month, will be computed on the basis of the actual number of days elapsed in such period. Payment of dividends is limited to the funds held by American General Delaware and legally available for distribution to holders of Series A Preferred Securities. See "Description of the Series A Junior Subordinated Debentures -- Interest."

     Dividends on the Series A Preferred Securities must be declared monthly and paid on the last day of each calendar month to the extent that American General Delaware has funds legally available for the payment of such dividends and cash on hand sufficient to make such payments. It is anticipated that the funds of American General Delaware will be limited principally to payments received from American General under the Series A Junior Subordinated Debentures. If American General fails to make interest payments on the Series A Junior Subordinated Debentures, American General Delaware will not have sufficient funds to pay dividends on the Series A Preferred Securities. The payment of dividends (but only if and to the extent declared from funds of American General Delaware legally available therefor) will be guaranteed by American General as and to the extent set forth under "Description of the Guarantees" in the accompanying Prospectus.

     American General has the right under the Series A Junior Subordinated Debentures to extend, from time to time, the interest payment period on the Series A Junior Subordinated Debentures for up to 60 consecutive months on one or more occasions, subject to the stated maturity date or earlier redemption date thereof. Monthly dividends on the Series A Preferred Securities would be deferred (but Additional Dividends would continue to accumulate monthly) by American General Delaware during any such deferral of interest payments. American General Delaware will give written notice of American General's deferral of interest payments to the holders of the Series A Preferred Securities no later than the last date on which it would be required to notify the NYSE of the record or payment date of the related dividend, which is currently 10 days prior to such record or payment date. See "-- Additional Dividends" and "Description of the Series A Junior Subordinated
Debentures -- Option to Extend Interest Payment Period." Any failure by American General to make interest payments on the Series A Junior Subordinated Debentures in the absence of a deferral would constitute an Event of Default (as defined under "Description of the Junior Subordinated Debentures -- Events of Default" in the accompanying Prospectus) under the Junior Subordinated Indenture with respect to the Series A Junior Subordinated Debentures.

     Dividends declared on the Series A Preferred Securities will be payable to the holders thereof as they appear on the books and records of American General Delaware on the relevant record dates, which, if and so long as the Series A Preferred Securities are in book-entry form, will be one Business Day (as defined below) prior to the relevant payment dates. Subject to any applicable laws and regulations and the LLC Agreement and the Series A Declaration, each such payment will be made as described under "Description of the Preferred Securities -- Book-Entry-Only Issuance -- The Depository Trust Company" in the accompanying Prospectus. In the event that the Series A Preferred Securities shall not continue to remain in book-entry form, the Manager shall have the right to select relevant record dates which shall be more than one Business Day prior to the relevant payment dates. If any date on which dividends are payable on the Series A Preferred Securities is not a Business Day, then payment of the dividend payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     The failure of holders of the Series A Preferred Securities to receive dividends thereon in full (including arrearages) for 15 consecutive months (including any such failure caused by a deferral of interest payments on the Series A Junior Subordinated Debentures) would trigger the right of holders of a majority of the aggregate liquidation preference of the Series A Preferred Securities then outstanding, voting at a special meeting called for such purpose
or by written consent, to direct                     , as the conversion and
exchange agent for the Series A Preferred Securities (the "Conversion Agent"), to exchange all of the Series A Preferred Securities then outstanding for Series A Junior Subordinated Debentures and, immediately thereafter, to exchange such Series A Junior Subordinated Debentures, on behalf of the holders, for shares of American General Series A Preferred Stock, at the Exchange Price. "Exchange Price" means one share of American General Series A Preferred Stock for each
$     principal amount of Series A Junior Subordinated Debentures (which rate of exchange is equivalent to one share of American General Series A Preferred Stock for each Series A Preferred Security). See "-- Optional Exchange for American General Series A Preferred Stock."

     Additional Dividends. Upon any dividend arrearages in respect of the Series A Preferred Securities, American General Delaware shall be required to declare and pay additional dividends on the Series A Preferred Securities in order to provide, in effect, monthly compounding on such dividend arrearages. The amounts payable to effect such monthly compounding on dividend arrearages in respect of the Series A Preferred Securities is referred to herein as "Additional Dividends."

     Certain Restrictions on American General Delaware. If accumulated and unpaid dividends have not been paid in full on the Series A Preferred Securities, American General Delaware may not:

          (i) pay, or declare and set aside for payment, any dividends on the Preferred Securities of any other series or any other limited liability company interests in American General Delaware, ranking pari passu with the Series A Preferred Securities as to the payment of dividends ("Dividend Parity Securities"), unless the amount of any dividends declared on such Dividend Parity Securities is paid on such Dividend Parity Securities and the Series A Preferred Securities on a pro rata basis on the date such dividends are paid on such Dividend Parity Securities, so that the ratio of
     (x)(A) the aggregate amount paid as dividends on the Series A Preferred Securities to (B)the aggregate amount paid as dividends on such Dividend Parity Securities is the same as the ratio of (y)(A) the aggregate amount of all accumulated arrears of unpaid dividends on the Series A Preferred Securities to (B) the aggregate amount of all accumulated arrears of unpaid dividends on such Dividend Parity Securities;

          (ii) pay, or declare and set aside for payment, any dividends on any limited liability company interests in American General Delaware ranking junior to the Series A Preferred Securities as to the payment of dividends ("Dividend Junior Securities"); or

          (iii) redeem, purchase, or otherwise acquire any Dividend Parity Securities or Dividend Junior Securities;

until, in each case, such time as all accumulated and unpaid dividends on all of the Series A Preferred Securities shall have been paid in full for all dividend periods terminating on or prior to, in the case of clauses (i) and (ii), the date of such payment, and in the case of clause (iii), the date of such redemption, purchase, or other acquisition.

CONVERSION RIGHTS

     General. The Series A Preferred Securities will be convertible at any time prior to the Conversion Expiration Date, at the option of the holders thereof and in the manner described below, into shares of American General Common Stock
at an initial conversion rate of           shares of American General Common
Stock for each Series A Preferred Security (equivalent to a conversion price of
$          per share of American General Common Stock), subject to adjustment as described under "-- Conversion Price Adjustments" below. A holder of a Series A Preferred Security wishing to exercise its conversion right shall surrender such Series A Preferred Security, together with an irrevocable conversion notice, to the Conversion Agent, which shall, on behalf of such holder, exchange the Series A Preferred Security for the appropriate principal amount of the Series A Junior Subordinated Debentures and immediately convert such Series A Junior Subordinated Debentures into American General Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Conversion rights will terminate at the close of business on the Conversion Expiration Date.

     Holders of Series A Preferred Securities at the close of business on a dividend record date will be entitled to receive any declared dividend on such Series A Preferred Securities with respect to the corresponding dividend payment date notwithstanding the conversion of such Series A Preferred Securities following such dividend record date but prior to such dividend payment date. Except as provided in the immediately preceding sentence, American General Delaware will make no payment or allowance for accumulated and unpaid dividends, whether or not in arrears, on converted Series A Preferred Securities. American General will make no payment or allowance for dividends on the shares of American General Common Stock issued upon such conversion, except to the extent that such shares of American General Common Stock are held of record on the record date for any such dividends. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which notice was received by American General Delaware.

     No fractional shares of American General Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

     Expiration of Conversion Rights. On and after           , 199 , American
General Delaware may, at its option, cause the conversion rights of holders of Series A Preferred Securities to expire if (i) American General Delaware is then current in the payment of dividends on the Series A Preferred Securities and
(ii) for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of American General Common Stock shall have exceeded 120% of the conversion price, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, American General Delaware must issue a press release for publication on the Dow Jones News Service announcing the Conversion Expiration Date prior to the opening of business on the second trading day after a period in which the conditions in the preceding sentence have been met, but in
no event prior to           , 199 . The press release shall announce the
Conversion Expiration Date (as determined in the manner set forth below) and provide the current conversion price and the then Current Market Price of American General Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.

     Notice of the expiration of conversion rights will be given by first-class mail to the holders of Series A Preferred Securities not more than four Business Days after American General Delaware issues the press release. The "Conversion Expiration Date" will be a date selected by American General Delaware not less than 30 nor more than 60 calendar days after the date on which American General Delaware issues the press release announcing its intention to terminate conversion rights of the holders of Series A Preferred Securities. In the event that American General Delaware does not exercise its conversion expiration option, the Conversion Expiration Date with respect to the Series A Preferred Securities will be the earlier of (i) the date of an Exchange Election referred to below under "-- Optional Exchange for American General Series A Preferred Stock" and (ii) two Business Days preceding the date set for mandatory redemption of the Series A Preferred Securities.

     The term "Current Market Price" of American General Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Consolidated Transaction Tape, or, if the American General Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the American General Common Stock is listed or admitted to trading, or if the American General Common Stock is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc., or, if the American General Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which the American General Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the American General Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of American General for that purpose or, if not so available in such manner, as otherwise determined in good faith by such Board of Directors.

     Conversion Price Adjustments -- General. The conversion price will be subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable in American General Common Stock on any class of capital stock of American General; (ii) the issuance to all holders of American General Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase American General Common Stock at less than the then Current Market Price; (iii) subdivisions and combinations of American General Common Stock; (iv) the payment of dividends (and other distributions) to all holders of American General Common Stock consisting of evidences of indebtedness of American General, securities or capital stock, cash, or assets (including securities, but excluding (x) those dividends, distributions, rights and warrants, referred to in clauses (i) and
(ii), (y) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the other events referred to in this sentence), and (z) dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of American General Common Stock on the trading day immediately preceding the date of declaration of such dividend); and (v) payment to holders of American General Common Stock in respect of a tender or exchange offer (other than an odd-lot offer) by American General or any subsidiary of American General for American General Common Stock at a price in excess of 110% of the Current Market Price of American General Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     American General from time to time may reduce the conversion price of the Series A Preferred Securities by any amount selected by American General for any period of at least 20 days, in which case American General shall give at least 15 days' notice of such reduction. American General may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of American General Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax
Considerations -- Adjustment of Conversion Price."

     No adjustment of the conversion price will be made upon the issuance of any shares of American General Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of American General and the investment of additional optional amounts in shares of American General Common Stock under any such plan, or the issuance of any shares of American General Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of American General or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Series A Preferred Securities were first designated. There shall also be no adjustment of the conversion price in case of the issuance of any American General Common Stock (or securities convertible into or exchangeable for American General Common Stock), except as specifically described above. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Series A Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     Conversion Price Adjustments -- Merger, Consolidation or Sale of Assets of American General. In the event that American General is a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the assets of American General, recapitalization or reclassification of American General Common Stock or any compulsory share exchange (each of the foregoing being referred to as a "Transaction")), in each case, as a result of which shares of American General Common Stock shall be converted into the right (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below), to receive securities, cash or other property, each Series A Preferred Security shall thereafter be convertible into the kind and amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of American General Common Stock into which a Series A Preferred Security was convertible immediately prior to such Transaction, or
(ii) in the case of a Transaction involving a Common Stock Fundamental Change, to receive common stock of the kind received by holders of American General Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Series A Preferred Securities will have no voting rights with respect to any Transaction described in this section.

     If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Series A Preferred Security shall be convertible solely into common stock of the kind received by holders of American General Common Stock as a result of such Common Stock Fundamental Change.

     The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Series A Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction of which the numerator will
     be $          and the denominator will be an amount per Series A Preferred
     Security determined by the Manager in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Series A Preferred Securities had been redeemable during such period; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Series A Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock

     Fundamental Change in which (A) 100% of the value of the consideration received by a holder of American General Common Stock is common stock of the successor, acquiror, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the American General Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror, or other third party, the conversion price of the Series A Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of American General Common Stock as a result of such Common Stock Fundamental Change.

     In the absence of the Fundamental Change provisions, in the case of a Transaction each Series A Preferred Security would become convertible into the securities, cash, or property receivable by a holder of the number of shares of American General Common Stock into which such Series A Preferred Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Series A Preferred Securities. For example, if American General were acquired in a cash merger, each Series A Preferred Security would become convertible solely into cash and would no longer be convertible into securities whose value would vary depending on the future prospects of American General and other factors.

     The foregoing conversion price adjustments are designed, in "Fundamental Change" transactions where all or substantially all the American General Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of American General Common Stock consists of stock listed or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc. (a "Non-Stock Fundamental Change," as defined below), to increase the securities, cash, or property into which each Series A Preferred Security is convertible.

     In a Non-Stock Fundamental Change transaction where the initial value received per share of American General Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of the Series A Preferred Security but greater than or equal to the Reference Market Price (as defined below), the conversion price will be adjusted as described above with the effect that each Series A Preferred Security will be convertible into securities, cash or property of the same type received by the holders of American General Common Stock in the transaction but in an amount per Series A Preferred Security determined by American General in its sole discretion, after consultation with an investment banking firm, to be the equivalent of the hypothetical redemption price that would have been applicable if the Series A Preferred Securities had been redeemable during such period.

     In a Non-Stock Fundamental Change transaction where the initial value received per share of American General Common Stock (measured as described in the definition of Applicable Price below) is lower than both the conversion price of a Series A Preferred Security and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

     In a Fundamental Change transaction where all or substantially all the American General Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of American General Common Stock consists of listed or National Market System traded common stock (a "Common Stock Fundamental Change," as defined below), the forgoing adjustments are designed to provide in effect that (a) where American General Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Series A Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of Purchaser Stock Price below) equals the value of the shares of American General Common Stock into which such Series A Preferred Security was convertible immediately before the transaction (measured as aforesaid) and (b) where American General Common Stock is converted solely into such common stock, each Series A Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of American General Common Stock into which such Series A Preferred Security was convertible immediately before such transaction.

     The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the American General Common Stock receive only cash, the amount of cash received by the holder of one share of American General Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the American General Common Stock during the ten trading days prior to and including the record date for the determination of the holders of American General Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the American General Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by American General to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

     The term "Closing Price" means on any day the reported last sales price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transaction Tape or, if the stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such stock is listed or admitted to trading or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Manager for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of American General) of the consideration received by holders of American General Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the National Market System of the National Association of Securities Dealers, Inc.; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) American General continues to exist after the occurrence of such Fundamental Change and the outstanding Series A Preferred Securities continue to exist as outstanding Series A Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Series A Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of American General, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Series A Preferred Securities.

     The term "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the American General Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the American General Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the highest weighted average per share consideration that a holder of American General Common Stock could have received in such transaction or event as a result of which more than 50% of the American General Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property.

     The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by American General to appropriately reflect any of the events referred to in clauses (i) through (vi) of the first paragraph under "-- Conversion Price Adjustments -- General."

     The term "Reference Market Price" shall initially mean $     (which is an
amount equal to 66 2/3% of the reported last sale price for American General
Common Stock on the NYSE Consolidated Transaction Tape on             , 1995)
and in the event of any adjustment to the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the
ratio of $          to the initial conversion price of Series A Preferred
Securities.

OPTIONAL EXCHANGE FOR AMERICAN GENERAL SERIES A PREFERRED STOCK

     Upon the occurrence of an Exchange Event (as defined below), the holders of a majority of the aggregate liquidation preference of the Series A Preferred Securities then outstanding, voting at a meeting of the holders of the Series A Preferred Securities called for such purpose or by written consent, may, at their option, direct the Conversion Agent to exchange all (but not less than all) of the Series A Preferred Securities for Series A Junior Subordinated Debentures and to immediately exchange such Series A Junior Subordinated Debentures, on behalf of such holders, for shares of American General Series A Preferred Stock at the Exchange Price. If the Series A Preferred Securities are exchanged for American General Series A Preferred Stock, American General will use its best efforts to have the American General Series A Preferred Stock listed on the NYSE or other exchange on which the Series A Preferred Securities may then be listed.

     The American General Series A Preferred Stock issued upon any such exchange will have dividend, optional redemption, liquidation and conversion provisions and other terms substantially similar to the terms of the Series A Preferred Securities, except that, among other things, the holders of American General Series A Preferred Stock will be entitled (voting separately as a class together with the holders of shares of any Dividend Parity Securities on which like voting rights have been conferred and are exercisable) to elect two additional directors of American General if dividends on such stock are in arrears for 18 or more consecutive months (including for this purpose any arrearage with respect to the Series A Preferred Securities) and the American General Series A Preferred Stock will not be subject to mandatory redemption. See "Description of American General Series A Preferred Stock." The terms of the American General Series A Preferred Stock provide that all accumulated and unpaid dividends (including any Additional Dividends) on the Series A Preferred Securities that are not paid at the time of making an Exchange Election (as defined below) shall be treated as accumulated and unpaid dividends on the American General Series A Preferred Stock. See "Description of American General Series A Preferred Stock." For a discussion of the taxation of such an exchange to holders, including the possibility that holders who exchange their Series A Preferred Securities for American General Series A Preferred Stock may be subject to additional income tax to the extent accrued but unpaid interest on the Series A Junior Subordinated Debentures is converted into accumulated and unpaid dividends on the American General Series A Preferred Stock received in exchange for the Series A Preferred Securities, see "Certain Federal Income Tax
Considerations -- Exchange of Series A Preferred Securities for American General Stock."

     The failure of holders of Series A Preferred Securities to receive, for 15 consecutive months, the full amount of dividend payments (including arrearages) on the Series A Preferred Securities will constitute an "Exchange Event." As soon as practicable, but in no event later than 30 calendar days after the occurrence of an Exchange Event, the Manager will, upon not less than 15 calendar days' written notice by first-class mail to the holders of Series A Preferred Securities, convene a meeting of such holders (an "Exchange Election Meeting") to determine whether or not to cause the Conversion Agent to exchange all Series A Preferred Securities then outstanding for shares of American General Series A Preferred Stock in the manner described above. If the Manager fails to convene such Exchange Election Meeting within such 30-day period, the holders of at least 10% of the aggregate liquidation preference of the Series A Preferred Securities then outstanding will be entitled to convene such Exchange Election Meeting. Upon the affirmative vote of the holders of not less than a majority of the aggregate liquidation preference of the Series A Preferred Securities then outstanding at an Exchange Election Meeting or, in the absence of such meeting, upon receipt by American General Delaware of written consents signed by the holders of not less than a majority of the aggregate liquidation preference of the Series A Preferred Securities then outstanding, an election to exchange all outstanding Series A Preferred Securities as described above (an "Exchange Election") will be deemed to have been made.

     Holders of Series A Preferred Securities, by purchasing such Series A Preferred Securities, will be deemed to have agreed to be bound by these optional exchange provisions in regard to the exchange of such Series A Preferred Securities for American General Series A Preferred Stock on the terms described above.

REDEMPTION

     If at any time following the Conversion Expiration Date, less than 10% of the Series A Preferred Securities remain outstanding, the Series A Preferred Securities shall be redeemable at the option of American General Delaware, in whole but not in part, at a redemption price equal to the liquidation preference for each Series A Preferred Security, together with accumulated and unpaid dividends (whether or not earned or declared), including any Additional Dividends (the "Redemption Price").

     Upon repayment by American General of the principal of the Series A Junior Subordinated Debentures, including as a result of the acceleration of Series A Junior Subordinated Debentures upon the occurrence of an Event of Default under the Junior Subordinated Indenture with respect to the Series A Junior Subordinated Debentures, the Series A Preferred Securities shall be subject to mandatory redemption, in whole but not in part, by American General Delaware and the proceeds from such repayment will be applied to redeem the Series A Preferred Securities at the Redemption Price (unless such proceeds are used to fund the aggregate Liquidation Distributions (as defined below) on the Series A Preferred Securities in connection with the liquidation, dissolution or winding-up of American General Delaware). In the case of such repayment, the Series A Preferred Securities will only be redeemed when repayment of the Series A Junior Subordinated Debentures has actually been received by American General Delaware.

     The Series A Preferred Securities are not otherwise redeemable for any reason, including in the event that American General Delaware should become subject to federal or state taxation. To the extent that such taxation or other events cause American General Delaware to have insufficient funds to pay full dividends on the Series A Preferred Securities, the holders thereof will have available to them the exchange option described above.

LIQUIDATION RIGHTS

     In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of American General Delaware, the holders of Series A Preferred Securities then outstanding will be entitled to receive out of the assets of American General Delaware legally available for distribution to the holders of limited liability company interests, before any distribution of assets is made to holders of any Common Securities or any other class of limited liability company interests in American General Delaware ranking junior to the Series A Preferred Securities as to the distribution of assets upon liquidation, dissolution or winding-up, but together with the holders of Preferred Securities of any other series or any other limited liability company interests in American General Delaware then outstanding ranking pari passu with the Series A Preferred Securities as to the distribution of assets upon liquidation, dissolution or winding-up ("Liquidation Parity Securities"), an amount equal to the liquidation
preference of $          per Series A Preferred Security plus all accumulated
and unpaid dividends (whether or not earned or declared), including any Additional Dividends thereon, to the date of payment (the "Liquidation Distribution").

     If, upon any such liquidation, dissolution or winding-up, the Liquidation Distributions can be paid only in part because American General Delaware has insufficient assets available to pay in full the aggregate Liquidation Distributions on the Series A Preferred Securities and the aggregate maximum liquidation distributions on the Liquidation Parity Securities, then the amounts payable directly by American General Delaware on the Series A Preferred Securities and on such Liquidation Parity Securities shall be paid on a pro rata basis, so that the ratio of (x) the aggregate amount paid as Liquidation Distributions on the Series A Preferred Securities to (y) the aggregate amount paid as liquidation distributions on the Liquidation Parity Securities is the same as the ratio of (i) the aggregate Liquidation Distributions on the Series A Preferred Securities to (ii) the aggregate maximum liquidation distributions on the Liquidation Parity Securities.

     If, upon any liquidation, dissolution or winding-up of American General Delaware, the holders of Series A Preferred Securities are paid in full the Liquidation Distributions to which they are entitled, then such holders will not be entitled to receive or share in any other assets of American General Delaware thereafter available for distribution to any other holders of limited liability company interests in American General Delaware.

     Pursuant to the LLC Agreement, American General Delaware shall be dissolved
and its affairs shall be wound up upon the earliest to occur of (i)           ,
20 (the expiration of the period fixed for the duration of American General Delaware); (ii) the retirement, resignation, expulsion, dissolution or bankruptcy of the Manager; (iii) the entry of a decree of a judicial dissolution of American General Delaware; or (iv) upon the written consent thereto of all holders of outstanding Common Securities and Preferred Securities of American General Delaware.

VOTING RIGHTS

     Except as provided below and under "Description of the Guarantees -- Amendments and Assignment" and "Description of the Junior Subordinated Debentures -- Modification of the Junior Subordinated Indenture" in the accompanying Prospectus and as otherwise required by law and provided by the LLC Agreement, the holders of the Series A Preferred Securities will have no voting rights.

     If (i) American General Delaware fails to pay dividends in full (including any arrearages) on the Series A Preferred Securities for 15 consecutive months (other than as a result of a determination by American General to defer interest payments on the Series A Junior Subordinated Debentures as described under "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period"); (ii) an Event of Default under the Junior Subordinated Indenture with respect to the Series A Junior Subordinated Debentures occurs and is continuing; or (iii) American General is in default under any of its payment or other obligations under the Guarantee with respect to the Series A Junior Subordinated Debentures, then the holders of outstanding Series A Preferred Securities will be entitled by the vote of a majority in aggregate liquidation preference of such holders to appoint and authorize a special trustee (a "Special Trustee") to enforce American General Delaware's rights under the Series A Junior Subordinated Debentures, enforce the obligations undertaken by American General under the Guarantee and, to the extent permitted by law, declare and pay dividends on the Series A Preferred Securities. For purposes of determining whether American General Delaware has failed to pay dividends in full for 15 consecutive months, dividends shall be deemed to remain in arrears, notwithstanding any partial payments in respect thereof, until all accumulated and unpaid dividends have been or contemporaneously are paid. Not later than 30 calendar days after such right to appoint a Special Trustee arises and upon not less than 15 calendar days' written notice by first-class mail to the holders of Series A Preferred Securities, the Manager will convene a meeting to elect a Special Trustee. If the Manager fails to convene such meeting within such 30-day period, the holders of at least 10% of the aggregate liquidation preference of the Series A Preferred Securities will be entitled to convene such meeting. In the event that, at any such meeting, holders of less than a majority in aggregate liquidation preference of Series A Preferred Securities will be entitled to convene such meeting. In the event that, at such meeting, holders of less than a majority in aggregate liquidation preference of Series A Preferred Securities vote for such appointment, no Special Trustee shall be appointed. Any Special Trustee shall vacate office immediately if American General Delaware (or American General pursuant to the Guarantee) shall have paid in full all accumulated and unpaid dividends (and any Additional Dividends) on the Series A Preferred Securities or such Event of Default under the Junior Subordinated Indenture or such default under the Guarantee, as the case may be, shall have been cured. Notwithstanding the appointment of any such Special Trustee, American General will retain all rights as obligor under the Series A Junior Subordinated Debentures, including the right to defer interest payments as provided under "Description of the Series A Junior Subordinated
Debentures -- Option to Extend Interest Payment Period," and any such deferral would not constitute an Event of Default under the Junior Subordinated Indenture with respect to the Series A Junior Subordinated Debentures or enable a holder of Series A Preferred Securities to require the payment of a dividend that has not theretofore been declared.

     In furtherance of the foregoing, and without limiting the powers of any Special Trustee so appointed and for the avoidance of any doubt concerning the powers of the Special Trustee, any Special Trustee, in its own name and as Special Trustee of an express trust, may institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce American General Delaware's creditor rights directly against American General to the same extent as American General Delaware and on behalf of American General Delaware, and may prosecute such proceeding to judgment or final decree, and enforce the same against American General and collect, out of the property, wherever situated, of American General the monies adjudged or decreed to be payable in the manner and to the extent provided by law.

     If any proposed amendment to the LLC Agreement or the Series A Declaration provides for, or the Manager otherwise proposes to effect, (i) any action that would materially adversely affect the powers, preferences or special rights of the Series A Preferred Securities, whether by way of amendment to the LLC Agreement, the Series A Declaration or otherwise, including, without limitation, the authorization or issuance of any limited liability company interests of American General Delaware ranking, as to payment of dividends or distribution of assets upon liquidation, dissolution or winding-up, senior to the Series A Preferred Securities, or (ii) the liquidation, dissolution or winding-up of American General Delaware (in either case, other than in connection with the exchange of Series A Preferred Securities for American General Series A Preferred Stock upon the occurrence of an Exchange Event, or as described under "-- Merger, Consolidation or Sale of Assets of American General Delaware" or as described in the proviso to the next succeeding sentence), then the holders of outstanding Series A Preferred Securities will be entitled to vote on such amendment or action of the Manager (but not on any other amendment or action). In the case of an amendment described in clause (i) which would equally adversely affect the rights, preferences or privileges of any Dividend Parity Securities or any Liquidation Parity Securities, such Dividend Parity Securities or Liquidation Parity Securities, as the case may be, or, in the case of an amendment described in clause (ii), all Liquidation Parity Securities, will vote with the holders of the Series A Preferred Securities, together as a class, on such amendment or action of the Manager and such amendment or action shall not be effective except with the approval of the holders of 66 2/3% in aggregate liquidation preference of such outstanding securities; provided, however, that no such approval shall be required if the liquidation, dissolution, or winding-up is proposed or initiated upon the occurrence of any of the events resulting in liquidation, dissolution, or winding-up pursuant to the LLC Agreement. See "-- Liquidation Rights."

     The powers, preferences or special rights attached to the Series A Preferred Securities will be deemed not to be adversely affected by the creation or issue of, and no vote will be required for the creation or issue of, any further limited liability company interests of American General Delaware ranking junior to or pari passu with the Series A Preferred Securities with regard to payment of dividends or distribution of assets upon liquidation, dissolution, or winding-up.

     So long as any Series A Junior Subordinated Debentures are held by American General Delaware, the Manager shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Special Trustee, or exercising any trust or power conferred on the Special Trustee with respect to the Series A Junior Subordinated Debentures, (ii) waive compliance with, or any past default under, the Series A Junior Subordinated Debentures or the Junior Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of the Series A Junior Subordinated Debentures shall be due and payable, (iv) consent to any amendment, modification or termination of the Series A Junior Subordinated Debentures or of the Junior Subordinated Indenture without, in each case, obtaining the prior approval of the holders of at least 66 2/3% of the aggregate liquidation preference of the Series A Preferred Securities; provided, however, that where a consent under the Series A Junior Subordinated Debentures would require the consent of each holder affected thereby, no such consent shall be given by the Manager without the prior consent of each holder of the Series A Preferred Securities. The Manager shall not revoke any action previously authorized or approved by a vote of holders of the Series A Preferred Securities, without the approval of holders of at least 66 2/3% of the aggregate liquidation preference of the Series A Preferred Securities then outstanding (or, if such action required the approval of each holder, then only with the approval of each holder). The Manager shall notify all holders of the Series A Preferred Securities of any notice of default received from the Junior Subordinated Trustee under the Junior Subordinated Indenture.

     Any required approval of holders of the Series A Preferred Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. American General Delaware will cause a notice of any meeting at which holders of the Series A Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of the Series A Preferred Securities. Each such notice will include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any matter on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

     Notwithstanding that holders of Series A Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Series A Preferred Securities and any other series of Preferred Securities that are entitled to vote or consent with such Series A Preferred Securities as a single class at such time that are owned by American General or by any entity more than 50% of which is owned by American General, either directly or indirectly, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

TRANSFER AGENT, REGISTRAR AND PAYING AGENT, AND CONVERSION AGENT

                         will act as Transfer Agent, Registrar and Paying Agent,
and Conversion Agent for the Series A Preferred Securities. Registration of transfers of Series A Preferred Securities will be effected without charge by or on behalf of American General Delaware, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

MERGER, CONSOLIDATION OR SALE OF ASSETS OF AMERICAN GENERAL DELAWARE

     American General Delaware may not consolidate with, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, any entity, except as described below. American General Delaware may, in order to avoid federal income tax or Investment Company Act of 1940 (the "1940 Act") considerations adverse to American General or American General Delaware or to the holders of the Series A Preferred Securities, without the consent of the holders of the Series A Preferred Securities, consolidate with, merge with or into, or be replaced by a limited partnership or trust organized as such under the laws of any state of the United States of America, provided that (i) such successor entity either (x) expressly assumes all of the obligations of American General Delaware under the Series A Preferred Securities or (y) substitutes for the Series A Preferred Securities other securities having substantially the same terms as the Series A Preferred Securities (the "Successor Securities") so long as the Successor Securities rank, with respect to participation in the profits or assets of the successor entity, at least as high as the Series A Preferred Securities rank with respect to payment of dividends and distribution of assets upon the liquidation, dissolution or winding-up of American General Delaware, (ii) American General expressly acknowledges such successor entity as the holder of the Series A Junior Subordinated Debentures and its obligations under the Guarantee with respect to the Successor Securities, (iii) such merger, consolidation, or replacement does not cause the Series A Preferred Securities (or any Successor Securities) to be delisted by any national securities exchange or other organization on which the Series A Preferred Securities are then listed, (iv) such merger, consolidation or replacement does not cause the Series A Preferred Securities (or any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the Series A Preferred Securities (or any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), and (vi) prior to such merger, consolidation or replacement, American General has received an opinion of nationally recognized independent counsel to American General Delaware experienced in such matters to the effect that (x) such successor entity will be treated as a partnership or as a trust, as appropriate, for federal income tax purposes, (y) following such merger, consolidation or replacement, American General and such successor entity will be in compliance with the 1940 Act without registering thereunder as an investment company and
(z) such merger, consolidation or replacement will not adversely affect the limited liability of the holders of the Series A Preferred Securities or Successor Securities.

MISCELLANEOUS

     The Manager is authorized and directed to conduct its affairs and to operate American General Delaware in such a way that American General Delaware will not be deemed to be an "investment company" required to be registered under the 1940 Act or taxed as a corporation for federal income tax purposes and so that the Series A Junior Subordinated Debentures will be treated as indebtedness of American General for federal income tax purposes. In this connection, the Manager is authorized to take any action not inconsistent with applicable law, the LLC Agreement or the Series A Declaration that does not adversely affect the interests of the holders of the Series A Preferred Securities and that the Manager determines in its discretion to be necessary or desirable for such purposes.

            DESCRIPTION OF AMERICAN GENERAL SERIES A PREFERRED STOCK

     As described under "Description of the Series A Preferred
Securities -- Optional Exchange for American General Series A Preferred Stock" above, the Series A Preferred Securities may be exchanged in certain circumstances for Series A Junior Subordinated Debentures held by American General Delaware, which will then be immediately converted into shares of American General Series A Preferred Stock. The following summary of the terms and provisions of the American General Series A Preferred Stock supplements the description of the terms of American General Preferred Stock set forth in the accompanying Prospectus under the heading "Description of American General Preferred Stock," to which description reference is hereby made. The summary of certain terms and provisions of the American General Series A Preferred Stock set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Restated Articles of Incorporation, as amended (the "Articles"), of American General and the series designation (the "American General Series A Designation") approved by the Board of Directors of American General, or an authorized committee thereof. The Articles are filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part. A copy of the American General Series A Designation will be included as an exhibit to a Current Report on Form 8-K to be filed by American General at or prior to the closing of the sale of the Series A Preferred Securities offered hereby.

     In connection with the offering of the Series A Preferred Securities, the Board of Directors of American General, or an authorized committee thereof, will
designate, and American General will keep available,           shares
(          shares if the Underwriters' over-allotment option is exercised in full) of American General Series A Preferred Stock for issuance upon exchange of the Series A Preferred Securities as described under "Description of the Series A Preferred Securities -- Optional Exchange for American General Series A Preferred Stock." At the time the Series A Preferred Securities are issued, all corporate action required to be taken by American General in connection with the issuance of the American General Series A Preferred Stock upon the making of an Exchange Election by the holders of the Series A Preferred Securities will have been taken by American General. The terms of the American General Series A Preferred Stock (including as to dividends, optional redemption, conversion and liquidation preference) will be substantially similar to those of the Series A Preferred Securities with the following principal exceptions:

          (a) Accumulated and unpaid dividends (including any Additional Dividends thereon), if any, on the Series A Preferred Securities at the time of the making of an Exchange Election will become accumulated and unpaid dividends on the American General Series A Preferred Stock;

          (b) If dividends are not paid on the American General Series A Preferred Stock for 18 consecutive monthly dividend periods (including for this purpose any arrearage with respect to the Series A Preferred Securities), the number of directors of American General shall be increased by two persons and the holders of American General Series A Preferred Stock will be entitled (voting separately as a class together with the holders of shares of any one or more other series of capital stock of American General ranking on a parity with the American General Series A Preferred Stock as to the payment of dividends on which like voting rights have been conferred and are exercisable) to elect such directors;

          (c) Dividends on the American General Series A Preferred Stock are not subject to a deferral option; however, such dividends need not be declared even if American General has funds legally available therefor and cash on hand sufficient to pay dividends. In the event that American General fails to declare dividends on the American General Series A Preferred Stock, no dividends will be payable on any other securities of American General ranking pari passu with or junior to such American General Series A Preferred Stock; and

          (d) The American General Series A Preferred Stock will not be subject to mandatory redemption.

     On and after             , 199     , American General may, at its option,
cause the conversion rights of holders of American General Series A Preferred Stock to expire if (i) American General is then current in the payment of dividends on the American General Series A Preferred Stock and (ii) for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the Current Market Price of American General Common Stock has exceeded 120% of the conversion price of the American General Series A Preferred Stock, subject to adjustment in certain circumstances. In order to exercise its conversion expiration option, American General must issue a press release announcing the Conversion Expiration Date and give notice by first-class mail to holders of the American General Series A Preferred Stock in the manner provided for holders of Series A Preferred Securities under "Description of the Series A Preferred Securities -- Conversion
Rights -- Expiration of Conversion Rights." The "Conversion Expiration Date" will be a date selected by American General which is not less than 30 and not more than 60 calendar days after the date on which American General issues the press release announcing its intention to terminate conversion rights of holders of American General Series A Preferred Stock. If at any time following the Conversion Expiration Date, less than 10% of the shares of American General Series A Preferred Stock remains outstanding, such shares of American General Series A Preferred Stock shall be redeemable, in whole but not in part, at the option of American General at the Redemption Price.

     The American General Series A Preferred Stock will rank senior to the American General Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding-up.

     In the event of a voluntary or involuntary liquidation, dissolution or winding-up of American General, the holders of the American General Series A Preferred Stock will be entitled to receive out of the net assets of American General, but before any distribution is made on any class of securities ranking
junior to the American General Series A Preferred Stock, $          per share in
cash plus accumulated and unpaid dividends (whether or not earned or declared) to the date of final distribution to such holders. After payment of the full amount of the liquidation distribution to which they are entitled, the holders of shares of the American General Series A Preferred Stock will not be entitled to any further participation in any distribution of assets of American General. In the event that the assets available for distribution are insufficient to pay in full the liquidation preference to the holders of the American General Series A Preferred Stock and any securities ranking pari passu with the American General Series A Preferred Stock as to the distribution of assets upon liquidation, dissolution or winding-up, such holders will share in the remaining assets based on the proportion of their respective liquidation preferences to the aggregate amount of unpaid liquidation preferences.

     So long as the Series A Preferred Securities are exchangeable for shares of American General Series A Preferred Stock, American General may not authorize or issue any other preferred stock ranking senior to the American General Series A Preferred Stock as to the payment of dividends or distribution of assets upon liquidation, dissolution or winding-up without the approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the Series A Preferred Securities then outstanding. However, no such vote shall be required for the issuance by American General of additional preferred stock ranking pari passu with or junior to the American General Series A Preferred Stock as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding-up.

     American General is a holding company and a substantial portion of its revenues are derived from dividends and other payments from its subsidiaries. For a description of certain restrictions on the ability of certain subsidiaries of American General to pay dividends, and other consequences of the holding company structure, see "Investment Considerations -- Subordinate Obligations Under Guarantee and Series A Junior Subordinated Debentures."

           DESCRIPTION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a description of the specific terms of the Series A Junior Subordinated Debentures in which American General Delaware will invest
(i) the proceeds of the issuance and sale of the Series A Preferred Securities and (ii) substantially all of the purchase price paid by American General for the Common Securities and its related capital contribution (the "Manager's Payment"). This description supplements the description of the general terms and provisions of the Junior Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Junior Subordinated Debentures." The indenture supplemental to the Junior Subordinated Indenture or the resolution of American General's Board of Directors or a special committee thereof establishing the Series A Junior Subordinated Debenture will be included as an exhibit to a Current Report on Form 8-K to be filed by American General at or prior to the closing of the sale of the Series A Preferred Securities offered hereby.

GENERAL

     The Series A Junior Subordinated Debentures will be limited in aggregate principal amount to the sum of the aggregate amount of the proceeds received by American General Delaware from the offering hereby of the Series A Preferred Securities and the Manager's Payment less 1% of such sum.

     The entire principal amount of the Series A Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest thereon, including Additional Interest (as hereinafter defined), if any, on the
earlier of (i)               , 20     or (ii) the date upon which American
General Delaware is liquidated, dissolved or wound-up.

INTEREST

     Each Series A Junior Subordinated Debenture will bear interest at the rate
of     % per annum from the original date of issuance, payable monthly in arrears on the last day of each calendar month of each year (each, an "Interest
Payment Date"), commencing           , 1995. Interest will compound monthly and
will accrue at the annual rate of     % on any interest installment not paid
when due.

     The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full month, will be computed on the basis of the actual number of days elapsed in such period. In the event that any date on which principal or interest is payable on the Series A Junior Subordinated Debentures is not a Business Day, then the required payment to be made on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     American General shall have the right at any time and from time to time during the term of the Series A Junior Subordinated Debentures to extend the interest payment period to a period not exceeding 60 consecutive months, but in no event beyond the stated maturity date or date of redemption of the Series A Junior Subordinated Debentures (the "Extension Period"). At the end of any such Extension Period, American General shall pay all interest then accrued and unpaid (together with any Additional Interest thereon to the extent permitted by applicable law). Prior to the termination of any such Extension Period of less than 60 consecutive months, American General may further extend the interest payment period, provided that such Extension Period may not exceed 60 consecutive months. Upon the termination of any Extension Period and the payment of all amounts then due, American General may select a new Extension Period subject to the above requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable. During any such Extension Period, American General has agreed not to take, and to cause its majority-owned subsidiaries not to take, certain actions as described under "Description of the Junior Subordinated Debentures -- Certain Covenants of American General" in the accompanying Prospectus. American General shall give American General Delaware, as holder of the Series A Junior Subordinated Debentures, notice of its selection of any Extension Period one Business Day prior to the earlier of (i) the date the dividends on the Series A Preferred Securities are payable or (ii) the date American General Delaware is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Series A Preferred Securities of the record date or the date such dividend is payable (which is currently 10 days prior to such date), but in any event not less than one Business Day prior to such record date. American General shall cause American General Delaware to give notice of American General's selection of such Extension Period to the holders of the Series A Preferred Securities.

ADDITIONAL INTEREST

     American General shall be required to pay interest at the rate of   % per
annum upon interest that has not been paid on the Series A Junior Subordinated Debentures monthly. Accordingly, in such circumstances, American General will pay interest upon interest in order to provide for monthly compounding on the Series A Junior Subordinated Debentures. The amounts of interest payable to effect monthly compounding on the Series A Junior Subordinated Debentures is referred to herein as "Additional Interest."

CONVERSION OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     The Series A Junior Subordinated Debentures will be convertible into American General Common Stock at the option of the holders of the Series A Junior Subordinated Debentures at any time on or before the close of business on the stated maturity date thereof at the initial conversion price set forth on the cover page of this Prospectus Supplement, subject to the conversion price adjustments described under "Description of the Series A Preferred
Securities -- Conversion Rights." American General Delaware will covenant not to convert Series A Junior Subordinated Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Series A Preferred Securities. Upon surrender of Series A Preferred Securities by a holder thereof to the Conversion Agent for conversion, American General Delaware will
distribute $          principal amount of the Series A Junior Subordinated
Debentures to the Conversion Agent with respect to each Series A Preferred Security so to be converted, whereupon the Conversion Agent will convert such Series A Junior Subordinated Debentures to American General Common Stock on behalf of the holder of such Series A Preferred Securities. American General's delivery to the holders of the Series A Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of American General Common Stock into which the Series A Junior Subordinated Debentures so delivered are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy American General's obligation to pay the principal amount of such Series A Junior Subordinated Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Series A Junior Subordinated Debenture is converted between a record date for the payment of interest and the related interest payment date, the interest payable on such succeeding interest payment date with respect to such Series A Junior Subordinated Debenture shall be paid despite such conversion.

EXCHANGE OF THE SERIES A JUNIOR SUBORDINATED DEBENTURES

     The Series A Junior Subordinated Debentures will be exchanged for American General Series A Preferred Stock upon an Exchange Election on or before the close of business on the stated maturity date thereof at the rate of one share
of American General Series A Preferred Stock for each $          principal
amount of the Series A Junior Subordinated Debentures (equivalent to an exchange rate of one share of American General Series A Preferred Stock for each Series A Preferred Security). Accumulated and unpaid dividends (including Additional Dividends, if any) on the Series A Preferred Securities will be treated as accumulated and unpaid dividends on the American General Series A Preferred Stock. See "Description of Series A Preferred Securities -- Optional Exchange for American General Series A Preferred Stock."

MANDATORY PREPAYMENT

     If American General Delaware redeems the Series A Preferred Securities in accordance with the terms thereof, the Series A Junior Subordinated Debentures will become due and payable in a principal amount equal to the aggregate liquidation preference of the Series A Preferred Securities so redeemed, together with any accrued and unpaid interest thereon, including Additional Interest, if any. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York time, on the date of such redemption or at such other time on such earlier date as the parties thereto shall agree.

SET-OFF

     Notwithstanding anything to the contrary in the Junior Subordinated Indenture, American General shall have the right to set-off any payment it is otherwise required to make thereunder with and to the extent American General has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT OF CERTAIN RIGHTS BY SPECIAL TRUSTEE

     If (i) American General Delaware fails to pay dividends in full (including arrearages) on the Series A Preferred Securities for 15 consecutive months (other than as a result of a determination by American General to defer interest payments on the Series A Junior Subordinated Debentures as described under "Description of the Series A Junior Subordinated Debentures -- Option to Extend Interest Payment Period"); (ii) an Event of Default under the Junior Subordinated Indenture with respect to the Series A Junior Subordinated Debentures occurs and is continuing; or (iii) American General is in default under any of its payment or other obligations under the Guarantee, then, under the terms of the Series A Preferred Securities, the holders of outstanding Series A Preferred Securities will have the rights referred to under "Description of the Series A Preferred Securities -- Voting Rights," including the right to appoint a Special Trustee, which Special Trustee shall be authorized to exercise American General Delaware's right to accelerate the principal amount of the Series A Junior Subordinated Debentures and to enforce American General Delaware's other creditor rights under the Series A Junior Subordinated Debentures. Notwithstanding the appointment of any such Special Trustee, American General shall continue as Manager and shall retain all rights under the Junior Subordinated Indenture, including the right to extend the interest payment period from time to time as described above under the caption "-- Option to Extend Interest Payment Period."

MISCELLANEOUS

     For restrictions on certain actions of American General with respect to the Series A Junior Subordinated Debentures held by American General Delaware, see "Description of the Series A Preferred Securities -- Voting Rights."

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the material federal income tax considerations relevant to the purchase, ownership and disposition of the Series A Preferred Securities, and in the opinion of Vinson & Elkins L.L.P., counsel to American General and American General Delaware, is accurate insofar as it expresses conclusions of law. However, this summary does not address all federal income tax aspects of the Series A Preferred Securities, or the tax considerations to certain types of holders subject to special treatment under the federal income tax laws (for example, banks, life insurance companies, securities or other dealers, or foreign persons and foreign entities). This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial decisions and Internal Revenue Service ("IRS") rulings and notices; all of these authorities, however, are subject to change, which may alter the opinions expressed herein and adversely affect investors in the Series A Preferred Securities. Moreover, the transactions described in this Prospectus Supplement and the accompanying Prospectus raise a number of novel tax issues which have not been ruled on by the courts or the IRS in similar transactions. As a result, there can be no assurance that the IRS will not audit these transactions and, if it does so, that the IRS will agree with the conclusions set forth below or the positions taken by American General and American General Delaware in conformity therewith. See "-- American General Delaware Information Returns and Audit Procedures" below. Unless otherwise indicated, the information below is directed at United States Holders (as defined below) who purchase Series A Preferred Securities on their original issue at their initial offering price, and that hold such Series A Preferred Securities as capital assets (generally property held for investment). For purposes of this discussion, a "Holder" is a beneficial owner of a Series A Preferred Security who or that is
(i) a citizen or resident of the United States, (ii) a domestic corporation, partnership, estate or trust, or (iii) otherwise subject to United States federal income taxation on a net income basis in respect of a Series A Preferred Security.

     PROSPECTIVE PURCHASERS OF SERIES A PREFERRED SECURITIES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES OR OTHER TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES A PREFERRED SECURITIES, INCLUDING THE EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

TAX CLASSIFICATION

     Vinson & Elkins L.L.P. is of the opinion that (i) American General Delaware will be, upon issuance of the Series A Preferred Securities, classified as a partnership for federal income tax purposes and not as an association taxable as a corporation and (ii) the Series A Junior Subordinated Debentures should be classified as indebtedness for federal income tax purposes. The following discussion assumes such classifications.

INCOME FROM SERIES A PREFERRED SECURITIES

     Each Holder of Series A Preferred Securities will be required to include in gross income its distributive share of the net income of American General Delaware, which net income generally will be equal to the amount of interest received or accrued by American General Delaware on the Series A Junior Subordinated Debentures. Such income will not exceed dividends received on a Series A Preferred Security, except in limited circumstances. See "-- Original Issue Discount" and "-- Adjustment of Conversion Price" below. Any amount so included in a Holder's gross income will increase its tax basis in the Series A Preferred Securities, and the amount of distributions of cash or other property by American General Delaware to a Holder will reduce such Holder's tax basis in the Series A Preferred Securities. No portion of the amounts received on the Series A Preferred Securities will be eligible for the dividends received deduction.

ORIGINAL ISSUE DISCOUNT

     Under Treasury Regulations, the stated interest payments on the Series A Junior Subordinated Debentures will be treated as "original issue discount" because of the option that American General has, under the terms of the Series A Junior Subordinated Debentures, to defer interest payments for periods of up to 60 consecutive months. Under the Code, a Holder of debt with original issue discount must include that discount in income on an economic accrual basis and before the receipt of cash attributable to the income regardless of its method of tax accounting. The amount of original issue discount that accrues in any month will approximately equal the amount of the interest that accrues in that month at the stated interest rate. In the event that the interest payment period is extended, however, American General Delaware will accrue additional original issue discount approximately equal to the amount of the additional interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.

     Accrued income in respect of deferred interest will be allocated, but the corresponding cash will not be distributed, to Holders of record on the Business Day preceding the last day of each calendar month. As a result, Holders of record during a deferred interest payment period will include interest in gross income in advance of the receipt of cash, and any such Holder who disposes of Series A Preferred Securities prior to the record date for the payment of dividends following such deferred interest payment period will include such Holder's allocable share of such interest in gross income but will not receive any cash related thereto from American General Delaware. The tax basis of a Series A Preferred Security will be increased by the amount of any interest that is included in income without a corresponding receipt of cash and will be decreased when and if such cash is subsequently received from American General Delaware.

     American General Delaware does not presently intend to make an election under section 754 of the Code. Accordingly, a subsequent purchaser of Series A Preferred Securities will not be permitted to adjust the tax basis in its allocable share of American General Delaware's assets so as to reflect any difference between its purchase price for the Series A Preferred Securities and its share of American General Delaware's underlying tax basis in its assets. As a result, a holder of Series A Preferred Securities may be required to report a larger or smaller amount of income from holding the Series A Preferred Securities than would otherwise be appropriate based upon the holder's purchase price for the Series A Preferred Securities.

DISPOSITION OF SERIES A PREFERRED SECURITIES

     Generally, capital gain or loss will be recognized on a sale (including a complete redemption for cash) of Series A Preferred Securities equal to the difference between the amount realized and the Holder's tax basis in the Series A Preferred Securities sold. Gain or loss recognized by a Holder on the sale or exchange of a Series A Preferred Security held for more than one year generally will be taxable as long-term capital gain or loss. The adjusted tax basis of the Series A Preferred Securities sold will equal the amount paid for the Series A Preferred Securities, increased by accrued but unpaid original issue discount and other income, if any, as described herein allocated to such Holder, and reduced by any cash or other property distributed to such Holder by American General Delaware. A Holder who acquires Series A Preferred Securities at different prices may be required to maintain a single aggregate adjusted tax basis in all of its Series A Preferred Securities and, upon sale or other disposition of some of such Series A Preferred Securities, to allocate a pro rata portion of such aggregate tax basis to the Series A Preferred Securities sold (rather than maintaining a separate tax basis in each Series A Preferred Security for purposes of computing gain or loss on a sale of that Series A Preferred Security).

EXCHANGE OF SERIES A PREFERRED SECURITIES FOR AMERICAN GENERAL STOCK

     A Holder should not recognize gain or loss upon the exchange, through the Conversion Agent, of Series A Preferred Securities for a proportionate share of the Series A Junior Subordinated Debentures held by American General Delaware or upon the conversion, through the Conversion Agent, of such Series A Subordinated Debentures for American General Common Stock. Similarly, a Holder should not recognize gain or loss upon the exchange, through the Conversion Agent, of Series A Junior Subordinated Debentures for American General Series A Preferred Stock. However, to the extent that accrued but unpaid interest on the Series A Junior Subordinated Debentures is converted into accumulated and unpaid dividends on the American General Series A Preferred Stock, receipt of cash from American General in respect of such dividends will generally result in taxable income whereas, had the exchange not been effected, reseipt of cash from American General Delaware in respect of the corresponding accrued interest would not have been taxable. Moreover, in the case of a Holder's receipt of cash in lieu of a fractional share of either American General Common Stock or American General Series A Preferred Stock, the Holder will recognize taxable gain equal to the amount of cash received less the Holder's tax basis in such fractional share.

     A Holder's tax basis in the American General Common Stock or the American General Series A Preferred Stock received upon exchange and conversion should generally be equal to the Holder's tax basis in the Series A Preferred Securities delivered to the Conversion Agent for exchange, plus any gain recognized on the exchange, and less any cash received. In the case of an exchange for less than all of a Holder's Series A Preferred Securities, the Holder's tax basis in the shares of American General Common Stock received will be the lesser of the Holder's tax basis in all of such Holder's Series A Preferred Securities immediately before such exchange or American General Delaware's tax basis in the portion of the Series A Junior Subordinated Debentures converted for those shares of American General Common Stock, increased in either case by any gain recognized on conversion in respect of any fractional share interest redeemed by American General and decreased by any cash received in connection therewith. In such case, the Holder's aggregate tax basis in its remaining Series A Preferred Securities will be its aggregate tax basis in such Holder's Series A Preferred Securities immediately before such exchange, reduced (but not below zero) by its tax basis in the shares of American General Common Stock delivered in such exchange, determined as described above, and the amount of cash paid to the Holder in lieu of a fractional share interest, if any. A Holder's holding period in the American General Common Stock or the American General Series A Preferred Stock received upon exchange and conversion should generally begin on the date the Holder acquired the Series A Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under section 305 of the Code would treat American General Delaware (and, thus, Holders of Series A Preferred Securities) as having received a constructive distribution from American General in the event the conversion ratio of the Series A Junior Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of American General stock into or for which the Series A Junior Subordinated Debentures are convertible or exchangeable) of American General Delaware in the assets or earnings and profits of American General were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the stock into or for which the Series A Junior Subordinated Debentures are convertible or exchangeable. Thus, under certain circumstances, a reduction in the conversion price for the Series A Junior Subordinated Debentures is likely to be taxable to American General Delaware as a constructive dividend to the extent of the current or accumulated earnings and profits of American General. Holders of the Series A Preferred Securities would be required to include their allocable share of such constructive dividend in gross income but will not receive any cash related thereto. In addition, the failure to fully adjust the conversion price of the Series A Junior Subordinated Debentures to reflect distributions of stock dividends with respect to American General Common Stock may result in a taxable dividend to Holders of American General Common Stock.

     Similarly, under section 305 of the Code, adjustments to the conversion price of the American General Series A Preferred Stock, which may occur under certain circumstances, may result in deemed dividend income to Holders of the American General Series A Preferred Stock if such adjustments are not made pursuant to a bona fide, reasonable antidilution formula, and failure to make such adjustments to the conversion price of the American General Series A Preferred Stock may result in deemed dividend income to Holders of American General Common Stock.

AMERICAN GENERAL DELAWARE INFORMATION RETURNS AND AUDIT PROCEDURES

     The Manager of American General Delaware will furnish each Holder with a Schedule K-1 each year setting forth such Holder's allocable share of income for the prior calendar year, as soon as practicable following the end of the taxable year but in any event prior to March 15th of each succeeding year.

     Any person who holds Series A Preferred Securities as nominee for another person is required to furnish to American General Delaware a written statement containing: (a) the name, address and taxpayer identification number of the beneficial owner and of the nominee; (b) information as to whether the beneficial owner is (i) a person that is not a United States person, (ii) a foreign government, an international organization or any wholly-owned agency or instrumentality of either, or (iii) a tax-exempt entity; and (c) a description of the Series A Preferred Securities held, acquired or transferred for the beneficial owner, including the dates of acquisitions and transfers, the methods and costs of acquisitions, and the net proceeds from transfers. Brokers and financial institutions are also required to furnish written statements containing similar information with respect to Series A Preferred Securities they hold for their own accounts. A penalty of $50 per failure (up to a maximum of $100,000 per calendar year) is imposed by the Code for failure to report such information to American General Delaware. The nominee is required to supply the beneficial owners of the Series A Preferred Securities with the information furnished to American General Delaware.

     The Manager, as the tax matters partner, will be responsible for representing American General Delaware (and, indirectly, the Holders) in any dispute with the IRS involving the partnership information returns filed by American General Delaware. The Code provides for administrative examination of such returns as if American General Delaware (which is treated as a partnership) were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items reflected or required to be reflected on a partnership information return does not expire until three years after the later of the filing or the last date for filing of such return. Any adverse determination following an audit of a return of American General Delaware by the appropriate taxing authorities could result in an adjustment of the returns of the Holders, and, under certain circumstances, a Holder may be precluded from separately litigating a proposed adjustment to the items of American General Delaware. An adjustment could also result in an audit of a Holder's return and adjustments of items not related to the income and losses of American General Delaware.

FOREIGN HOLDERS

     Ownership of Series A Preferred Securities by nonresident aliens, foreign corporations and other foreign persons raises tax considerations unique to such persons and may have substantially adverse tax considerations to them. Therefore, prospective investors who are foreign persons or which are foreign entities are urged to consult with their U.S. tax advisors as to whether an investment in Series A Preferred Securities represents an appropriate investment in light of those unique tax considerations and possible adverse tax considerations.

BACKUP WITHHOLDING AND INFORMATION REPORTING

     In general, information reporting requirements will apply to payments of dividends on, and payments of the proceeds of the sale of, Series A Preferred Securities, American General Series A Preferred Stock or American General Common Stock within the United States to noncorporate Holders, and "backup withholding" at a rate of 31% will apply to such payments if the Holder fails to provide an accurate taxpayer identification number.

     THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSIDERATIONS TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES A PREFERRED SECURITIES, INCLUDING THE TAX CONSIDERATIONS UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                                  UNDERWRITING

     Subject to the terms and conditions of the Underwriting Agreement, American General Delaware has agreed to sell to each of the Underwriters named below, and
each of such Underwriters, for whom                               is acting as
representative, has severally agreed to purchase from American General Delaware, the respective number of Series A Preferred Securities set forth opposite its name below:

                                                                                 NUMBER
                                                                                   OF
                                                                                SERIES A
                                                                                PREFERRED
                                   UNDERWRITER                                  SECURITIES
                                   -----------                                  ----------

                                                                                ----------



              Total..........................................................
                                                                                ==========

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all such Series A Preferred Securities offered hereby, if any are taken.

     The Underwriters propose to offer the Series A Preferred Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities
dealers at such price less a concession of $   per Series A Preferred Security.
The Underwriters may allow, and such dealers may reallow, a concession not in
excess of $   per Series A Preferred Security to certain brokers and dealers.
After the Series A Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

     In view of the fact that the proceeds from the sale of the Series A Preferred Securities will be used by American General Delaware to purchase the Series A Junior Subordinated Debentures of American General, the Underwriting Agreement provides that American General will pay, as compensation to the
Underwriters, a commission of $   per Series A Preferred Security.

     American General Delaware has granted the Underwriters an option exercisable for 30 days after the date of this Prospectus Supplement to purchase
up to an aggregate of        additional Series A Preferred Securities solely to
cover over-allotments, if any. If the Underwriters exercise their over-allotment option, the Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of Series A Preferred Securities to be purchased by each of them, as shown in the foregoing table, bears to the total Series A Preferred Securities offered.

     American General and American General Delaware have agreed not to offer, sell, contract to sell, or otherwise dispose of any shares of American General Common Stock, American General Series A Preferred Stock, any other capital stock of American General, any other security convertible into or exercisable or exchangeable for American General Common Stock or any such other capital stock or debt securities substantially similar to the Series A Junior Subordinated
Debentures for a period of    days after the date of this Prospectus Supplement
without the prior written consent of the representative, except for (i) the Series A Preferred Securities offered hereby, (ii) American General Common Stock or American General Series A Preferred Stock issued or delivered upon conversion or exchange of the Series A Junior Subordinated Debentures, (iii) securities issued or delivered upon conversion, exchange or exercise of any other securities of American General outstanding on the date of this Prospectus Supplement, (iv) securities issued pursuant to

American General's stock option or other benefit or incentive plans maintained for its officers, directors or employees, and (v) securities issued in connection with mergers, acquisitions or similar transactions.

     Certain of the Underwriters are customers of, or engage in transactions with, and from time to time have performed services for, American General and its subsidiaries and associated companies in the ordinary course of business.

     Prior to the Offering made hereby, there has been no public market for the Series A Preferred Securities. Application has been made to list the Series A
Preferred Securities on the NYSE under the symbol "            ." In order to
meet one of the requirements for listing the Series A Preferred Securities on the NYSE, the Underwriters have undertaken to sell lots of 100 or more Series A Preferred Securities to a minimum of 400 beneficial holders.

     American General and American General Delaware have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN GENERAL DELAWARE, L.L.C., AMERICAN GENERAL CORPORATION OR THE UNDERWRITERS. THIS PROPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF AMERICAN GENERAL DELAWARE, L.L.C. OR AMERICAN GENERAL CORPORATION SINCE SUCH DATE.

                                ---------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary........    S-4
Summary Financial Information........   S-10
American General.....................   S-11
American General Delaware............   S-11
Investment Considerations............   S-12
Capitalization.......................   S-14
Use of Proceeds......................   S-14
Market Price of American General
  Common Stock and Dividends.........   S-15
Description of the Series A Preferred
  Securities.........................   S-16
Description of American General
  Series A Preferred Stock...........   S-28
Description of the Series A Junior
  Subordinated Debentures............   S-30
Certain Federal Income Tax
  Considerations.....................   S-33
Underwriting.........................   S-37
                 PROSPECTUS
Available Information................      2
Incorporation of Certain Documents by
  Reference..........................      2
American General LLCs................      3
American General.....................      3
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividend Requirements..............      3
Use of Proceeds......................      4
Description of the Preferred
  Securities.........................      4
Description of the Guarantees........      7
Description of the Junior
  Subordinated Debentures............     10
Description of American General
  Preferred Stock....................     17
Description of American General
  Common Stock.......................     20
Plan of Distribution.................     22
Legal Opinions.......................     23
Experts..............................     23

                                AMERICAN GENERAL
                                DELAWARE, L.L.C.
                         PREFERRED SECURITIES, SERIES A

                            GUARANTEED TO THE EXTENT
                      SET FORTH HEREIN BY, AND CONVERTIBLE
                             INTO COMMON STOCK OF,

                          AMERICAN GENERAL CORPORATION

                            (AMERICAN GENERAL LOGO)
                             Prospectus Supplement
                          Dated                , 1995

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED MARCH 30, 1995

PROSPECTUS

                            (AMERICAN GENERAL LOGO)

                                $1,250,000,000

                         AMERICAN GENERAL CORPORATION
           DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                 PREFERRED STOCK AND PREFERRED STOCK WARRANTS
                    COMMON STOCK AND COMMON STOCK WARRANTS

                            ------------------------

    American General Corporation ("American General" or the "Company") may issue from time to time hereunder, together or separately, (i) one or more series of its unsecured debt securities ("Debt Securities") which may be either senior (the "Senior Securities") or senior subordinated (the "Subordinated Securities") in priority of payment, both of which may be convertible or exchangeable into common stock, par value $.50 per share, of the Company ("Common Stock"), preferred stock, par value $1.50 per share, of the Company ("Preferred Stock"), other Debt Securities, Debt Warrants, Common Stock Warrants or Preferred Stock Warrants (each as herein defined); (ii) warrants to purchase Debt Securities ("Debt Warrants"); (iii) shares of Preferred Stock, which may be convertible into shares of Common Stock or exchangeable for Debt Securities; (iv) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (v) shares of Common Stock and (vi) warrants to purchase Common Stock ("Common Stock Warrants"), in amounts, at prices and on terms to be determined at the time of the offering. The Debt Securities, Debt Warrants, Preferred Stock, Preferred Stock Warrants, Common Stock and Common Stock Warrants are collectively referred to herein as the "Securities."

    The Senior Securities will rank equally with all other unsubordinated and unsecured indebtedness of the Company. The Subordinated Securities will be unsecured and subordinated as described under "Description of Debt
Securities -- Subordination."

    When a particular series of Securities is offered, a supplement to this Prospectus (a "Prospectus Supplement") setting forth certain terms of the offered Securities will be delivered together with this Prospectus. The applicable Prospectus Supplement, among other things and where applicable, will include: (i) with regard to Debt Securities, the specific designation, priority, aggregate principal amount, rate (which may be fixed or variable) and time of payment of any interest, authorized denominations, maturity, offering price, place or places of payment, redemption terms at the option of the Company, terms of any repayment at the option of the holder, terms for sinking fund payments, terms for conversion or exchange into other securities, provisions regarding original issue discount securities, any listing on a securities exchange and other terms of such Debt Securities; (ii) with regard to Preferred Stock, the specific designation, number of shares, title, stated value and liquidation preference of each share, issuance price, dividend rate or method of calculation, dividend periods, dividend payment dates, any redemption or sinking fund provisions, any conversion or exchange provisions, any voting rights, any listing on a securities exchange and other specific terms thereof; (iii) with respect to Common Stock, the number of shares, issuance price and other terms thereof; and (iv) with regard to Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, where applicable, the duration, amount, offering price, exercise price, terms of the securities for which they are exercisable, any voting rights, any listing on a securities exchange, detachability and other terms thereof. The applicable Prospectus Supplement may also contain applicable information about certain federal income tax, accounting and other considerations relating to the Securities covered by such Prospectus Supplement.

    The aggregate initial public offering price of all Securities which may be sold under this Prospectus shall not exceed $1,250,000,000, less the aggregate initial public offering price of any securities of certain American General funding entities which are sold under a separate prospectus which also constitutes a part of the Registration Statement of which this Prospectus constitutes a part. See "Available Information."

    The Company may sell the Securities directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to the Company from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any such agents, underwriters and dealers.

    This Prospectus may not be used to consummate sales of the Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is        , 1995.

     THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

     The Company, American General Delaware, L.L.C. and American General Capital, L.L.C. have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     In addition to this Prospectus, the Registration Statement contains another prospectus which relates to the offer and sale from time to time of "Preferred Securities" (as defined therein) of American General Delaware, L.L.C. and American General Capital, L.L.C. Certain payment obligations of such companies under any such Preferred Securities would be guaranteed by the Company to the extent set forth in such prospectus and any applicable prospectus supplement thereto. The $1,250,000,000 aggregate maximum initial public offering price of Securities which may be sold under this Prospectus will be reduced by the amount of the aggregate initial public offering price of any Preferred Securities sold under such other prospectus.

     Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-7981), are incorporated herein by reference:

        - the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

        - the Company's Current Report on Form 8-K dated February 14, 1995; and

        - the Company's Current Report on Form 8-K dated March 22, 1995.

     Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to the Company, 2929 Allen Parkway, Houston, Texas 77019-2155, Attention: Treasury Department, telephone (713) 831-1949.

                                  THE COMPANY

     American General is the parent company of one of the nation's largest consumer financial services organizations. The Company is headquartered in Houston, Texas and operates through its subsidiaries in all 50 states, the District of Columbia, Canada, Puerto Rico, and the U.S. Virgin Islands. The Company was incorporated as a general business corporation in Texas in 1980 and is the successor to American General Insurance Company, incorporated in Texas in 1926.

     American General's operations are classified into three business segments:
Retirement Annuities, which specializes in providing tax-deferred retirement plans and annuities to employees of educational, health care and other not-for-profit organizations; Consumer Finance, which offers consumer and home equity loans, credit cards, and credit-related insurance to individuals through more than 1,300 branch offices; and Life Insurance, which provides traditional and interest-sensitive life insurance and both fixed and variable annuity products through 14,000 sales representatives and general agents.

     Since American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of Securities to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1994, the amount available to the Company for dividends from subsidiaries not limited by such restrictions was $1.1 billion.

     The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

                                USE OF PROCEEDS

     Except as may otherwise be set forth in a Prospectus Supplement, the net proceeds from the sale or sales of the Securities offered hereby will be added to American General's general corporate funds and may be used for repayment of long- or short-term indebtedness or for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges, including and excluding the Company's wholly-owned consumer finance subsidiary, American General Finance, Inc. ("AGF"), has been calculated by dividing fixed charges into earnings available for fixed charges. Earnings available for fixed charges is the sum of income before income tax expense and the cumulative effect of accounting changes, and fixed charges. Fixed charges consist of interest expense, capitalized interest and a portion of rental expense. Because no preferred stock dividends were paid in the periods reported (other than immaterial preferred stock dividends paid by a subsidiary of AGF in 1990), the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                                                                    YEARS ENDED DECEMBER 31,
                                                              ------------------------------------
                                                              1994    1993     1992    1991    1990
                                                              ---     ----     ---     ---     ---
Ratio of earnings to fixed charges:
  Consolidated operations.................................    2.4      2.1     2.4     2.1     2.2
  Consolidated operations, corporate fixed charges only
     (excluding AGF)......................................    7.6      6.0     7.2     5.8     5.3

                         DESCRIPTION OF DEBT SECURITIES

     The Senior Securities are to be issued under a Senior Indenture dated as of
March   , 1995 (the "Senior Indenture") between the Company and Chemical Bank, as trustee, and the Subordinated Securities are to be issued under a Senior
Subordinated Indenture dated as of March   , 1995 (the "Subordinated Indenture")
between the Company and Chemical Bank, as trustee. Chemical Bank, in its capacity as trustee under the Senior Indenture and the Subordinated Indenture, is referred to herein as the "Trustee."

     The forms of the Senior Indenture and the Subordinated Indenture (being sometimes referred to herein collectively as the "Indentures" and each individually as an "Indenture") are filed as exhibits to the Registration Statement of which this Prospectus is a part. The statements and descriptions in this Prospectus or in any Prospectus Supplement regarding provisions of the Debt Securities and the Indentures are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the Debt Securities, including the definitions therein of certain terms. Certain capitalized terms used herein are defined in the Indentures. Wherever particular sections of the Indentures or terms that are defined in the Indentures are referred to herein or in a Prospectus Supplement, it is intended that such sections or defined terms shall be incorporated by reference herein or therein, as the case may be.

     The Indentures allow for the issuance of Debt Securities denominated in foreign currencies and/or in bearer form. The Company does not intend to issue any such Debt Securities pursuant to this Prospectus. Accordingly, certain provisions of the Indentures relating to such Debt Securities are not described herein.

GENERAL

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Superior Indebtedness of the Company as described under "-- Subordination."

     The Debt Securities may be issued in one or more series. The particular terms of each series of Debt Securities, as well as any modifications or additions to the general terms of the Debt Securities as described herein which may be applicable in the case of a particular series of Debt Securities, are described in the Prospectus Supplement relating to such series of Debt Securities. Accordingly, for a description of the terms of a particular series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth in this Prospectus.

     Reference is made to the Prospectus Supplement for the terms of the particular series of Debt Securities being offered thereby, including but not limited to the following: (1) the title of such Debt Securities and the series in which such Debt Securities shall be included; (2) any limit on the aggregate principal amount of such Debt Securities; (3) the percentage of their principal amount at which such Debt Securities will be issued and, in the case of Original Issue Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; (4) the date or dates on which the principal of such Debt Securities is payable or the manner in which such dates are determined; (5) the rate or rates per annum (which may be fixed or variable) at which such Debt Securities will bear interest, if any, or the method of determining such rate or rates; (6) the date from which such interest, if any, on such Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the record dates for such interest payment dates, if any; (7) the terms of any mandatory or optional redemption (including any sinking fund provisions or any provisions for repayment at the option of a Holder or upon the occurrence of a specified event); (8) whether such Debt Securities shall be convertible or exchangeable for other securities and, if so, the terms of any such conversion or exchange and the terms of such other securities; (9) whether such Debt Securities are to be issued initially or permanently in the form of a global Debt Security and, if so, the identity of the Depository (hereinafter defined) for such global Debt Security; (10) any deletions from, modification of or additions to the Events of Default or covenants of the Company with respect to such Debt Securities; and (11) any other terms of such Debt Securities. Debt Securities may also be issued under the Indentures upon the exercise of Debt Warrants. See "Description of Warrants -- Debt Warrants."

     The Indentures do not limit the aggregate principal amount of Debt Securities that may be issued thereunder or of any particular series of such Debt Securities and provide that, in addition to the Debt Securities, additional securities may be issued thereunder from time to time in one or more series up to the aggregate principal amount which may be authorized from time to time by the Company. (Section 301 of each Indenture) All Debt Securities issued under an Indenture will rank equally and ratably with any additional Debt Securities issued thereunder.

     Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302 and 305 of each Indenture)

     Some of the Debt Securities may be issued under the Indentures as Original Issue Discount Securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

     Unless otherwise indicated in the Prospectus Supplement relating to a particular series of Debt Securities, the principal of and any premium or interest on Debt Securities issued in certificated form will be payable, and, subject to certain limitations, the transfer of Debt Securities will be registrable, at the office of the Trustee designated for that purpose in New York City, provided that, at the option of the Company, interest may be paid by check, wire transfer or any other means permitted in the form of such Debt Securities. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on a Debt Security will be made to the person in whose name such Debt Security is registered at the close of business on the record date for such interest. In the case of global Debt Securities (which will be registered in the name of the Depository or its nominee), payment will be made to the Depository or its nominee in accordance with the then-existing arrangements between the paying agent(s) for such global Debt Securities and the Depository. See "-- Global Debt Securities." (Sections 305, 307 and 1002 of each Indenture)

     The Indentures do not contain any provision that limits the ability of the Company to incur indebtedness (either directly or through merger or consolidation) or that would afford Holders of Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company, except as described herein under "-- Limitations on Liens" and "-- Merger and Consolidation." Reference is made to the Prospectus Supplement relating to the series of Debt Securities offered thereby for information with respect to any deletions from, modifications of, or additions to, the Events of Default or covenants that may be included in the terms of such series of Debt Securities, including any addition of a covenant or other provision providing event risk or similar protection.

     Under the Indentures, the Company will have the ability, in addition to the ability to issue Debt Securities with terms different from those of Debt Securities previously issued, to "reopen" a previous issue of a series of Debt Securities and issue additional Debt Securities of such series.

LIMITATIONS ON LIENS

     The Senior Indenture provides that the Company will not, and will not permit any Designated Subsidiary (as defined below) to, directly or indirectly, create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on (i) any of the present or future common stock of a Designated Subsidiary or (ii) any property or assets (other than cash) representing, directly or indirectly, the consideration for the sale, assignment, transfer or disposal of such common stock unless the Senior Securities and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Senior Securities, shall be secured equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 1009 of the Senior Indenture) The Subordinated Indenture does not contain a comparable provision.

     The term "Designated Subsidiary" means any present or future consolidated Subsidiary of the Company the consolidated assets of which constitute 15 percent or more of the consolidated assets of the Company. As of December 31, 1994, the Company's Designated Subsidiaries were AGC Life Insurance Company, American General Finance, Inc., American General Finance Corporation, American General Life and Accident Insurance Company, American General Life Insurance Company and The Variable Annuity Life Insurance Company.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     If an Event of Default with respect to any Debt Securities of any series Outstanding under either of the Indentures shall occur and be continuing, the Trustee under such Indenture or the Holders of at least 25% in principal amount of the Debt Securities of that series Outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the Debt Securities of that series) of all the Debt Securities of that series Outstanding to be due and payable immediately; provided, that in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that if all Events of Default with respect to Debt Securities of that series shall have been cured, or waived as hereinafter provided, and all amounts due otherwise than on account of such acceleration shall have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the Debt Securities of that series then Outstanding may rescind and annul such acceleration and its consequences. (Section 502 of each Indenture) Upon acceleration of the Maturity of Original Issue Discount Securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the Prospectus Supplement relating to any Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity thereof. Any past default under either Indenture with respect to Debt Securities of any series, and any Event of Default arising therefrom, may be waived by the Holders of a majority in principal amount of all Debt Securities of such series Outstanding under such Indenture, except in the case of (i) default in the payment of the principal of or any premium or interest on any Debt Securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the Holder of each Outstanding Debt Security of such series affected. (Section 513 of each Indenture)

     Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, each of the following constitutes an Event of Default with respect to each series of Debt Securities under each Indenture: (a) default in the payment of any interest upon any Debt Security of such series when such interest becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of the principal of and any premium on any Debt Security of such series when it becomes due and payable, whether at the Stated Maturity, upon redemption or repayment, by declaration or otherwise; (c) default in the making of any sinking fund payment on any Debt Security of such series; (d) default in the performance or breach of any covenant or warranty of the Company contained in the applicable Indenture for the benefit of such series or in the Debt Securities of such series, and the continuance of such default or breach for 90 days after written notice has been given as provided in such Indenture; (e) acceleration of the maturity of any indebtedness for money borrowed of the Company in a principal amount in excess of $25,000,000 if such acceleration is not annulled or such indebtedness is not discharged within 15 days after written notice as provided in such Indenture;
(f) certain events in bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to the Debt Securities of such series. (Section 501 of each Indenture)

     The Trustee is required, within 90 days after the occurrence of a default with respect to the Debt Securities of any series which is known to the Trustee and is continuing (without regard to any grace period or notice requirements), to give to the Holders of the Debt Securities of such series notice of such default; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest on any Debt Securities of such series or in the payment of any sinking fund installment with respect to the Debt Securities of such series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Debt Securities of such series; and provided further that, in the case of any default referred to in clause (d) of the preceding paragraph with respect to the Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. (Section 602 of each Indenture)

     The Trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the Holders of the Debt Securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the Holders of the Debt Securities of such series. (Sections 601 and 603 of each Indenture) Subject to such right of indemnification and to certain other limitations, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. (Section 512 of each Indenture)

     No Holder of a Debt Security of any series may institute any action against the Company under either of the Indentures (except actions for payment of overdue principal of, premium, if any, or interest on such Debt Securities) unless the Holders of at least 25% in principal amount of the Debt Securities of that series then Outstanding under such Indenture shall have requested the Trustee to institute such action and offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request and the Trustee shall not have instituted such action within 60 days of such request. (Sections 507 and 508 of each Indenture)

     The Company is required to furnish annually to the Trustee statements as to the Company's compliance with all conditions and covenants under each Indenture. (Section 1007 of each Indenture)

MERGER AND CONSOLIDATION

     The Company may consolidate or merge with or into any other corporation, and the Company may sell or convey all or substantially all of its assets to another corporation, provided that (a) (i) in the case of a merger, the Company is the surviving company in the merger, or (ii) the corporation surviving the merger, formed by such consolidation or which acquires such assets shall be a corporation organized and existing under the laws of The United States of America or a state thereof and shall expressly assume payment of the principal of and any premium and interest on the Debt Securities and the performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by the Company and (b) the Company or such successor corporation, as the case may be, shall not immediately thereafter be in default in the performance of any such covenant or condition. The Senior Indenture also provides an additional condition that the Company or such successor corporation shall not immediately after such consolidation, merger or sale have outstanding (or otherwise be liable for) any indebtedness for money borrowed secured by a mortgage, pledge, lien, security interest or other encumbrance prohibited by the provisions of the Senior Indenture relating to limitations on liens or shall have secured the Outstanding Senior Securities equally and ratably with (or prior to) such other secured indebtedness for money borrowed so long as it is outstanding. (Section 801 of each Indenture)

MODIFICATION AND WAIVER

     Modification and amendment of each of the Indentures may be made by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected thereby, provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of or the rate of interest on or any premium payable with respect to any Debt Security;
(c) reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof or that would be provable in bankruptcy; (d) adversely affect any right of repayment at the option of the Holder of any Debt Security; (e) change the place or currency of payment of the principal of or any premium or interest on any Debt Security; (f) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, or any date of redemption or repayment, thereof; (g) reduce the above-stated percentage in principal amount of Outstanding Debt Securities of any series necessary to modify or amend the Indentures with respect to any such series or reduce the percentage of Outstanding Debt Securities of any series necessary to waive any past default or compliance with certain restrictive provisions to less than a majority of such series, or reduce certain requirements of the Indentures for quorum or voting; or (h) modify the provisions of the Indentures described in this paragraph or those regarding waiver of compliance with certain provisions of, or certain defaults and their consequences under, the Indentures, except to increase the percentage of Outstanding Debt Securities necessary to modify and amend each Indenture or to give any such waiver, and except to provide that certain other provisions of each Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby. The Holders of at least a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by the Company with certain restrictive provisions applicable to such series. (Sections 902 and 1010 of each Indenture)

     Modification and amendment of each of the Indentures may be made by the Company and the Trustee without the consent of any Holder of Outstanding Debt Securities, for any of the following purposes: (a) to evidence the succession of another corporation to the Company and the assumption of the covenants of the Company; (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company; (c) to add any additional Events of Default with respect to all or any series of Debt Securities; (d) to change or eliminate any restrictions on the payment of the principal of or any premium or interest on Debt Securities or to permit the issuance of Debt Securities in uncertificated form, provided any such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (e) to change or eliminate any provision of the Indentures, provided that no Outstanding Debt Security of any series then entitled to the benefit of such provision is adversely affected thereby; (f) to secure the Debt Securities pursuant to the requirements of Sections 801 or 1009 of the Indentures or otherwise; (g) to establish the form or terms of the Debt Securities of any series; (h) to provide for the acceptance of appointment by a successor Trustee with respect to the Debt Securities of one or more series and to add to or change any of the provisions as shall be necessary to provide for or facilitate the administration of the trusts under the Indentures by more than one Trustee;
(i) to change the conditions, limitations and restrictions on the authorized amount, terms or provisions of issuance, authentication and delivery of the Debt Securities as set forth in the Indentures, the Debt Securities and the Prospectus Supplement relating thereto; or (j) to cure any ambiguity, defect or inconsistency in the Indentures, provided such action does not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect. (Section 901 of each Indenture)

DEFEASANCE AND DISCHARGE

     Unless the Prospectus Supplement relating to a particular issuance of Debt Securities specifies otherwise, the Company and the Trustee, without the consent of any Holder of Outstanding Debt Securities, may execute a supplemental indenture to provide that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and hold moneys for payment in trust) upon the irrevocable deposit with the Trustee under the applicable Indenture, in trust, of money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. Such a supplemental indenture may only be executed if certain conditions have been satisfied, including that the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or if there has been a change in the applicable federal income tax law, in either case, to the effect that such a discharge will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes; and the provisions of such a supplemental indenture shall not be applicable to any series of Debt Securities then listed on the New York Stock Exchange if the provisions would cause the Outstanding Debt Securities of such series to be delisted. (Section 901 of each Indenture)

     Each of the Indentures provides that, when the conditions set forth in
Section 401 thereof have been satisfied, upon the request of the Company, such Indenture will cease to be of further effect (except as to any surviving right of registration of transfer or exchange of Debt Securities expressly provided for therein). Such conditions include that (i) all Debt Securities issued under such Indenture either shall have been delivered to the Trustee for cancellation or shall be due, or are to be called for redemption, within one year and (ii) with respect to all Debt Securities issued under such Indenture but not previously delivered to the Trustee for cancellation, there shall have been delivered to the Trustee, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium and interest on, all such Debt Securities on the Stated Maturity or Redemption Date of such payments in accordance with such Indenture. (Section 401 of each Indenture)

DEFEASANCE OF CERTAIN COVENANTS

     Unless otherwise provided in the Prospectus Supplement relating to a series of Debt Securities, the terms of the Debt Securities of each series will provide the Company with the option to omit to comply with the covenants described under "-- Limitations on Liens" above, if applicable, and any additional covenants not included in the original applicable Indenture that may be specified as applicable to such series in the Prospectus Supplement with respect thereto. The Company, in order to exercise such option, will be required to irrevocably deposit with the Trustee under the applicable Indenture, in trust, money or Government Obligations, or a combination thereof, which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the Stated Maturity or Redemption Date of such payments in accordance with the terms of the applicable Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee under the applicable Indenture an Opinion of Counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. Such covenant defeasance would not be available in certain circumstances, including, with respect to any series of Debt Securities then listed on the New York Stock Exchange, if such defeasance would cause the Outstanding Debt Securities of such series to be delisted. (Section 1011 of each Indenture) The Prospectus Supplement relating to a particular issuance of Debt Securities may describe further provisions, if any, permitting such an omission to comply.

GLOBAL DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depositary (the "Depository") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole among the Depository, any successor Depository and their respective nominees.

     The specific terms of the depository arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement, the following provisions will apply to all depository arrangements.

     Upon the issuance of a global Debt Security, the Depository for such global Debt Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such global Debt Security to the accounts of persons that have accounts with such Depository ("Participants"). Such accounts will be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a global Debt Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such global Debt Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons other than Participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitation and such laws may impair the ability to transfer beneficial interests in a global Debt Security.

     So long as the Depository for a global Debt Security, or its nominee, is the registered owner of such global Debt Security, such Depository or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such global Debt Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global Debt Security will not be entitled to have any of the individual Debt Securities of the series represented by such global Debt Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form, and will not be considered the owners or Holders thereof under the applicable Indenture.

     Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a global Debt Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global Debt Security representing such Debt Securities. Neither the Company, the Trustee, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global Debt Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depository for a series of Debt Securities, or its nominee, upon receipt of any payment of principal, premium or interest in respect of a global Debt Security representing any of such Debt Securities, will immediately credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global Debt Security for such Debt Securities as shown on the records of such Depository or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in such global Debt Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name." Such payments will be the responsibility of such Participants.

     If the Depository for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days or if the Company executes and delivers to the Trustee a Company Order to the effect that a global Debt Security shall be exchangeable for certificated Debt Securities or if an Event of Default has occurred and is continuing with respect to a series of Debt Securities, the Company will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of

Debt Securities. Accordingly, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more global Debt Securities and, in such event, will issue individual certificated Debt Securities of such series in definitive form in exchange for the global Debt Security or Debt Securities representing such series of Debt Securities. In any such instance, the individual certificated Debt Securities of such series issued by the Company will be issued to Participants, as directed by the Depository or its nominee, or to the beneficial owners holding Debt Securities of such series through such Participants, as directed by such Participants, all in accordance with standing instructions and customary practices, as is now the case with securities registered in "street name." Certificated Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

SUBORDINATION

     In the event of any distribution, division or application of all or any part of the assets of the Company, or the proceeds thereof, occurring by reason of the liquidation, dissolution or other winding up of the Company, or by reason of any execution, sale, receivership, insolvency or bankruptcy proceedings, or proceedings for reorganization, or readjustment of the Company or its properties, payment or distribution of any kind upon the Subordinated Securities of each series Outstanding (other than from the defeasance funds referred to below) will be subordinated to the prior payment in full of all Superior Indebtedness (including the payment of any interest accruing thereon after the commencement of any such proceedings). (Sections 1601 and 1602 of the Subordinated Indenture) The Subordinated Indenture also provides that in the event of the acceleration of the principal amount of the Subordinated Securities of any series (or, in the case of Original Issue Discount Securities, such portion of the principal amount thereof as may be specified in the terms thereof) as a result of the occurrence of an Event of Default with respect to such series under the Subordinated Indenture, the holders of Superior Indebtedness will be entitled to declare such Superior Indebtedness due and payable and in such event to receive payment in full of all principal, premium and interest on all Superior Indebtedness before the Holders of the Subordinated Securities of such series are entitled to receive any payment. The Subordinated Indenture further provides that in the event of a default in the payment of the principal of or any premium or interest on any Superior Indebtedness, so long as such payment shall not have been made or provided for, or in the event of the acceleration of the maturity of any Superior Indebtedness which has not been rescinded and annulled, no payment of principal or any premium or interest will be made on the Subordinated Securities (other than, if applicable, payment from funds which were deposited to defease the Subordinated Securities at a time when no default in the payment of the Superior Indebtedness existed). (Sections 1602 and 1603 of the Subordinated Indenture) The Holders of the Subordinated Securities of each series will be subrogated to the rights of the holders of the Superior Indebtedness to the extent of payments made to the holders of Superior Indebtedness upon any distribution of assets in any such proceedings out of the distributive share of the Subordinated Securities. (Section 1602 of the Subordinated Indenture) As a result of such subordination, upon the distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities.

     Superior Indebtedness is defined in the Subordinated Indenture as the principal of, and premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred, created or assumed:

          (a) all obligations of the Company for money borrowed;

          (b) all obligations of the Company evidenced by notes, debentures, bonds or other securities, including obligations incurred in connection with the acquisition of property, assets or businesses;

          (c) all capitalized lease obligations of the Company;

          (d) all reimbursement obligations of the Company with respect to letters of credit, bankers acceptance or similar facilities issued for the account of the Company;

          (e) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (f) all payment obligations of the Company under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by the Company solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Company;

          (g) all obligations of the type referred to in clauses (a) through (f) above of another person and all dividends of another person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

          (h) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such indebtedness referred to in clauses (a) through (g) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced indebtedness or obligations);

other than (i) any particular indebtedness, renewal, extension, refunding, obligation, assumption or guarantee that expressly provides, or the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides, that such indebtedness, renewal, extension, refunding, obligation, assumption or guarantee is junior in right of payment to or is pari passu with the Subordinated Securities; (ii) any guarantee of the payment obligations of American General Delaware, L.L.C. or American General Capital, L.L.C. with respect to their preferred securities, (iii) any junior subordinated debentures of the Company issued under the Junior Subordinated Indenture dated
as of March      , 1995 between the Company and Chemical Bank, as trustee, and
(iv) interest accruing on Superior Indebtedness after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a bankruptcy proceeding. (Section 101 of the Subordinated Indenture)

     As of December 31, 1994, an aggregate of $     billion of Superior
Indebtedness was outstanding. The Subordinated Indenture does not limit the amount of Superior Indebtedness that may be incurred by the Company in the future.

     The Subordinated Indenture may be modified or amended as provided under "-- Modification and Waiver," provided that no such modification or amendment may, without the consent of the Holder of each Outstanding Subordinated Security affected thereby, modify any of the provisions of the Subordinated Indenture relating to the subordination of the Subordinated Securities in a manner adverse to such Holder. (Section 902 of the Subordinated Indenture)

CONVERSION

     Certain Debt Securities may be convertible into other Securities of the Company (the "Convertible Debt Securities"). The holders of such Convertible Debt Securities of a specified series may be entitled (subject to prior redemption, repayment or repurchase, if applicable), if so provided in the applicable Prospectus Supplement, to convert any Convertible Debt Securities of such series (in denominations set forth in the applicable Prospectus Supplement) into another series of Debt Securities, Debt Warrants, Preferred Stock, Preferred Stock Warrants, Common Stock or Common Stock Warrants, as the case may be (collectively, the foregoing securities into which the Convertible Debt Securities may be converted are referred to herein as "Conversion Securities"), at the conversion price set forth in the applicable Prospectus Supplement, subject to adjustment as described below or in the applicable Prospectus Supplement. The relevant provisions for each series of Convertible Debt Securities will be set forth in the applicable Prospectus Supplement. Except as described below or in the applicable Prospectus Supplement, no adjustment will be made upon conversion of any Convertible Debt Securities for interest accrued thereon or for dividends on any Conversion Securities issued. If any Convertible Debt Securities not called for redemption are converted between a record date for the payment of interest and the next succeeding interest payment date, such Convertible Debt Securities must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted. The Company is not required to issue fractional shares of Preferred Stock or Common Stock upon conversion of Convertible Debt Securities that are convertible into Preferred Stock or Common Stock, respectively, and, in lieu thereof, will pay a cash adjustment, in the case of Convertible Debt Securities convertible into Preferred Stock, based upon the liquidation preference of such series of Preferred Stock unless otherwise specified in the Prospectus Supplement, and in the case of Common Stock, based upon the market value of the Common Stock. In the case of Convertible Debt Securities convertible into securities other than Preferred Stock or Common Stock, such adjustment will be based on such method as is set forth in the applicable Prospectus Supplement.

     If the conversion price for a series of Convertible Debt Securities that are convertible into Common Stock, Preferred Stock or another Security is subject to adjustment upon the occurrence of certain events, the formulas for such adjustment will be described in the applicable Prospectus Supplement.

TRUSTEE UNDER THE INDENTURES

     The Company and certain of its affiliates maintain banking and borrowing relations with Chemical Bank and certain of its affiliates. Chemical Bank and one of its affiliates also serve as trustees under other indentures maintained by the Company.

     The Indentures provide that an alternative Trustee may be appointed by the Company with respect to any particular series of Debt Securities. Any such appointment will be described in the Prospectus Supplement relating to such series of Debt Securities.

                       DESCRIPTION OF THE PREFERRED STOCK

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which an applicable Prospectus Supplement may relate. Certain other terms of any series of Preferred Stock offered by an applicable Prospectus Supplement will be specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of Preferred Stock may differ from the terms set forth below. The description of the terms of the Preferred Stock set forth below and in an applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of Preferred Stock, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Restated Articles of Incorporation of the Company, as amended (the "Articles"), the Bylaws of the Company, and applicable Texas law, the Board of Directors of the Company, or an authorized committee thereof, has the authority, without further shareholder action, to issue up to 60,000,000 shares of Preferred Stock, $1.50 par value, in one or more series and in such amounts and for such consideration, as may be determined from time to time by resolution of the Board of Directors of the Company, or an authorized committee thereof, and to fix before the issuance of any shares of Preferred Stock of a particular series, the number of shares constituting that series and the distinctive designation of that series; the dividend rate (or method of determining the same); the voting rights; conversion privileges; redemption rights; repurchase obligations; sinking fund availability; rights upon liquidation, dissolution or winding up and the priority thereof; restrictions upon the Company with respect to the creation of debt or the issuance of additional Preferred Stock or other stock ranking prior to or on a parity therewith with respect to dividends or upon liquidation; restrictions on the Company with respect to the issuance of, payment of dividends upon, or the making of other distributions with respect to, or the acquisition or redemption of, shares ranking junior to the Preferred Stock; the priority of each series of Preferred Stock in relation to other series of Preferred Stock; and any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof. The holders of any series of Preferred Stock shall not have any preemptive rights to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by the Company.

     As of March 1, 1995, the Company had no Preferred Stock outstanding. As of such date, the Company did have Preferred Share Purchase Rights outstanding. A description of these rights is provided under "Description of Common Stock -- Preferred Share Purchase Rights."

DIVIDENDS

     The holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of the Company on such record dates as will be fixed by the Board of Directors of the Company.

     Unless otherwise indicated in an applicable Prospectus Supplement, all series of Preferred Stock will be senior in right as to dividends and in liquidation to the Common Stock and any other class of stock of the Company ranking junior to the Preferred Stock.

VOTING RIGHTS

     Except as indicated in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of the Preferred Stock will not be entitled to vote. In the event the Company issues a series of Preferred Stock with voting rights, unless otherwise specified in the Prospectus Supplement relating to such series, each such share will be entitled to one vote on matters on which holders of such series of the Preferred Stock are entitled to vote. Since each full share of any series of Preferred Stock of the Company shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of Preferred Stock.

CONVERSION AND EXCHANGE

     The Prospectus Supplement relating to a series of the Preferred Stock will set forth the conditions or terms, if any, upon which any such series will be convertible or exchangeable, and the terms of the securities into which such series will be convertible or exchangeable.

REDEMPTION RIGHTS

     A series of the Preferred Stock may be redeemable, in whole or in part, at the option of the Company or any holder thereof, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of the Company. Preferred Stock redeemed by the Company will be restored to the status of authorized but unissued preferred shares.

     If less than all outstanding shares of a series are to be redeemed, the shares to be redeemed will be selected ratably or by lot in such manner as may be prescribed by resolution of the Board of Directors. The notice of redemption will set forth the designation of the series or part of the series of shares to be redeemed, the date fixed for redemption, the redemption price, the place at which the shareholders may obtain payment of the redemption price upon surrender of their respective share certificates and a statement with respect to the existence of any right of conversion with respect to the shares to be redeemed and the period within which such right may be exercised. Such notice will be given to each holder of shares being called, either personally or by mail, not less than 20 nor more than 60 days before the date fixed for redemption. If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the stock transfer book of the Company, with postage thereon prepaid.

     The Company may, on or prior to the date fixed for redemption of the series of Preferred Stock, deposit with any bank or trust company in Texas, or any bank or trust company in the United States duly appointed and acting as transfer agent for the Company, as a trust fund, a sum sufficient to redeem shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of shares, as evidenced by a list of holders of such shares certified by an officer of the Company, the redemption price upon surrender of their respective share certificates. From and after the date fixed for redemption, such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue. Such deposit will be deemed to constitute full payment of such shares to their holders. From and after the date such deposit is made and such instructions are given, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest (and, in the case of holders of certificated shares, upon the surrender of their respective certificates therefor), and any right to convert such shares which may exist. In case the holders of such shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the Company the balance of such amount so deposited to be held in trust and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof.

REPURCHASE OBLIGATION

     The Prospectus Supplement relating to a series of the Preferred Stock will state the conditions and terms, if any, upon which such series shall be subject to repurchase by the Company.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of the assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class or series of shares ranking junior to such Preferred Stock upon liquidation, a liquidating distribution in the amount per share as set forth in the Prospectus Supplement relating to such series of Preferred Stock plus accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company the amounts payable with respect to Preferred Stock of any series and any other shares of the Company ranking as to any such distribution on a parity with such Preferred Stock of such series are not paid in full, the holders of such Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. Neither the sale of all or substantially all of the property or business of the Company nor the merger or consolidation of the Company into or with any other corporation shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Company. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by the Company.

CONDITIONS AND RESTRICTIONS UPON THE COMPANY

     The Prospectus Supplement relating to a series of the Preferred Stock will describe any conditions or restrictions upon the Company which are for the benefit of such series, including restrictions upon the creation of debt or other series of Preferred Stock; payment of dividends; or distributions, acquisitions or redemptions of shares ranking junior to such series.

                          DESCRIPTION OF COMMON STOCK
GENERAL

     The Company is authorized to issue 300,000,000 shares of Common Stock, par value $.50 per share. As of March 1, 1995, there were outstanding 204,766,121 shares of the Company's Common Stock.

     Holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of the Company out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of the Company's Preferred Stock, to receive pro rata the net assets of the Company.

     The holders of the Common Stock are entitled to one vote for each share held and are vested with all of the voting power, except as the Board of Directors of the Company or an authorized committee thereof may provide in the future with respect to any series of Preferred Stock. Directors of the Company are elected for a one-year term expiring upon the annual meeting of stockholders of the Company. The holders of the Common Stock do not have cumulative voting rights.

     The holders of Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by the Company. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either the Company or a stockholder.

     The Company's Common Stock is listed on the New York, Pacific, London and Swiss Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the Common Stock.

PREFERRED SHARE PURCHASE RIGHTS

     On July 27, 1989, the Board of Directors of the Company authorized the issuance of one preferred share purchase right (a "Right") for each share of Common Stock outstanding on August 7, 1989 and for each share of Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination Date (as each such term is defined below). A Right is attached to each share of Common Stock and entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of the Company (the "Junior Preferred Shares"), at a price of $120 per one one-hundredth of a Junior Preferred Share, subject to certain adjustments.

     The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Stock and any other shares of capital stock of the Company entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of the Company's assets, liquidation, dissolution or winding up of the Company (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

     In the event the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the Right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of Common Stock (or under certain circumstances, Common Stock-equivalent Junior Preferred Shares) having a market value of two times the exercise price of the Rights.

     At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting

Stock, the Board of Directors of the Company may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

     At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of the Company may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the "Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish.

     The purchase price payable, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares.

     The number of outstanding Rights and the number of one one-hundredths of a Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of the Company or other transaction involving the Company which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by the Company as described above.

     The terms of the Rights may be amended, including extending the expiration date, by the Board of Directors of the Company without the consent of the holders of the Rights, except in certain circumstances.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board of Directors of the Company. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Rights may be redeemed by the Company at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock.

     The Junior Preferred Shares will be non-redeemable and rank junior to all other series of the Company's Preferred Stock. Each whole Junior Preferred Share will be entitled to receive a quarterly preferential dividend in an amount equal to the greater of (i) $0.25 or (ii) subject to certain adjustments, 100 times the dividend declared on each share of Common Stock. In the event of the liquidation, dissolution or winding up of the Company, each whole Junior Preferred Share will be entitled to receive a preferential liquidation payment in an amount equal to the greater of (i) $1.50, or (ii) 100 times the aggregate amount to be distributed per share to holders of Common Stock, plus, in either case, an amount equal to all accrued and unpaid dividends thereon. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole Junior Preferred Share will be entitled to receive 100 times the amount received per each share of Common Stock. Each whole Junior Preferred Share will be entitled to 100 votes on all matters submitted to a vote of the shareholders of the Company, and Junior Preferred Shares will generally vote together as one class with the Common Stock and any other voting capital stock of the Company on all matters submitted to a vote of shareholders of the Company.

     If such registration is then required by applicable law, the Company will use its best efforts to cause the offer and sale of Junior Preferred Shares issuable upon exercise of the Rights to be registered pursuant to the Securities Act at any such time as the Rights become exercisable.

     The foregoing description of the Rights and the Junior Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is an exhibit to the Registration Statement of which this Prospectus forms a part, and the Certificate of Designation, Preferences and Rights for the Junior Preferred Shares.

                            DESCRIPTION OF WARRANTS

     The Company may issue Debt Warrants, Preferred Stock Warrants, and Common Stock Warrants (collectively, the "Warrants"). Each Debt Warrant will entitle the holder thereof to purchase a series of Debt Securities at such exercise price as shall be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Debt Warrants offered thereby. Similarly, each Preferred Stock Warrant and Common Stock Warrant (collectively, the "Stock Warrants") will entitle the holder thereof to purchase such number of shares of Preferred Stock of a particular series or of Common Stock, as the case may be, and at such exercise price, as shall be set forth in, or calculable from, the applicable Prospectus Supplement. Warrants may be issued independently or together with other Securities offered by a Prospectus Supplement and may be attached to or separate from such other Securities. Each series of Warrants may be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and such bank or trust company as shall be designated in the applicable Prospectus Supplement as warrant agent (the "Warrant Agent"). Each Warrant Agent will act solely as the agent of the Company in connection with the applicable Warrants and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of such Warrants.

     The following describes the type of information that will be set forth in a Prospectus Supplement relating to a series of Warrants.

DEBT WARRANTS

     If Debt Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Debt Warrants, the Warrant Agreement relating to such Debt Warrants and the certificates, if any, representing such Debt Warrants, including the following, where applicable: (1) the specific designation and number of such Debt Warrants; (2) the offering price, if any, of such Debt Warrants; (3) the designation, aggregate principal amount, denominations and terms of the series of Debt Securities purchasable upon exercise of such Debt Warrants and the procedures and conditions relating to the exercise of such Debt Warrants; (4) the designation and terms of any related series of Securities with which such Debt Warrants are issued and the number of such Debt Warrants issued with each such Security; (5) the date, if any, on and after which such Debt Warrants and the related Securities will be separately transferable; (6) the principal amount of the series of Debt Securities purchasable upon exercise of each such Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise and whether such Debt Securities may be purchased for consideration other than cash; (7) the date on which the right to exercise such Debt Warrants shall commence and the date on which such right shall expire; (8) any anti-dilution provisions of such Debt Warrants; (9) any redemption or call provisions applicable to such Debt Warrants; (10) if the series of Debt Securities purchasable upon exercise of such Debt Warrants are Original Issue Discount Securities, a discussion of certain Federal income tax considerations applicable thereto; (11) where the certificates, if any, representing such Debt Warrants may be transferred and registered; (12) information with respect to any book-entry procedures, if any; and (13) any other terms of such Debt Warrants.

STOCK WARRANTS

     If Stock Warrants are offered, the applicable Prospectus Supplement will describe the terms of such Stock Warrants, the Warrant Agreement relating to such Stock Warrants and the certificates, if any, representing such Stock Warrants, including the following, where applicable: (1) the designation and aggregate number of such Stock Warrants; (2) the offering price, if any, of such Stock Warrants; (3) in the case of Preferred Stock Warrants, the designation and terms of the series of Preferred Stock purchasable upon exercise of such Preferred Stock Warrants and whether such series of Preferred Stock is convertible or exchangeable for other Securities; (4) the aggregate number of shares of Common Stock or such series of Preferred Stock purchasable upon exercise of such Stock Warrants and the minimum number of Stock Warrants that are exercisable; (5) the terms of the Securities with which such Stock Warrants are being offered and the number of such Stock Warrants being offered with each such Security; (6) the date on and after which such Stock Warrants and the related Security will be transferable separately; (7) the number of shares of Common Stock or Preferred Stock purchasable upon exercise of each such Stock Warrant and the price at which such number of shares of Common Stock or Preferred Stock may be purchased upon such exercise; (8) the date on which the right to exercise such Stock Warrants shall commence and the date on which such right shall expire; (9) any anti-dilution provisions of such Stock Warrants; (10) any redemption or call provisions applicable to such Stock Warrants; (11) where the certificates, if any, representing such Stock Warrants may be transferred and registered; (12) whether the Stock Warrants represented by the warrant certificates will be issued in registered or bearer form; (13) information with respect to book-entry procedures, if any; and (14) any other terms of such Stock Warrants.

                              PLAN OF DISTRIBUTION

GENERAL

     The Company may sell Securities to or through underwriters or dealers; directly to other purchasers; through agents; or through a combination of any such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the offered Securities will be named in an applicable Prospectus Supplement or Prospectus Supplements (including any Pricing Supplement or Pricing Supplements).

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation paid by the Company to underwriters, dealers or agents in connection with the offering of the Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in an applicable Prospectus Supplement or Pricing Supplement.

     Under agreements which may be entered into by the Company, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against and/or contribution by the Company toward certain liabilities, including liabilities under the Securities Act and to reimbursement for certain expenses.

     Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for the Company or one or more of its affiliates in the ordinary course of business.

     The specific terms and manner of sale, including the place and time of delivery, of the Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.

DELAYED DELIVERY ARRANGEMENTS

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases purchases by such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

     Unless otherwise indicated in a Prospectus Supplement, the validity of each issue of the Securities will be passed upon for the Company by Vinson & Elkins L.L.P., Houston, Texas, and certain legal matters relating to the Securities offered hereby will be passed upon for any underwriters, dealers or agents of a particular issue of Securities by Brown & Wood, New York, New York. Brown & Wood may rely as to matters of Texas law on the opinion of Vinson & Elkins L.L.P. J. Evans Attwell, a partner in the firm of Vinson & Elkins L.L.P., is a director of the Company.

                                    EXPERTS

     The consolidated financial statements and schedules of the Company and its subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Such financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of American Franklin Company and subsidiaries as of December 31, 1993, and for the year then ended, appearing in the Company's Current Report on Form 8-K dated February 14, 1995, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION, DATED MARCH 30, 1995

PROSPECTUS

                            (AMERICAN GENERAL LOGO)

                                $1,250,000,000

                       AMERICAN GENERAL DELAWARE, L.L.C.
                       AMERICAN GENERAL CAPITAL, L.L.C.
                             PREFERRED SECURITIES
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                         AMERICAN GENERAL CORPORATION

                           ------------------------

    American General Delaware, L.L.C. and American General Capital, L.L.C., each a Delaware limited liability company (each, an "American General LLC" and, together, the "American General LLCs"), may separately offer from time to time, in one or more series, their preferred limited liability company interests (the "Preferred Securities"). The payment of periodic cash distributions ("dividends") with respect to Preferred Securities of each of the American General LLCs, and payments on liquidation and redemption with respect to such Preferred Securities will be guaranteed by American General Corporation, a Texas corporation ("American General" or the "Company"), to the extent described herein (each, a "Guarantee"). See "Description of the Guarantees." American General's obligations under the Guarantees will be subordinate and junior in right of payment to all other liabilities of American General and pari passu with the most senior preferred stock issued by American General. Concurrent with the issuance of each series of Preferred Securities, the American General LLC issuing such Preferred Securities will invest the proceeds thereof in a series of American General's junior subordinated debentures (the "Junior Subordinated Debentures"), which will bear interest at the same rate as the dividend rate on such Preferred Securities. If and to the extent set forth in the Prospectus Supplement pertaining to the particular series of Preferred Securities in respect of which this Prospectus is being delivered (the "Prospectus Supplement"), such Junior Subordinated Debentures subsequently may be distributed to holders of such series of Preferred Securities in connection with the dissolution of the related American General LLC upon the occurrence of certain events. The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to Senior Indebtedness (as defined herein) of American General. See "Description of the Junior Subordinated Debentures."

    The specific terms of the Preferred Securities of any particular series in respect of which this Prospectus is being delivered will be set forth in the Prospectus Supplement which will describe, without limitation and to the extent applicable, the following: the specific designation, number of Preferred Securities, dividend rate (or the method of determining such rate), dates on which dividends will be payable, liquidation preference, voting rights, any redemption provisions, terms for any conversion or exchange into common stock, par value $.50 per share, of American General ("American General Common Stock"), preferred stock, par value $1.50 per share, of American General ("American General Preferred Stock"), or other securities, the initial public offering price, any listing on a securities exchange, and any other rights, preferences, privileges, limitations and restrictions thereof. The specific terms of the related series of Junior Subordinated Debentures will also be described in such Prospectus Supplement.

    The Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate initial public offering price of all Preferred Securities sold hereunder may not exceed $1,250,000,000, less the aggregate initial public offering price of all securities of American General which are sold under a separate prospectus which also constitutes a part of the Registration Statement of which this Prospectus constitutes a part. See "Available Information."

    The Prospectus Supplement relating to any series of Preferred Securities will contain information concerning certain United States federal income tax considerations applicable to such Preferred Securities and the related series of Junior Subordinated Debentures.

    The Preferred Securities may be sold directly, through agents, underwriters or dealers as designated from time to time, or through a combination of such methods. If any such agents, underwriters or dealers are involved in the sale of the Preferred Securities in respect of which this Prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable agent's commission, underwriter's discount or dealer's purchase price and the net proceeds to the applicable American General LLC from such sale will be set forth in, or may be calculated on the basis set forth in, the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any such agents, underwriters and dealers.

    This Prospectus may not be used to consummate sales of the Preferred Securities unless accompanied by a Prospectus Supplement.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
           OFFENSE.
                            ------------------------

               The date of this Prospectus is             , 1995.

     THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

     American General is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by American General may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

     The American General LLCs and American General have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

     In addition to this Prospectus, the Registration Statement contains another prospectus which relates to the offer and sale from time to time of various securities of American General. The $1,250,000,000 aggregate maximum initial public offering price of Preferred Securities which may be sold under this Prospectus will be reduced by the amount of the aggregate initial public offering price of any securities sold under such other prospectus.

     Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     No separate financial statements of either of the American General LLCs have been included herein. American General and the American General LLCs do not consider that such financial statements would be material to holders of the Preferred Securities because each American General LLC is a newly formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than as set forth below, and because American General will guarantee the obligations of each American General LLC under the terms of the Preferred Securities to the extent set forth herein. See "American General LLCs" and "Description of the Guarantees."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by American General with the Commission pursuant to the Exchange Act (File No. 1-7981), are incorporated herein by reference:

        - American General's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

        - American General's Current Report on Form 8-K dated February 14, 1995; and

        - American General's Current Report on Form 8-K dated March 22, 1995.

     Each document filed by American General pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Preferred Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such document.

     Any statement contained herein, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein, in a Prospectus Supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

                             AMERICAN GENERAL LLCs

     American General Delaware, L.L.C. and American General Capital, L.L.C. are each a limited liability company formed in March 1995 under the laws of the State of Delaware. American General owns directly or indirectly all of the common limited liability interests (the "Common Securities") of each American General LLC, which securities are nontransferable. The American General LLCs will be managed by American General, as manager (the "Manager"), in accordance with their respective Limited Liability Company Agreements, as amended (each, an "LLC Agreement"). Each American General LLC exists solely for the purpose of issuing Preferred Securities and Common Securities and investing 99% of the proceeds thereof in Junior Subordinated Debentures. The remaining 1% of such proceeds will be invested by the applicable American General LLC in Eligible Investments (as defined in the applicable LLC Agreement). See "Use of Proceeds." The principal executive offices of the American General LLCs are located c/o the Manager at the address set forth under "American General."

                                AMERICAN GENERAL

     American General is the parent company of one of the nation's largest consumer financial services organizations. American General is headquartered in Houston, Texas and operates through its subsidiaries in all 50 states, the District of Columbia, Canada, Puerto Rico, and the U.S. Virgin Islands. American General was incorporated as a general business corporation in Texas in 1980 and is the successor to American General Insurance Company, incorporated in Texas in 1926.

     American General's operations are classified into three business segments:
Retirement Annuities, which specializes in providing tax-deferred retirement plans and annuities to employees of educational, health care and other not-for-profit organizations; Consumer Finance, which offers consumer and home equity loans, credit cards, and credit-related insurance to individuals through more than 1,300 branch offices; and Life Insurance, which provides traditional and interest-sensitive life insurance and both fixed and variable annuity products through 14,000 sales representatives and general agents.

     Since American General is a holding company, rights to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise (and thus the ability of holders of securities or guarantees issued by American General to benefit indirectly from such distribution) are subject to the prior claims of creditors of that subsidiary, except to the extent that American General may itself be a creditor of that subsidiary. Claims on American General's subsidiaries by other creditors include substantial claims for policy benefits and debt obligations, as well as other liabilities incurred in the ordinary course of business. In addition, since many of American General's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to American General without prior regulatory approval is limited by applicable laws and regulations. Further, certain non-insurance subsidiaries are similarly restricted in their ability to make dividend payments by long-term debt agreements. At December 31, 1994, the amount available to American General for dividends from subsidiaries not limited by such restrictions was $1.1 billion.

     The principal executive offices of American General are located at 2929 Allen Parkway, Houston, Texas 77019-2155, and its telephone number is (713) 522-1111.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

     The ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding American General's wholly-owned consumer finance subsidiary, American General Finance, Inc. ("AGF"), has been calculated by dividing combined fixed charges and preferred stock dividend requirements into earnings available for the payment of fixed charges and preferred stock dividend requirements. Earnings available for combined fixed charges and preferred stock dividend requirements is the sum of (i) income before income tax expense and the cumulative effect of accounting changes, (ii) fixed charges, and (iii) preferred stock dividend requirements. Fixed charges consist of interest expense, capitalized interest and a portion of rental expense. Because no preferred stock dividends were paid in the reported periods (other than immaterial preferred stock dividends paid by a subsidiary of AGF in 1990), the ratio of earnings to fixed charges is the same as the ratio of earnings to combined fixed charges and preferred stock dividend requirements.

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                              1994    1993     1992    1991    1990
                                                              ---     ----     ---     ---     ---
Ratio of earnings to combined fixed charges and preferred
  stock dividend requirements:
  Consolidated operations.................................    2.4      2.1     2.4     2.1     2.2
  Consolidated operations, corporate fixed charges only
     (excluding AGF)......................................    7.6      6.0     7.2     5.8     5.3

                                USE OF PROCEEDS

     Each of the American General LLCs will invest 99% of the proceeds received from the sale of Preferred Securities and Common Securities in Junior Subordinated Debentures of American General and the remaining 1% of such proceeds will be invested in Eligible Investments (as defined in the applicable LLC Agreement). Unless otherwise specified in the applicable Prospectus Supplement, the net proceeds to be received by American General from the sale of Junior Subordinated Debentures will be added to American General's general corporate funds and may be used for repayment of long- or short-term indebtedness or for general corporate purposes.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The following is a summary of certain terms and provisions of the Preferred Securities. Reference is made to the LLC Agreement of the applicable American General LLC and the amendment to such LLC Agreement adopted or to be adopted establishing the rights, preferences, privileges, limitations and restrictions relating to the Preferred Securities of each series (each, a "Declaration"). The summaries set forth below and in the applicable Prospectus Supplement address the material terms of the Preferred Securities of any particular series but do not purport to be complete and are subject to, and qualified in their entirety by reference to, the applicable LLC Agreement and Declaration. Capitalized terms used in the summaries below and not otherwise defined herein have the respective meanings set forth in the applicable LLC Agreement and Declaration.

GENERAL

     Each American General LLC is authorized to issue, from time to time, Common Securities and Preferred Securities, in one or more series, with such dividend terms, liquidation preferences per share, voting rights, redemption provisions, conversion or exchange rights and other rights, preferences, privileges, limitations and restrictions as are set forth in its LLC Agreement and the Declaration adopted or to be adopted with respect to each such series. All of the Preferred Securities which may be issued in one or more series by either American General LLC will rank pari passu with each other series issued by such American General LLC with respect to the payment of dividends and distribution of assets upon liquidation, dissolution or winding-up. Holders of Preferred Securities will have no preemptive rights and will not have the right to remove or replace the Manager of either American General LLC.

     Reference is made to the Prospectus Supplement relating to the particular series of Preferred Securities being offered thereby for the specific terms thereof, including: (i) the initial public offering price of such series of Preferred Securities; (ii) the particular American General LLC issuing such series of Preferred Securities; (iii) the specific designation of such series of Preferred Securities which shall distinguish it from other series; (iv) the number of Preferred Securities included in such series, which number may be increased or decreased from time to time unless otherwise provided by the Manager in creating the series; (v) the annual dividend rate of Preferred Securities of such series (or method of determining such rate) and when dividends will accrue and be payable; (vi) whether dividends on Preferred Securities of such series shall be cumulative, and, if so, the date or dates or method of determining the date or dates from which dividends on Preferred Securities of such series shall be cumulative; (vii) the amount or amounts which shall be paid out of the assets of such American General LLC to the holders of Preferred Securities of such series upon voluntary or involuntary liquidation, dissolution or winding up of such American General LLC; (viii) if applicable, the price or prices at which, the date or dates on which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series may be redeemed or purchased, in whole or in part, at the option of such American General LLC or the Manager; (ix) the obligation, if any, of such American General LLC to purchase or redeem Preferred Securities of such series and the price or prices at which, the date or dates on which, the period or periods within which and the terms and conditions upon which Preferred Securities of such series shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (x) the voting rights, if any, of Preferred Securities of such series in addition to those required by law, including the number of votes per Preferred Security of such series and any requirement for the approval by the holders of a certain specified percentage of Preferred Securities of such series as a condition to specified action or amendments to the LLC Agreement of such American General LLC or the applicable Declaration; (xi) the terms and conditions, if any, under which Preferred Securities of such series may be converted into shares of American General Common Stock, including the conversion price per share and the circumstances, if any, under which any such conversion right shall expire; (xii) the terms and conditions, if any, under which Preferred Securities of such series may be exchanged for shares of a series of American General Preferred Stock; (xiii) the terms and conditions, if any, upon which the related series of Junior Subordinated Debentures may be distributed to holders of Preferred Securities of such series; (xiv) if applicable, any securities exchange upon which the Preferred Securities of such series shall be listed; and (xv) any other rights, preferences, privileges, limitations or restrictions of the Preferred Securities of such series (and such Prospectus Supplement may state that any of the terms set forth herein are inapplicable to Preferred Securities of such series or are modified to the extent described therein). All Preferred Securities offered hereby will be guaranteed by American General to the extent set forth below under "Description of the Guarantees." Certain federal income tax considerations applicable to an investment in Preferred Securities will be described in the Prospectus Supplement relating thereto.

BOOK-ENTRY-ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary for the Preferred Securities. Each series of Preferred Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (as nominee for DTC). One or more fully-registered global Preferred Security certificates will be issued by the applicable American General LLC, representing in the aggregate the total number of Preferred Securities of a series, and will be deposited with or on behalf of DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of a Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct or Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased the Preferred Securities. Transfers of ownership interests in Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in a series of Preferred Securities, except upon a resignation of DTC, upon the occurrence of an Event of Default (as defined below) under the Junior Subordinated Indenture (as defined below) with respect to the related series of Junior Subordinated Debentures or upon a decision by the applicable American General LLC, approved by American General, to discontinue the book-entry system for such series of Preferred Securities.

     The laws of some jurisdictions require that certain purchasers take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices with respect to the Preferred Securities shall be sent to Cede & Co. If less than all of a series of Preferred Securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the applicable American General LLC as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Dividend payments on the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of each Participant and not of DTC, the American General LLCs or American General, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of dividends to DTC is the responsibility of the applicable American General LLC, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

     Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC and the applicable Participants to exercise any rights under any series of the Preferred Securities.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities or any series thereof at any time by giving reasonable notice to each applicable American General LLC. Under such circumstances, in the event that a successor depositary is not obtained, certificates representing the applicable series of Preferred Securities will be printed and delivered. If an Event of Default occurs under the Junior Subordinated Indenture with respect to the related series of Junior Subordinated Debentures or if an American General LLC (with the consent of American General) decides to discontinue use of the system of book-entry transfers through DTC (or a successor depositary), certificates representing the applicable series of Preferred Securities will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that American General and the American General LLCs believe to be reliable, but neither American General, either American General LLC nor any agent, underwriter or dealer takes responsibility for the accuracy thereof.

                         DESCRIPTION OF THE GUARANTEES

     Set forth below is a summary of information concerning the separate Guarantees which will be executed and delivered by American General to each American General LLC. Each such Guarantee delivered to an American General LLC will be for the benefit of the holders from time to time of the Preferred Securities issued by the applicable American General LLC. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, each Guarantee, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

     American General will execute separate Guarantees with respect to all Preferred Securities, regardless of series, issued by each American General LLC. Pursuant to each Guarantee, American General will irrevocably and unconditionally agree, on a subordinated basis and to the extent set forth therein, to pay in full to the holders of the Preferred Securities of each series issued by the applicable American General LLC, the Guarantee Payments (as defined below) (except to the extent previously paid by such American General
LLC), as and when due, regardless of any defense, right of set-off or counterclaim that such American General LLC may have or assert. The following payments with respect to any series of Preferred Securities issued by an American General LLC, to the extent not paid by such American General LLC (the "Guarantee Payments"), will be subject to the Guarantee relating to the Preferred Securities of such American General LLC (without duplication): (a) any accrued and unpaid dividends which are required to be paid on any such Preferred Securities, to the extent that such dividends have been declared and such American General LLC shall have funds legally available therefor; (b) the redemption price, including all accrued and unpaid dividends (the "Redemption Price"), but only to the extent payable out of funds legally available therefor, with respect to any such Preferred Securities called for redemption by such American General LLC; and (c) upon a voluntary or involuntary liquidation, dissolution, or winding-up of such American General LLC, the lesser of (i) the aggregate of the liquidation preference and all accrued and unpaid dividends on any such Preferred Securities to the date of payment and (ii) the amount of assets of such American General LLC available for distribution to holders of any such Preferred Securities in liquidation, dissolution or winding-up of such American General LLC. American General's obligation to make a Guarantee Payment in respect of a series of Preferred Securities may be satisfied by American General's direct payment of the required amounts to the holders of such series of Preferred Securities or by causing the applicable American General LLC to pay such amounts to such holders.

     If American General fails to make interest or redemption payments on a series of Junior Subordinated Debentures held by an American General LLC, such American General LLC will have insufficient funds to pay dividends on, the Redemption Price of, or the liquidation distribution with respect to, the related series of Preferred Securities. The Guarantees do not cover payment of dividends, the Redemption Price or the liquidation distribution when the applicable American General LLC does not have sufficient funds legally available to make such payments.

CERTAIN COVENANTS OF AMERICAN GENERAL

     In each Guarantee, American General will covenant and agree that, so long as any Preferred Securities subject to such Guarantee remain outstanding, American General shall not declare or pay any dividend on, and American General shall not, and American General shall not permit any of its majority-owned subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any of American

General's capital stock (other than (i) acquisitions of shares of American General Common Stock in connection with the satisfaction by American General of its obligations under any employee benefit plans or pursuant to any outstanding put contracts, (ii) as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock or (iii) redemptions of any share purchase rights issued by American General pursuant to the Rights Agreement (see "Description of American General Common Stock -- Preferred Share Purchase Rights") or the declaration of a dividend of similar share purchase rights in the future) or make any guarantee payments with respect to the foregoing, if at such time American General has exercised its option to defer interest payments on the series of Junior Subordinated Debentures related to such Preferred Securities and such deferral is continuing, American General is in default with respect to its payment or other obligations under such Guarantee or there shall have occurred any Event of Default under the Junior Subordinated Indenture with respect to the series of Junior Subordinated Debentures related to such Preferred Securities. American General will covenant to take all actions necessary to ensure the compliance of its majority-owned subsidiaries with the above covenant.

     In each Guarantee, American General will also covenant that, so long as any Preferred Securities subject to such Guarantee remain outstanding, it will (a) maintain direct 100% ownership of the Common Securities and other limited liability company interests in the applicable American General LLC other than any series of Preferred Securities (except as permitted in the applicable LLC Agreement), (b) cause at least 21% of the total value of such American General LLC and, subject to the preferential rights of the holders of such Preferred Securities as to dividends and liquidation distributions, at least 21% of all interests in the capital, income, gain, loss, deduction and credit of such American General LLC to be represented by Common Securities, (c) not voluntarily liquidate, dissolve or wind-up itself or such American General LLC, (d) remain the Manager and timely perform all of its duties as Manager of such American General LLC (including the duty to cause such American General LLC to declare and pay dividends on such Preferred Securities to the extent set forth in the applicable LLC Agreement and Declaration), unless a permitted successor Manager is appointed, and (e) subject to the terms of such Preferred Securities, use reasonable efforts to cause such American General LLC to remain a Delaware limited liability company and otherwise continue to be treated as a partnership for United States federal income tax purposes.

     In each Guarantee, American General will further agree to honor all its obligations, if any, relating to the conversion or exchange of any Preferred Securities subject to such Guarantee into or for American General Common Stock or a series of American General Preferred Stock. Such obligations, if any, will be described in the applicable Prospectus Supplement.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Guarantee may be amended with respect to each series of Preferred Securities subject to such Guarantee and affected by such amendment only with the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the outstanding Preferred Securities of such series. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in the applicable Prospectus Supplement. All provisions contained in a Guarantee will bind the successors, assigns, receivers, trustees and representatives of American General and will inure to the benefit of the holders of the Preferred Securities of the applicable American General LLC then outstanding. Except in connection with any merger or consolidation of American General into or with another entity or any sale or transfer of all or substantially all of American General's assets to another entity as permitted under "Description of the Junior Subordinated
Debentures -- Consolidation, Merger and Sale," American General may not assign its rights or delegate its obligations under a Guarantee without the prior approval of the holders of not less than 66 2/3% of the aggregate liquidation preference of the outstanding Preferred Securities subject to such Guarantee.

TERMINATION

     Each Guarantee will terminate as to the Preferred Securities of any particular series subject thereto upon (a) full payment of the Redemption Price of all outstanding Preferred Securities of such series, (b) if applicable, the conversion of all outstanding Preferred Securities of such series into shares of American General Common Stock or other property, (c) if applicable, the exchange of all outstanding Preferred Securities of such series for shares of the applicable series of American General Preferred Stock or (d) if applicable, the exchange of all outstanding Preferred Securities of such series for the related series of Junior Subordinated Debentures. Each Guarantee will terminate completely upon full payment of the amounts payable with respect to all Preferred Securities subject to such Guarantee upon liquidation, dissolution or winding-up of such American General LLC. Notwithstanding the foregoing, each Guarantee will continue to be effective or will be reinstated, as the case may be, with respect to the applicable Preferred Securities of any holder who has been required to restore payment of any sums received on account of, or to redeliver any securities received on account of, such Preferred Securities or the Guarantee relating thereto.

STATUS OF THE GUARANTEES

     The Guarantees will constitute unsecured obligations of American General and will rank (i) subordinate and junior in right of payment to all liabilities of American General, (ii) pari passu with the most senior preferred stock now or hereafter issued by American General and with any guarantee now or hereafter executed by American General in respect of any preferred stock of any affiliate of American General and (iii) senior to American General Common Stock and any other class or series of capital stock issued by American General which by its express terms ranks junior to the Preferred Securities as to the payment of dividends and distribution of assets upon liquidation, dissolution or winding-up. The LLC Agreement of each American General LLC provides that each holder of Preferred Securities issued by such American General LLC by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

     The Guarantees will constitute a guarantee of payment and not of collection. Each Guarantee will be deposited with the Manager of the applicable American General LLC to be held for the benefit of the holders of Preferred Securities issued by such American General LLC. In the event of the appointment by the holders of a series of Preferred Securities of a special trustee (a "Special Trustee"), the Special Trustee may enforce such Guarantee to the extent it relates to such series. If no Special Trustee has been appointed to enforce such Guarantee, the Manager of such American General LLC shall have the right to enforce such Guarantee on behalf of the holders of such series of Preferred Securities. The holders of not less than 10% in aggregate liquidation preference of such series of Preferred Securities then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of such Guarantee, including the giving of directions to such Manager or Special Trustee, as the case may be. If such Manager or the Special Trustee fails to enforce such Guarantee as above provided, any holder of such series of Preferred Securities may institute a legal proceeding directly against American General to enforce its rights under such Guarantee, without first instituting a legal proceeding against the applicable American General LLC or any other person or entity. Upon the liquidation, dissolution or winding-up of American General, its obligations under the Guarantees will rank junior to all of its other liabilities and, therefore, funds may not be available for payment under the Guarantees.

GOVERNING LAW

     The Guarantees will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Set forth below is a summary of information concerning the Junior Subordinated Debentures which will be issued from time to time in one or more
series under a Junior Subordinated Indenture, dated as of             , 1995
(the "Junior Subordinated Indenture"), between American General and Chemical Bank, as trustee (the "Junior Subordinated Trustee"). Concurrent with the issuance of each series of Preferred Securities, the American General LLC issuing such Preferred Securities will invest the proceeds thereof, together with substantially all the proceeds from any related issuance of Common Securities, in a series of the Junior Subordinated Debentures. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Junior Subordinated Indenture, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Whenever particular provisions or defined terms in the Junior Subordinated Indenture are referred to herein or in a Prospectus Supplement, it is intended that such provisions or defined terms are incorporated by reference herein or therein, as the case may be.

GENERAL

     The Junior Subordinated Debentures will be unsecured, subordinated obligations of American General as hereinafter described. The Junior Subordinated Indenture does not limit the aggregate principal amount of Junior Subordinated Debentures which may be issued thereunder and provides that the Junior Subordinated Debentures may be issued thereunder from time to time in one or more series pursuant to an indenture supplemental to the Junior Subordinated Indenture or a resolution of American General's Board of Directors or a special committee thereof (each, a "Supplemental Junior Subordinated Indenture"). The aggregate principal amount of Junior Subordinated Debentures relating to the Preferred Securities of any series will be set forth in the Prospectus Supplement for such series of Preferred Securities and will be equal to 99% of the sum of the aggregate liquidation preference of the Preferred Securities for such series and the capital contribution by American General to be made in exchange for Common Securities of the applicable American General LLC in connection with the issuance of such series of Preferred Securities.

     Reference is made to the Prospectus Supplement relating to the particular series of Preferred Securities being offered thereby for the specific terms of the series of Junior Subordinated Debentures relating to such series of Preferred Securities, including: (i) the specific title of such Junior Subordinated Debentures; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debentures; (iii) the date or dates on which the principal of such Junior Subordinated Debentures is payable; (iv) the rate or rates at which such Junior Subordinated Debentures will bear interest or the method of determination of such rate or rates; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable, or the manner of determination of such interest payment dates, and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, of American General to extend the interest payment periods of such Junior Subordinated Debentures and the maximum duration of any such extension or extensions; (vii) the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of American General; (viii) the obligation, if any, of American General to redeem or purchase such Junior Subordinated Debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such Junior Subordinated Debentures shall be redeemed or purchased, in whole or part, pursuant to such obligation;
(ix) the terms and conditions, if any, upon which such Junior Subordinated Debentures may be distributed to holders of Preferred Securities of such series;
(x) the terms and conditions, if any, under which such Junior Subordinated Debentures may be converted into shares of American General Common Stock, including the conversion price per share and the circumstances under which any such conversion right shall expire; (xi) the terms and conditions, if any, under which such Junior Subordinated Debentures may be converted into shares of a series of American General Preferred Stock; (xii) the form of such Junior Subordinated Debentures, including whether such Junior Subordinated Debentures are issuable as a global security, and in such case, the identity of the depositary; (xiii) the denominations in which such Junior

Subordinated Debentures shall be issuable; (xiv) the terms and conditions, if any, under which the Junior Subordinated Indenture may be defeased with respect to such Junior Subordinated Debentures; and (xv) any and all other terms of such Junior Subordinated Debentures not described herein.

     The Junior Subordinated Indenture does not contain any provisions that limit American General's ability to incur indebtedness or that afford holders of Junior Subordinated Debentures protection in the event of a highly leveraged or similar transaction involving American General.

SUBORDINATION

     The Junior Subordinated Indenture provides that the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined below) of American General.

     Upon any payment or distribution of assets of American General to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of American General, the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due on or to become due on or in respect of all Senior Indebtedness (including any interest accruing thereon after commencement of such proceedings), before the holders of the Junior Subordinated Debentures will be entitled to receive any payment on account of the principal of or interest on the Junior Subordinated Debentures or on account of any purchase, redemption or other acquisition of the Junior Subordinated Debentures by American General. As a result of such subordination, upon the distribution of assets upon insolvency, certain general creditors of American General may recover more, ratably, than holders of the Junior Subordinated Debentures. The holders of the Junior Subordinated Debentures of each series will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of Senior Indebtedness upon any distribution of assets in any such proceedings out of the distributive share of such series of Junior Subordinated Debentures.

     American General may not make any payments in respect of the Junior Subordinated Debentures or on account of the purchase, redemption or other acquisition of the Junior Subordinated Debentures, if there has occurred and is continuing a default in the payment of the principal of (or premium, if any) or interest on any Senior Indebtedness (a "Senior Payment Default"). In addition, if any event of default (other than a Senior Payment Default), or any event which after notice or lapse of time (or both) would become an event of default, with respect to certain Senior Indebtedness, permitting after notice or lapse of time (or both) the holders thereof (or a trustee or agent on behalf of the holders thereof) to accelerate the maturity thereof has occurred and is continuing (a "Senior Nonmonetary Default"), and American General and the Junior Subordinated Trustee have received written notice thereof from the holder of such certain Senior Indebtedness, then American General may not make any payments in respect of the Junior Subordinated Debentures or on account of the purchase, redemption or other acquisition of the Junior Subordinated Debentures, for a period (a "blockage period") commencing on the date American General and the Junior Subordinated Trustee receive such written notice and ending on the earlier of (i) 179 days after such date and (ii) the date, if any, on which the Senior Indebtedness to which such default relates is discharged or such default is waived in writing or otherwise cured or ceases to exist and any acceleration of certain Senior Indebtedness to which such Senior Nonmonetary Default relates is rescinded or annulled.

     In any event, not more than one blockage period may be commenced during any period of 360 consecutive days, and there must be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. Following the commencement of a blockage period, the holders of such certain Senior Indebtedness will be precluded from commencing a subsequent blockage period until the conditions set forth in the preceding sentence are satisfied. No Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to such certain Senior Indebtedness initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period, unless such default has been cured for a period of not less than 90 consecutive days.

     The term "Senior Indebtedness" shall mean the principal of, and premium, if any, and interest on, and any other payment due pursuant to, any of the following, whether outstanding at the date of execution of the Junior Subordinated Indenture or thereafter incurred, created or assumed:

          (a) all obligations of American General for money borrowed;

          (b) all obligations of American General evidenced by notes, debentures, bonds or other securities, including obligations incurred in connection with the acquisition of property, assets or businesses;

          (c) all capitalized lease obligations of American General;

          (d) all reimbursement obligations of American General with respect to letters of credit, bankers acceptance or similar facilities issued for the account of American General;

          (e) all obligations of American General issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (f) all payment obligations of American General under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations incurred by American General solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of American General;

          (g) all obligations of the type referred to in clauses (a) through (f) above of another person and all dividends of another person, the payment of which, in either case, American General has assumed or guaranteed, or for which American General is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

          (h) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by American General of any such indebtedness referred to in clauses (a) through (g) above (and of any such amended, modified, renewed, extended, refinanced, refunded or replaced indebtedness or obligations);

other than (i) any particular indebtedness, renewal, extension, refunding, assumption, guarantee or other obligation which provides, or the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides, that such indebtedness, renewal, extension, refunding, assumption, guarantee or other obligation is junior in right of payment to or is pari passu with the Junior Subordinated Debentures; (ii) each Guarantee; and
(iii) interest accruing on Senior Indebtedness after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against American General in a bankruptcy proceeding. Such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Junior Subordinated Indenture does not limit the aggregate amount of Senior Indebtedness which may be issued. As of December 31, 1994, Senior
Indebtedness of American General aggregated approximately $          .

CERTAIN COVENANTS OF AMERICAN GENERAL

     In the Junior Subordinated Indenture, American General will covenant and agree for the benefit of the holders of each series of Junior Subordinated Debentures that, so long as the related series of Preferred Securities remain outstanding, American General shall not declare or pay any dividend on, and American General shall not, and American General shall not permit any of its majority-owned subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any of American General's capital stock (other than (i) acquisitions of shares of American General Common Stock in connection with the satisfaction by American General of its obligations under any employee benefit plans or pursuant to any outstanding put contracts, (ii) as a result of a reclassification of capital stock or the exchange or conversion of one class or series of capital stock for another class or series of capital stock or (iii) redemptions of any share purchase rights issued by American General pursuant to the Rights Agreement (see "Description of American General Common Stock -- Preferred Share Purchase Rights") or the declaration of a dividend of similar share purchase rights in the future) or make any guarantee payments with respect to the foregoing, if at such time American General has exercised its option to defer interest payments on the series of Junior Subordinated Debentures related to such Preferred Securities and such deferral is continuing, American General is in default with respect to its payment or other obligations under the Guarantee related to such Preferred Securities or there shall have occurred any event that constitutes an Event of Default under the Junior Subordinated Indenture with respect to the series of Junior Subordinated Debentures related to such Preferred Securities. American General will covenant to take all actions necessary to ensure the compliance of its majority-owned subsidiaries with the above covenant.

     In the Junior Subordinated Indenture, American General will also covenant and agree for the benefit of the holders of each series of Junior Subordinated Debentures that, so long as the related series of Preferred Securities remain outstanding, it will (a) maintain direct 100% ownership of the Common Securities and other limited liability company interests in the applicable American General LLC other than any series of Preferred Securities (except as permitted in the applicable LLC Agreement), (b) cause at least 21% of the total value of such American General LLC and, subject to the preferential rights of the holders of Preferred Securities as to dividends and liquidation distributions, at least 21% of all interests in the capital, income, gain, loss, deduction and credit of such American General LLC to be represented by Common Securities, (c) not voluntarily dissolve, wind-up or liquidate itself or such American General LLC,
(d) remain the Manager and timely perform all of its duties as Manager of such American General LLC (including the duty to cause such American General LLC to declare and pay dividends on such Preferred Securities to the extent set forth in the applicable LLC Agreement and Declaration), unless a permitted successor Manager is appointed, (e) subject to the terms of such Preferred Securities, use reasonable efforts to cause such American General LLC to remain a Delaware limited liability company and otherwise continue to be treated as a partnership for United States federal income tax purposes, and (f) if so provided in the Prospectus Supplement pertaining to such Preferred Securities, to deliver American General Preferred Stock or American General Common Stock, as the case may be, upon an election by the holders of such Preferred Securities to exchange or convert such series of Junior Subordinated Debentures.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Junior Subordinated Debentures of each series will be issued in registered form and in either certificated form or will be represented by one or more global securities. If any Junior Subordinated Debentures of a series are represented by one or more global securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such global securities may exchange such interests for Junior Subordinated Debentures of such series in certificated form and of like tenor and principal amount in any authorized denomination. Principal of and any premium and interest on a global security will be payable in the manner described in the Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debentures to be represented by one or more global securities will be described in the applicable Prospectus Supplement.

     If not represented by one or more global securities, Junior Subordinated Debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange, at the office of the Debenture Registrar or at the office of any transfer agent designated by American General for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Junior Subordinated Indenture. Such transfer or exchange will be effected upon the Debenture Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. American General has appointed the Junior Subordinated Trustee as Debenture Registrar with respect to the Junior Subordinated Debentures. If a Prospectus Supplement refers to any transfer agents (in addition to the Debenture Registrar) initially designated by

American General with respect to any series of Junior Subordinated Debentures, American General may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that American General will be required to maintain a transfer agent in each Place of Payment for such series. American General may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

     In the event of any redemption of a series of Junior Subordinated Debentures in part, American General shall not be required to (i) issue, register the transfer of or exchange such Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of such Junior Subordinated Debentures of like tenor and of the series of which such Junior Subordinated Debenture is a part and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures of like tenor and of such series to be redeemed or (ii) register the transfer of or exchange any such Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any such Junior Subordinated Debenture being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and premium (if any) on any series of Junior Subordinated Debentures will be made only against surrender to the Paying Agent of such Junior Subordinated Debentures. Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium, if any, and interest on Junior Subordinated Debentures will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as American General may designate from time to time, except that at the option of American General payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Debenture Register with respect to such Junior Subordinated Debentures. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Junior Subordinated Debenture on any interest payment date will be made to the person in whose name such Junior Subordinated Debenture (or Predecessor Security) is registered at the close of business on the record date for such interest payment.

     American General will act as Paying Agent with respect to the Junior Subordinated Debentures. American General may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that American General will be required to maintain a Paying Agent in each Place of Payment for each series of Junior Subordinated Debentures.

     All monies paid by American General to a Paying Agent for the payment of the principal of or any premium or interest on any Junior Subordinated Debenture of any series which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to American General and the holder of such Junior Subordinated Debenture will thereafter look only to American General for payment thereof.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

     The Junior Subordinated Indenture may be amended by American General and the Junior Subordinated Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Junior Subordinated Debentures of each series affected thereby, to modify the Junior Subordinated Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of Junior Subordinated Debentures; provided, that no such modification or amendment may, without the consent of the holder of each outstanding Junior Subordinated Debenture affected thereby, (a) change the maturity of the principal of, or any installment of interest on, any Junior Subordinated Debenture, (b) reduce the principal amount of, or interest on, any Junior Subordinated Debenture, (c) change the place or currency of payment of principal of, or interest on, any Junior Subordinated Debenture, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Junior Subordinated Debenture, (e) adversely affect any applicable right to convert Junior Subordinated Debentures, (f) adversely affect any applicable redemption or exchange provisions relating to any Junior Subordinated Debenture, (g) modify the subordination provisions in a manner adverse to the holders of the Junior Subordinated Debentures, (h) reduce the above-stated percentage of outstanding Junior Subordinated Debentures necessary to modify or amend the Junior Subordinated Indenture or (i) reduce the percentage of aggregate principal amount of outstanding Junior Subordinated Debentures necessary for waiver of compliance with certain provisions of the Junior Subordinated Indenture or for waiver of certain defaults.

     So long as an American General LLC holds the Junior Subordinated Debentures of any series, it may not waive compliance or waive any default in compliance by American General with provisions of the Junior Subordinated Indenture or such Junior Subordinated Debentures or modify or amend the Junior Subordinated Indenture without the approval of the same percentage of the aggregate liquidation preference of the holders of Preferred Securities of the related series as would be required if the holders of such Preferred Securities then held such Junior Subordinated Debentures.

     In addition, American General and the Junior Subordinated Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental indenture for certain customary purposes including the creation of any new series of Junior Subordinated Debentures.

EVENTS OF DEFAULT

     The Junior Subordinated Indenture provides that any one or more of the following events, which has occurred and is continuing, constitutes an "Event of Default" with respect to any particular series of Junior Subordinated
Debentures:

          (a) failure to pay any interest on the Junior Subordinated Debentures of that series when due and such failure continues for a period of 10 days; provided that a valid extension of the interest payment period by American General shall not constitute a default in the payment of interest for this purpose; or

          (b) failure to pay principal of or premium, if any, on the Junior Subordinated Debentures of that series when due, whether at maturity, upon redemption or otherwise, or to make any sinking fund payment with respect to that series; or

          (c) if applicable, failure by American General to deliver shares of the applicable series of American General Preferred Stock or American General Common Stock upon an appropriate election by holders of the related series of Preferred Securities to exchange or convert such Preferred Securities; or

          (d) failure by American General to observe or perform in any material respect any other covenant (other than those specifically relating to another series) contained in the Junior Subordinated Indenture or the Junior Subordinated Debentures of that series continued for 90 days after written notice to American General from the Junior Subordinated Trustee, any holder of Junior Subordinated Debentures of such series or any holder of Preferred Securities of the series related to such series of Junior Subordinated Debentures; or

          (e) the liquidation, dissolution or winding-up of the American General LLC that holds such series of Junior Subordinated Debentures, except in connection with any distribution of such Junior Subordinated Debentures to the holders of Preferred Securities in liquidation, dissolution or winding-up of such American General LLC and in connection with certain mergers, consolidations or amalgamations permitted by the LLC Agreement; or

          (f) certain events of bankruptcy, insolvency or reorganization of American General.

     If an Event of Default under the Junior Subordinated Indenture shall occur and be continuing with respect to a particular series of Junior Subordinated Debentures (other than an Event of Default described in clauses (e) and (f) above, which shall result in the immediate acceleration of the maturity of such series of Junior Subordinated Debentures), the Junior Subordinated Trustee or the holders of not less than 25% in aggregate outstanding principal amount of such series of the Junior Subordinated Debentures may declare the principal thereof due and payable immediately. The holders of a majority in aggregate outstanding principal amount of such series (with the consent of the holders of a majority in aggregate liquidation preference of the related series of Preferred Securities if such series is then outstanding), however, may annul such declaration if such Event of Default has been cured and a sum sufficient to pay all matured principal, premium, if any, and interest has been deposited with the Junior Subordinated Trustee.

     The holders of a majority in aggregate outstanding principal amount of any series of the Junior Subordinated Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Junior Subordinated Trustee for that series.

     The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures of such series, waive any past default, except a default in the payment of principal, premium, if any, or interest. American General is required to file annually with the Junior Subordinated Trustee a certificate as to whether or not American General is in compliance with all the conditions and covenants under the Junior Subordinated Indenture.

     To the extent described in the applicable Prospectus Supplement, upon the occurrence and continuance of an Event of Default with respect to a series of Junior Subordinated Debentures, the holders of the related series of Preferred Securities will have the right to appoint a Special Trustee to exercise certain of the rights the applicable American General LLC has as holder of such series of Junior Subordinated Debentures.

CONSOLIDATION, MERGER AND SALE

     American General, without the consent of the holder or holders of any Junior Subordinated Debentures, may consolidate with or merge into, or convey, transfer or lease its assets as an entirety or substantially as an entirety to, any corporation, partnership or trust organized and validly existing under the laws of The United States of America or a state thereof, provided that the successor assumes American General's obligations under the Junior Subordinated Debentures, the Junior Subordinated Indenture and the Guarantees and that, after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing.

DEFEASANCE AND DISCHARGE

     If American General has the right to defease the Junior Subordinated Indenture with respect to a particular series of Junior Subordinated Debentures by depositing with the Junior Subordinated Trustee, in trust, monies or government obligations in an amount sufficient to pay, when due, the principal of, premium, if any, and interest on the Junior Subordinated Debentures of that series, then the Prospectus Supplement relating to that series will describe such provisions.

GOVERNING LAW

     The Junior Subordinated Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE JUNIOR SUBORDINATED TRUSTEE

     The Junior Subordinated Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Junior Subordinated Indenture and, after default, is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Junior Subordinated Trustee is under no obligation to exercise any of the powers vested in it by the Junior Subordinated Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Junior Subordinated Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Junior Subordinated Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     American General and certain of its affiliates from time to time borrow money from, and maintain deposit accounts and conduct certain banking transactions with, the Junior Subordinated Trustee in the ordinary course of their business.

MISCELLANEOUS

     American General will have the right at all times to assign any of its rights or obligations under the Junior Subordinated Indenture to a direct or indirect wholly-owned subsidiary of American General; provided, that, in the event of any such assignment, American General will remain liable for all such obligations. The Junior Subordinated Indenture provides that it may not otherwise be assigned by the parties thereto. Subject to the foregoing, the Junior Subordinated Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns.

                DESCRIPTION OF AMERICAN GENERAL PREFERRED STOCK

     If so indicated in a Prospectus Supplement relating to a particular series of Preferred Securities, such series may, in certain events, be exchangeable for shares of a series of American General Preferred Stock. The following sets forth certain general terms and provisions of the American General Preferred Stock. Certain other terms of any series of American General Preferred Stock that may be issued upon exchange of a series of Preferred Securities offered by a Prospectus Supplement will be specified in such Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the terms of any series of American General Preferred Stock may differ from the terms set forth below. The description of the terms of the American General Preferred Stock set forth below and in an applicable Prospectus Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Designation relating to the applicable series of American General Preferred Stock, which will be filed as an exhibit to, or incorporated by reference in, the Registration Statement of which this Prospectus forms a part.

GENERAL

     Pursuant to the Restated Articles of Incorporation of American General, as amended (the "Articles"), the Bylaws of American General, and applicable Texas law, the Board of Directors of American General, or an authorized committee thereof, has the authority, without further shareholder action, to issue up to 60,000,000 shares of American General Preferred Stock, par value $1.50 per share, in one or more series and in such amounts and for such consideration, as may be determined from time to time by resolution of the Board of Directors of American General, or an authorized committee thereof, and to fix before the issuance of any shares of American General Preferred Stock of a particular series, the number of shares constituting that series and the distinctive designation of that series; the dividend rate (or method of determining the same); the voting rights; conversion privileges; redemption rights; repurchase obligations; sinking fund availability; rights upon liquidation, dissolution or winding up and the priority thereof; restrictions upon American General with respect to the creation of debt or the issuance of additional Preferred Stock or other stock ranking prior to or on a parity therewith with respect to dividends or upon liquidation; restrictions on American General with respect to the issuance of, payment of dividends upon, or the making of other distributions with respect to, or the acquisition or redemption of, shares ranking junior to the American General Preferred Stock; the priority of each series of American General Preferred Stock in relation to other series of American General Preferred Stock; and any other designations, powers, preferences and rights, including, without limitation, any qualifications, limitations or restrictions thereof. The holders of any series of American General Preferred Stock shall not have any preemptive rights to acquire any shares or securities of any class which may at any time be issued, sold or offered for sale by American General.

     As of March 1, 1995, American General had no Preferred Stock outstanding. As of such date, the Company did have Preferred Share Purchase Rights outstanding. A description of these rights is provided under "Description of American General Common Stock -- Preferred Share Purchase Rights".

DIVIDENDS

     The holders of American General Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of American General, out of funds legally available therefor, dividends at such rates and on such dates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on the stock books of American General on such record dates as will be fixed by the Board of Directors of American General.

     Unless otherwise indicated in an applicable Prospectus Supplement, all series of American General Preferred Stock are senior in right as to dividends and in liquidation to the American General Common Stock and any other class of stock of American General ranking junior to the American General Preferred Stock.

VOTING RIGHTS

     Except as indicated in the applicable Prospectus Supplement or as expressly required by applicable law, the holders of American General Preferred Stock will not be entitled to vote. In the event American General issues a series of American General Preferred Stock with voting rights, unless otherwise specified in the applicable Prospectus Supplement, each such share will be entitled to one vote on matters on which holders of such series of the American General Preferred Stock are entitled to vote. Since each full share of any series of American General Preferred Stock shall be entitled to one vote, the voting power of such series, on matters on which holders of such series and holders of other series of American General Preferred Stock are entitled to vote as a single class, shall depend on the number of shares in such series, not the aggregate stated value, liquidation preference or initial offering price of the shares of such series of American General Preferred Stock.

CONVERSION AND EXCHANGE

     The applicable Prospectus Supplement will set forth the conditions or terms, if any, upon which the series of American General Preferred Stock described in such Prospectus Supplement will be convertible or exchangeable, and the terms of the securities into which such series will be convertible or exchangeable.

REDEMPTION RIGHTS

     A series of American General Preferred Stock may be redeemable, in whole or in part, at the option of American General or any holder thereof, and may be subject to mandatory redemption pursuant to a sinking fund or otherwise, in each case upon terms, at the times and at the redemption prices specified in the applicable Prospectus Supplement and subject to the rights of holders of other securities of American General. American General Preferred Stock redeemed by American General will be restored to the status of authorized but unissued preferred shares.

     If less than all outstanding shares of a series are to be redeemed, the shares to be redeemed will be selected ratably or by lot in such manner as may be prescribed by resolution of the Board of Directors of American General. The notice of redemption will set forth the designation of the series or part of the series of shares to be redeemed, the date fixed for redemption, the redemption price, the place at which the shareholders may obtain payment of the redemption price upon surrender of their respective share certificates and a statement with respect to the existence of any right of conversion with respect to the shares to be redeemed and the period within which such right may be exercised. Such notice will be given to each holder of shares being called, either personally or by mail, not less than 20 nor more than 60 days before the date fixed for redemption. If mailed, such notice will be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the stock transfer book of American General, with postage thereon prepaid.

     American General may, on or prior to the date fixed for redemption of a series of American General Preferred Stock, deposit with any bank or trust company in Texas, or any bank or trust company in the United

States duly appointed and acting as transfer agent for American General, as a trust fund, a sum sufficient to redeem shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of shares, as evidenced by a list of holders of such shares certified by an officer of American General, the redemption price upon surrender of their respective share certificates. From and after the date fixed for redemption, such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue. Such deposit will be deemed to constitute full payment of such shares to their holders. From and after the date such deposit is made and such instructions are given, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest (and, in the case of holders of certificated shares, upon the surrender of their respective certificates therefor), and any right to convert such shares which may exist. In case the holders of such shares shall not, within six years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to American General the balance of such amount so deposited to be held in trust and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof.

REPURCHASE OBLIGATION

     The applicable Prospectus Supplement will state the conditions and terms, if any, upon which the series of American General Preferred Stock described in the Prospectus Supplement shall be subject to repurchase by American General.

RIGHTS UPON LIQUIDATION

     In the event of any voluntary or involuntary liquidation, dissolution or winding-up of American General, the holders of each series of American General Preferred Stock shall be entitled to receive out of the assets of American General available for distribution to shareholders, before any distribution of assets is made to holders of American General Common Stock or any other class or series of shares ranking junior to such American General Preferred Stock upon liquidation, dissolution or winding-up a liquidating distribution in the amount per share as set forth in the applicable Prospectus Supplement plus accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding-up of American General, the amounts payable with respect to American General Preferred Stock of any series and any other shares of American General ranking as to any such distribution on a parity with such American General Preferred Stock of such series are not paid in full, the holders of such American General Preferred Stock of such series and of such other shares will share ratably in any such distribution of assets of American General in proportion to the full respective preferential amounts to which they are entitled. Neither the sale of all or substantially all of the property or business of American General nor the merger or consolidation of American General into or with any other corporation shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of American General. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of American General Preferred Stock of any series will not be entitled to any further participation in any distribution of assets by American General.

CONDITIONS AND RESTRICTIONS UPON AMERICAN GENERAL

     The applicable Prospectus Supplement will describe any conditions or restrictions upon American General which are for the benefit of the series of American General Preferred Stock described in the Prospectus Supplement, including restrictions upon the creation of debt or other series of American General Preferred Stock; payment of dividends; or distributions, acquisitions or redemptions of shares ranking junior to such series.

                  DESCRIPTION OF AMERICAN GENERAL COMMON STOCK
GENERAL

     American General is authorized to issue 300,000,000 shares of American General Common Stock, par value $.50 per share. As of March 1, 1995, there were outstanding 204,766,121 shares of American General Common Stock.

     Holders of American General Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors of American General out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of American General Preferred Stock, to receive pro rata the net assets of American General.

     The holders of American General Common Stock are entitled to one vote for each share held and are vested with all of the voting power, except as the Board of Directors of American General or an authorized committee thereof may provide in the future with respect to any series of American General Preferred Stock. Directors of American General are elected for a one-year term expiring upon the annual meeting of stockholders of American General. The holders of American General Common Stock do not have cumulative voting rights.

     The holders of American General Common Stock do not have any preemptive rights to acquire any shares or other securities of any class which may at any time be issued, sold or offered for sale by American General. The holders of Common Stock have no conversion rights and the Common Stock is not subject to redemption by either American General or a stockholder.

     The American General Common Stock is listed on the New York, Pacific, London and Swiss Stock Exchanges. First Chicago Trust Company of New York is the transfer agent, registrar and dividend disbursing agent for the American General Common Stock.

PREFERRED SHARE PURCHASE RIGHTS

     On July 27, 1989, the Board of Directors of American General authorized the issuance of one preferred share purchase right (a "Right") for each share of American General Common Stock outstanding on August 7, 1989 and for each share of American General Common Stock issued thereafter but prior to the earlier of the Distribution Date and the Termination Date (as each such term is defined below). A Right is attached to each share of American General Common Stock and entitles the registered holder to purchase from American General one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.50 per share, of American General (the "American General Junior Preferred Shares"), at a price of $120 per one one-hundredth of a American General Junior Preferred Share, subject to certain adjustments.

     The Rights will expire on August 7, 1999, unless the expiration date is extended or the Rights are redeemed earlier (any such date being the "Termination Date"). The Rights are not exercisable or transferable separately from the shares of Common Stock until the "Distribution Date" which will occur on the earlier of (i) 10 business days following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding American General Common Stock and any other shares of capital stock of American General entitled to vote generally in the election of directors or entitled to vote in respect of any merger, consolidation, sale of all or substantially all of American General's assets, liquidation, dissolution or winding up of American General (the "Voting Stock") or (ii) 10 business days following the commencement of, or the first public announcement of an intention to commence, a tender or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 25% or more of the then outstanding Voting Stock.

     In the event American General is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earnings power should be sold or otherwise transferred, each holder of a Right will have the right to receive, upon payment of the Right's then current exercise price, common stock of the acquiring company which has a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive upon exercise thereof that number of shares of American General Common Stock (or under certain circumstances,

Common Stock-equivalent American General Junior Preferred Shares) having a market value of two times the exercise price of the Rights.

     At any time 10 business days after a person or group of affiliated or associated persons has become an Acquiring Person and prior to the acquisition by any person or group of 50% or more of the outstanding Voting Stock, the Board of Directors of American General may exchange the Rights (other than Rights acquired or beneficially owned by such Acquiring Person, which Rights held by such Acquiring Person shall then be null and void), in whole or in part, at an exchange ratio of one share of Common Stock (or one one-hundredth of a share of American General Junior Preferred Stock), appropriately adjusted to reflect any stock split, stock dividend or similar transaction, for each two shares of Common Stock for which the Right is then exercisable.

     At any time prior to the close of business on the tenth day following the first public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, the Board of Directors of American General may redeem the then outstanding Rights in whole, but not in part, at a price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction (the "Rights Redemption Price"). Any such redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of American General in its sole discretion may establish.

     The purchase price payable, and the number of American General Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares.

     The number of outstanding Rights and the number of one one-hundredths of an American General Junior Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of reclassification of securities, or recapitalization or reorganization of American General or other transaction involving American General which has the effect, directly or indirectly, of increasing by more than one percent the proportionate share of the outstanding shares of any class of equity securities of American General or any of its subsidiaries beneficially owned by any Acquiring Person, in any such case, prior to an exchange by American General as described above.

     The terms of the Rights may be amended, including extending the expiration date, by the Board of Directors of American General without the consent of the holders of the Rights, except in certain circumstances.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire American General on terms not approved by the Board of Directors of American General. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of American General since the Rights may be redeemed by American General at the Rights Redemption Price prior to the time that a person or group has acquired beneficial ownership of 50% or more of the Voting Stock.

     The American General Junior Preferred Shares will be non-redeemable and rank junior to all other series of American General Preferred Stock. Each whole Junior Preferred Share will be entitled to receive a quarterly preferential dividend in an amount equal to the greater of (i) $0.25 or (ii) subject to certain adjustments, 100 times the dividend declared on each share of American General Common Stock. In the event of the liquidation, dissolution or winding up of American General, each whole American General Junior Preferred Share will be entitled to receive a preferential liquidation payment in an amount equal to the greater of (i) $1.50, or (ii) 100 times the aggregate amount to be distributed per share to holders of American General Common Stock, plus, in either case, an amount equal to all accrued and unpaid dividends thereon. In the event of any merger, consolidation or other transaction in which American General Common Stock is exchanged for or changed into other stock or securities, cash or other property, each whole American General Junior Preferred Share will be entitled to receive 100 times the amount received per each share of American General Common Stock. Each whole American General Junior Preferred Share will be entitled to 100 votes on all matters submitted to a vote of the shareholders of American General, and American General Junior Preferred Shares will generally vote together as one class with the American General Common Stock and any other voting capital stock of American General on all matters submitted to a vote of shareholders of American General.

     If such registration is then required by applicable law, American General will use its best efforts to cause the offer and sale of American General Junior Preferred Shares issuable upon exercise of the Rights to be registered pursuant to the Securities Act at any such time as the Rights become exercisable.

     The foregoing description of the Rights and the American General Junior Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is an exhibit to the Registration Statement of which this Prospectus forms a part, and the Certificate of Designation, Preferences and Rights for the American General Junior Preferred Shares.

                              PLAN OF DISTRIBUTION

     The American General LLCs may sell Preferred Securities to or through underwriters or dealers; directly to other purchasers; through agents; or through a combination of any such methods of sale. Any such underwriter, dealer or agent involved in the offer and sale of the offered Preferred Securities will be named in an applicable Prospectus Supplement or Prospectus Supplements.

     The distribution of the Preferred Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Preferred Securities, underwriters may receive compensation from American General or the American General LLC issuing the Preferred Securities or from purchasers of Preferred Securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Underwriters, dealers and agents that participate in the distribution of Preferred Securities may be deemed to be underwriters, and any discounts or commissions received by them from American General or an American General LLC, and any profit on the resale of Preferred Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any compensation paid by American General or an American General LLC to underwriters, dealers or agents in connection with the offering of the Preferred Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in an applicable Prospectus Supplement.

     Under agreements which may be entered into by American General and an American General LLC, underwriters, dealers and agents who participate in the distribution of Preferred Securities may be entitled to indemnification by American General or such American General LLC against, and/or contribution by American General or such American General LLC toward, certain liabilities, including liabilities under the Securities Act, and to reimbursement for certain expenses.

     Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for American General or one or more of its affiliates in the ordinary course of business.

     The specific terms and manner of sale, including the place and time of delivery, of the Preferred Securities in respect of which this Prospectus is being delivered will be set forth or summarized in the applicable Prospectus Supplement.

                                 LEGAL OPINIONS

     Unless otherwise indicated in a Prospectus Supplement, the validity of each series of Preferred Securities, the related Guarantee and the related series of Junior Subordinated Debentures, as well as the validity of any American General Common Stock and American General Preferred Stock issuable upon conversion or exchange of such Junior Subordinated Debentures, will be passed upon for American General by Vinson & Elkins L.L.P., Houston, Texas. Unless otherwise indicated in a Prospectus Supplement, certain legal matters relating to such securities will be passed upon for any underwriters, dealers or agents by Brown & Wood, New York, New York. Brown & Wood may rely as to matters of Texas law on the opinion of Vinson & Elkins L.L.P. J. Evans Attwell, a partner in the firm of Vinson & Elkins L.L.P., is a director of American General.

                                    EXPERTS

     The consolidated financial statements and schedules of American General and its subsidiaries appearing in American General's Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Such financial statements and schedules are, and audited financial statements and schedules to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of American Franklin Company and subsidiaries as of December 31, 1993, and for the year then ended, appearing in American General's Current Report on Form 8-K, dated February 14, 1995, have been audited by Coopers & Lybrand L.L.P., independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. See "Incorporation of Certain Documents by Reference." Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses to be incurred by the registrants in connection with the offering described in this Registration Statement (other than underwriting discount and commissions).

    SEC registration fee......................................................  $431,038
    Printing and engraving....................................................         *
    Legal fees and expenses...................................................         *
    Blue Sky qualification fees and expenses..................................         *
    Accounting fees and expenses..............................................         *
    Fees and expenses of Trustee..............................................         *
    Rating agency fees........................................................         *
    Miscellaneous.............................................................         *
                                                                                --------
           Total..............................................................  $      *
                                                                                ========

---------------
* To be completed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 2.02-1 of the Texas Business Corporation Act contains detailed provisions with respect to indemnification of directors and officers of a Texas corporation against reasonable expenses actually incurred in connection with certain legal proceedings.

     In addition, Article VI of American General's Bylaws sets forth certain rights of American General's officers and directors to indemnification. American General's Bylaws, as in effect on the date hereof, are incorporated by reference herein as Exhibit 4(f).

     The agreements which may be entered into by American General, the American General LLCs, underwriters, dealers and agents who participate in the distribution of securities registered hereunder may provide for the indemnification of American General, the American General LLCs, their respective controlling persons and directors and certain of their respective officers by any agents, dealers or underwriters, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     American General has placed in effect insurance coverage which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provisions or otherwise, and (b) to insure the officers and directors of American General and of its specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance. See "Item 17. Undertakings" below for a description of the position of the Securities and Exchange Commission with respect to such indemnification provisions.

ITEM 16. EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:

       EXHIBIT
       NUMBER                                      DESCRIPTION
           *1(a)     -- Form of Underwriting Agreement (Debt Securities and Warrants to
                        purchase Debt Securities), including forms of Pricing Agreement and
                        Delayed Delivery Contract.
           *1(b)     -- Form of Underwriting Agreement (Common Stock and Warrants to Purchase
                        Common Stock), including forms of Pricing Agreement and Delayed
                        Delivery Contract.

       EXHIBIT
       NUMBER                                      DESCRIPTION
           *1(c)     -- Form of Underwriting Agreement (Preferred Stock and Warrants to
                        Purchase Preferred Stock), including forms of Pricing Agreement and
                        Delayed Delivery Contract.
           *1(d)     -- Form of Underwriting Agreement (Preferred Securities).
           *4(a)     -- Form of Senior Indenture, dated as of March   , 1995, between the
                        Company and Chemical Bank, as Trustee. The form or forms of Senior
                        Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
           *4(b)     -- Form of Senior Subordinated Indenture, dated as of March   , 1995,
                        between the Company and Chemical Bank, as Trustee. The form or forms of Senior Subordinated Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
           *4(c)     -- Form of Junior Subordinated Indenture, dated as of March   , 1995,
                        between the Company and Chemical Bank, as Trustee. The form or forms of Junior Subordinated Debentures with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
            4(d)     -- Restated Articles of Incorporation of the Company (including
                        Statement of Resolution Establishing Series of Shares of Series A
                        Junior Participating Preferred Stock) (incorporated by reference to
                        Exhibit 4.1 to Registration Statement No. 33-33115 of the Company).
            4(e)     -- Rights Agreement dated as of July 27, 1989 between the Company and
                        Texas Commerce Bank National Association, as Rights Agent, and First
                        Amendment, dated as of October 26, 1992 (incorporated by reference to
                        Exhibit 4 to the Company's Quarterly Report on Form 10-Q for the
                        quarter ended June 30, 1989, and to Exhibit 19 to the Company's
                        Quarterly Report on Form 10-Q for the quarter ended September 30,
                        1992, respectively).
            4(f)     -- Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1993).
           *4(g)     -- Form of Debt Warrant Agreement, including form of Debt Warrant
                        Certificates.
          **4(h)     -- Form of Preferred Stock Warrant Agreement, including form of
                        Preferred Stock Warrant Certificates.
          **4(i)     -- Form of Common Stock Warrant Agreement, including form of Common
                        Stock Warrant Certificates.
            4(j)     -- Certificate of Formation of American General Delaware, L.L.C.
            4(k)     -- Limited Liability Company Agreement of American General Delaware,
                        L.L.C.
           *4(l)     -- Form and terms of American General Delaware, L.L.C. Preferred
                        Securities.
            4(m)     -- Certificate of Formation of American General Capital, L.L.C.
            4(n)     -- Limited Liability Company Agreement of American General Capital,
                        L.L.C.
          **4(o)     -- Form of Statement of Resolution Establishing Series of Preferred
                        Stock of the Company.
           *4(p)     -- Form of Guarantees with respect to Preferred Securities.
           *5        -- Opinion and Consent of Vinson & Elkins L.L.P.
           *8        -- Opinion and Consent of Vinson & Elkins L.L.P. with respect to certain tax matters.
           12        -- Computation of Ratio of Earnings to Fixed Charges.
          *23(a)     -- Consent of Vinson & Elkins L.L.P. (contained in their opinions in
                        Exhibits 5 and 8).
           23(b)     -- Consent of Ernst & Young LLP, Independent Auditor.
           23(c)     -- Consent of Coopers & Lybrand L.L.P., Independent Accountants.
           24        -- Powers of Attorney.
          *25        -- Form T-1 Statement of Eligibility of Chemical Bank, as Trustee under the Senior Indenture, Senior Subordinated Indenture and Junior
                        Subordinated Indenture.

---------------

 * To be filed by Amendment.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

   ITEM 17. UNDERTAKINGS

     The registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (6) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in Item 15, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERICAN GENERAL CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MARCH 29, 1995.

                                          AMERICAN GENERAL CORPORATION
                                          (Registrant)

                                          By:        AUSTIN P. YOUNG
                                              -------------------------------
                                                     Austin P. Young
                                                Senior Vice President and
                                                 Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERICAN GENERAL DELAWARE, L.L.C. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MARCH 29, 1995.

                                          AMERICAN GENERAL DELAWARE, L.L.C.
                                          (Registrant)

                                          By: American General Corporation,
                                              as Manager

                                          By:         AUSTIN P. YOUNG
                                              -------------------------------
                                                      Austin P. Young
                                                Senior Vice President and
                                                 Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AMERICAN GENERAL CAPITAL, L.L.C. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MARCH 29, 1995.

                                          AMERICAN GENERAL CAPITAL, L.L.C.
                                          (Registrant)

                                          By: American General Corporation,
                                              as Manager

                                          By:         AUSTIN P. YOUNG
                                               -------------------------------
                                                      Austin P. Young
                                                Senior Vice President and
                                                 Chief Financial Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH AMERICAN GENERAL CORPORATION (AS A REGISTRANT AND THE MANAGER OF EACH OF AMERICAN GENERAL DELAWARE, L.L.C. AND AMERICAN GENERAL CAPITAL, L.L.C.) INDICATED ON MARCH 29, 1995.

                  SIGNATURE                                          TITLE
                  ---------                                          -----

               HAROLD S. HOOK*                   Chairman of the Board, Chief Executive
------------------------------------------       Officer and Director (principal executive
               Harold S. Hook                    officer)


               AUSTIN P. YOUNG                   Senior Vice President and Chief Financial
------------------------------------------       Officer (principal financial officer)
               Austin P. Young


               PAMELA J. PENNY                   Vice President and Controller (principal
------------------------------------------       accounting officer)
               Pamela J. Penny


              J. EVANS ATTWELL*
------------------------------------------
             (J. Evans Attwell)                  Director


              BRADY F. CARRUTH*
------------------------------------------
             (Brady F. Carruth)                  Director


           W. LIPSCOMB DAVIS, JR.*
------------------------------------------
          (W. Lipscomb Davis, Jr.)               Director


             ROBERT M. DEVLIN*
------------------------------------------
             (Robert M. Devlin)                  Director


               LARRY D. HORNER*
------------------------------------------
              (Larry D. Horner)                  Director


            RICHARD J.V. JOHNSON*
------------------------------------------
           (Richard J.V. Johnson)                Director


             ROBERT E. SMITTCAMP*
------------------------------------------
            (Robert E. Smittcamp)                Director

                  SIGNATURE                                          TITLE
                  ---------                                          -----

               JAMES R. TUERFF*
------------------------------------------
              (James R. Tuerff)                  Director

*By:            JON P. NEWTON
------------------------------------------
      (Jon P. Newton, Attorney-in-fact)

                                 EXHIBIT INDEX

                                                                                    SEQUENTIALLY
 EXHIBIT                                                                             NUMBERED
  NUMBER                                 DESCRIPTION                                   PAGE
----------                               -----------                                -----------

     *1(a)   -- Form of Underwriting Agreement (Debt Securities and Warrants to
                purchase Debt Securities), including forms of Pricing Agreement and Delayed Delivery Contract.

     *1(b)   -- Form of Underwriting Agreement (Common Stock and Warrants to
                Purchase Common Stock), including forms of Pricing Agreement and
                Delayed Delivery Contract.

     *1(c)   -- Form of Underwriting Agreement (Preferred Stock and Warrants to
                Purchase Preferred Stock), including forms of Pricing Agreement and Delayed Delivery Contract.

     *1(d)   -- Form of Underwriting Agreement (Preferred Securities).

     *4(a)   -- Form of Senior Indenture, dated as of March   , 1995, between the
                Company and Chemical Bank, as Trustee. The form or forms of
                Senior Securities with respect to each particular offering will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

     *4(b)   -- Form of Senior Subordinated Indenture, dated as of March   ,
                1995, between the Company and Chemical Bank, as Trustee. The form or forms of Senior Subordinated Securities with respect to each particular offering will be filed as an exhibit to a Current
                Report on Form 8-K and incorporated herein by reference.

     *4(c)   -- Form of Junior Subordinated Indenture, dated as of March   ,
                1995, between the Company and Chemical Bank, as Trustee. The form or forms of Junior Subordinated Debentures with respect to each particular offering will be filed as an exhibit to a Current
                Report on Form 8-K and incorporated herein by reference.

      4(d)   -- Restated Articles of Incorporation of the Company (including
                Statement of Resolution Establishing Series of Shares of Series A
                Junior Participating Preferred Stock) (incorporated by reference to Exhibit 4.1 to Registration Statement No. 33-33115 of the
                Company).

      4(e)   -- Rights Agreement dated as of July 27, 1989 between the Company and Texas Commerce Bank National Association, as Rights Agent,
                and First Amendment, dated as of October 26, 1992 (incorporated by reference to Exhibit 4 to the Company's Quarterly Report on
                Form 10-Q for the quarter ended June 30, 1989, and to Exhibit 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1992, respectively).

      4(f)   -- Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993).

     *4(g)   -- Form of Debt Warrant Agreement, including form of Debt Warrant
                Certificates.

    **4(h)   -- Form of Preferred Stock Warrant Agreement, including form of
                Preferred Stock Warrant Certificates.

    **4(i)   -- Form of Common Stock Warrant Agreement, including form of Common
                Stock Warrant Certificates.

      4(j)   -- Certificate of Formation of American General Delaware, L.L.C.

                                                                                    SEQUENTIALLY
 EXHIBIT                                                                              NUMBERED
  NUMBER                                 DESCRIPTION                                    PAGE
----------                               -----------                                 -----------
      4(k)   -- Limited Liability Company Agreement of American General Delaware,
                L.L.C.

     *4(l)   -- Form and terms of American General Delaware, L.L.C. Preferred
                Securities.

      4(m)   -- Certificate of Formation of American General Capital, L.L.C.

      4(n)   -- Limited Liability Company Agreement of American General Capital,
                L.L.C.

    **4(o)   -- Form of Statement of Resolution Establishing Series of Preferred
                Stock of the Company.

     *4(p)   -- Form of Guarantees with respect to Preferred Securities.

     *5      -- Opinion and Consent of Vinson & Elkins L.L.P.

     *8      -- Opinion and Consent of Vinson & Elkins L.L.P. with respect to certain tax matters.

     12      -- Computation of Ratio of Earnings to Fixed Charges.

    *23(a)   -- Consent of Vinson & Elkins L.L.P. (contained in their opinions in
                Exhibits 5 and 8).

     23(b)   -- Consent of Ernst & Young LLP, Independent Auditor.

     23(c)   -- Consent of Coopers & Lybrand L.L.P., Independent Accountants.

     24      -- Powers of Attorney.

    *25      -- Form T-1 Statement of Eligibility of Chemical Bank, as Trustee
                under the Senior Indenture, Senior Subordinated Indenture and
                Junior Subordinated Indenture.

---------------

 * To be filed by Amendment.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.